   As filed with the Securities and Exchange Commission on February 17, 1999
                          Registration No. 333-_______
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              ---------------------
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                           THE PEOPLES HOLDING COMPANY
             (Exact name of registrant as specified in its charter)

 Mississippi                         6712                        64-0676974
(State or other                (Primary Standard              (I.R.S. Employer
jurisdiction of            Industrial Classification         Identification No.)
incorporation)                    Code Number)
                              ---------------------
                                 209 Troy Street
                         Tupelo, Mississippi 38801-4827
                                  (601)680-1001
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ---------------------
                                  John W. Smith
                           The Peoples Holding Company
                                 209 Troy Street
                         Tupelo, Mississippi 38801-4827
                                  (601)680-1001
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ---------------------
                                   COPIES TO:
Ann W. Langston                         Kathryn L. Knudson
GERRISH & MCCREARY, P.C.                POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
700 Colonial Road, Suite 200            191 Peachtree Street, N.E.
Memphis, TN  38117                      16th Floor
(901) 767-0900                          Atlanta, GA   30303
                                        (404) 572-6952

Approximate date of commencement of proposed sale of securities to the public:
As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ___ If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___ If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

                         Calculation of Registration Fee

-----------------------------------------------------------------------------------------------------------------------------------
Title of each class of                                Proposed maximum          Proposed maximum
securities to be                                      offering price per        aggregate offering         Amount of
registered                  Amount to be              share(2)                  price(3)                   registration fee
                            registered(1)
Common Stock par value
$5.00 per share             347,405                                             $5,167,344                 $1,436.00
-----------------------------------------------------------------------------------------------------------------------------------

(1) Calculated as of February 1, 1999, as the product of the 124,966 outstanding shares of Inter-City Federal Bank for Savings ("Inter-City") to be exchanged based on an exchange ratio of 2.78.
(2)      Not applicable.
(3) Calculated as the product of outstanding shares of Inter-City times the book value per share on February 1, 1999 of $41.35 per share, pursuant to Rule 457(f)(2).
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective under Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INTER-CITY FEDERAL BANK FOR SAVINGS
228 MAIN STREET
LOUISVILLE, MISSISSIPPI 39339


MERGER PROPOSED - YOUR VOTE IS IMPORTANT.

The board of directors of Inter-City Federal Bank for Savings and The Peoples Holding Company have agreed on a merger between Inter-City and The Peoples Bank & Trust Company. In the merger Inter-City shareholders will receive 2.78 shares of Peoples Holding common stock for each share of Inter-City common stock, and generally will not have to pay federal income taxes on the Peoples Holding common stock they receive in the merger.

Peoples Holding common stock trades on the American Stock Exchange under the symbol "PHC."

I cordially invite you to attend our special meeting of shareholders to vote on the merger. We cannot complete the merger unless the holders of two-thirds of Inter-City common stock approve it. Your board of directors believes the merger is in the best interest of Inter-City shareholders and unanimously recommends that our shareholders vote to approve the merger. No vote of Peoples Holding shareholders is required to approve the merger.

The date, time and place of the meeting are:

March ___, 1999
2:00 p.m., local time
Inter-City Federal Bank for Savings
228 Main Street
Louisville, Mississippi

This proxy statement/prospectus gives you detailed information about the proposed merger. We encourage you to read this entire document carefully.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you fail to return your proxy card or vote in person, the effect will be a vote against approval of the merger. You can revoke your proxy by sending a later-dated proxy card to Inter-City's Secretary anytime before the special meeting or by attending the meeting and voting in person.

THE BOARD OF DIRECTORS ENTHUSIASTICALLY SUPPORTS THE MERGER AND WE URGE YOU TO VOTE "FOR" THE MERGER AGREEMENT.

Thank you for your support.



Terry L. Woods
President

NEITHER THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE PEOPLES HOLDING COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated February __, 1999 and was first mailed to shareholders of Inter-City on February __, 1999.

                       INTER-CITY FEDERAL BANK FOR SAVINGS
                             LOUISVILLE, MISSISSIPPI

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH ___, 1999


NOTICE IS HEREBY GIVEN that the Board of Directors of Inter-City Federal Bank for Savings has called a special meeting of shareholders of Inter-City to be held at the main office of Inter-City, at 228 Main Street, Louisville, Mississippi, on March ___, 1999, at 2:00 p.m., local time, for the following purposes:

1. To consider and vote on the Agreement and Plan of Merger, dated December 14, 1998, between Inter-City Federal Bank for Savings, The Peoples Holding Company and The Peoples Bank & Trust Company. The merger agreement provides that Peoples Holding will acquire all the issued and outstanding common stock of Inter-City through the merger of Inter-City into Peoples Bank. In the merger, each outstanding share of common stock, par value $.01, of Inter-City will be converted into 2.78 shares of Peoples Holding common stock, par value $5.00 per share, except for shares as to which dissenters' rights have been exercised and perfected under applicable Federal law, and each Inter-City shareholder will receive cash in lieu of any remaining fractional share, all as described more fully in the accompanying proxy statement/prospectus. We are attaching the merger agreement as Appendix A to this proxy statement/prospectus.

2. To transact such other business as may be properly brought before the special meeting or any adjournments of that meeting.

Only shareholders of record of Inter-City common stock at the close of business on February __, 1999, are entitled to receive notice of and to vote at the special meeting and any adjournments or postponements of that meeting.

Inter-City shareholders are invited to attend the special meeting in person. Whether or not you plan to attend the special meeting, your board of directors urges you to complete, sign and date and return as soon as possible the enclosed proxy card. A proxy may be revoked by the record holder of the shares it represents at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of Inter-City a written withdrawal bearing a later date, or by attending and voting at the special meeting in person. The affirmative vote of the record holders of two-thirds of the outstanding stock of Inter-City is required to approve the proposed Agreement and Plan of Merger.

AS A SHAREHOLDER OF INTER-CITY, YOU MAY DISSENT TO THE PROPOSED MERGER IF YOU COMPLY WITH THE PROCEDURES REQUIRED BY TITLE 12 OF THE CODE OF FEDERAL REGULATIONS PART 552.14, AND YOU WILL BE ENTITLED TO DEMAND PAYMENT OF THE FAIR VALUE OF YOUR SHARES OF INTER-CITY COMMON STOCK. WE HAVE ATTACHED A COPY OF THIS LAW AS APPENDIX B TO THIS PROXY STATEMENT/PROSPECTUS. IF YOU ARE CONSIDERING EXERCISING DISSENTERS' RIGHTS, YOU SHOULD CAREFULLY REVIEW THESE MATERIALS AND INFORMATION BEFORE VOTING AT THE SPECIAL MEETING.

                                         By order of the Board of Directors,


Louisville, Mississippi                  Terry L. Woods
February __, 1999                        President

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

QUESTIONS AND ANSWERS ABOUT THE MERGER............................................................................3

SUMMARY...........................................................................................................4

COMPARATIVE PER SHARE DATA........................................................................................6

SELECTED FINANCIAL INFORMATION....................................................................................8

THE SPECIAL MEETING..............................................................................................11
         Purposes of the Special Meeting.........................................................................11
         Time, Date and Place of the Special Meeting.............................................................11
         Record Date; Shares Outstanding and Entitled to Vote....................................................11
         Required Vote of Shareholders...........................................................................11
         Voting and Withdrawal of Proxies .......................................................................11
         Solicitation of Proxies ................................................................................11

THE PROPOSED MERGER..............................................................................................12
         Background of the Merger................................................................................12
         Reasons for the Merger..................................................................................13
         Opinion of Inter-City's Financial Advisor...............................................................13
         General Information about the Merger....................................................................19
         How to Exchange Inter-City Common Stock for
             Peoples Holding Common Stock........................................................................19
         Conditions for the Merger...............................................................................20
         Termination Provisions..................................................................................20
         Effective Date..........................................................................................21
         Expenses and Fees Related to the Merger.................................................................21
         Regulatory Approvals....................................................................................21
         Rights of Dissenting Shareholders of Inter-City.........................................................21
         Accounting Treatment....................................................................................22
         Directors and Executive Officers Following the Merger...................................................23
         Interests of Inter-City's Board and Management in the Merger............................................23
         Material Federal Income Tax Consequences of the Merger..................................................23
         Resales of Peoples Holding Common Stock to be Received by Affiliates
           of Inter-City.........................................................................................24
         Differences in Rights of Peoples Holding and Inter-City Shareholders....................................24

COMPARATIVE MARKET PRICES AND DIVIDENDS..........................................................................26
         Peoples Holding Market Prices...........................................................................26
         Inter-City Market Prices................................................................................27
         Dividends...............................................................................................27

DESCRIPTION OF PEOPLES HOLDING COMMON STOCK......................................................................27

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS......................................................28

INFORMATION ABOUT PEOPLES HOLDING................................................................................37
         Business of Peoples Holding ............................................................................37
         Recent Developments.....................................................................................37
         Selected Historical Financial Data of Peoples Holding ..................................................38

SUPERVISION AND REGULATION.......................................................................................39

INFORMATION ABOUT INTER-CITY.....................................................................................41
         Business of Inter-City..................................................................................41
         Security Ownership of  Management of Inter-City.........................................................42
         Selected Historical Financial Data of Inter-City........................................................43
         Management's Discussion and Analysis of Financial
           Condition and Results of Operations of Inter-City.....................................................44

EXPERTS..........................................................................................................50

LEGAL MATTERS....................................................................................................50

WHERE YOU CAN FIND MORE INFORMATION..............................................................................50

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................................................................51

CAUTIONARY STATEMENT CONCERNING FORWARDING-LOOKING INFORMATION...................................................51

APPENDICES

Appendix A - Agreement and Plan of Merger by and between Peoples Holding, Peoples Bank and Inter-City, dated December 14,
             1998.

Appendix B - Rights of Dissenting Shareholders as set forth in Title 12 of the Code of Federal Regulations Part 552.14.

Appendix C - Opinion of The Carson Medlin Company

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS OF INTER-CITY.....................................................................F-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       WHAT WILL HAPPEN IN THE MERGER?

A: The businesses and operations of Inter-City and Peoples Bank will be combined into a single, larger financial institution.

Q:       HOW WILL I BE AFFECTED BY THE MERGER?

A: If the merger is completed, you will receive 2.78 shares of Peoples Holding common stock in exchange for each share of Inter-City common stock you own. You will receive cash instead of any fractional Peoples Holding shares.

Q:       WHAT DO I NEED TO DO NOW?

A: Just indicate on your proxy card how you want to vote, and sign and mail the proxy card in the enclosed envelope as soon as possible so that your shares of Inter-city common stock will be represented at the special meeting even if you cannot attend.

Q:       WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: You may send in a later-dated proxy card or you may attend the special meeting and vote your shares in person. If you have already mailed your proxy card and want to vote in person, before the meeting you should notify the Secretary of Inter-City.

Q:       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. Peoples Holding will send you written instructions for exchanging your Inter-City common stock certificates for Peoples Holding common stock certificates.

Q:       WHAT ARE THE TAX CONSEQUENCES TO ME?

A: We expect that the exchange of shares by Inter-City shareholders generally to be tax free to Inter-City, Peoples Holding and Inter-City shareholders for U.S. federal income tax purposes. You will have to pay taxes on a portion of any cash you receive instead of fractional shares or if you dissent and receive cash payment for your Inter-City shares.

         YOUR TAX CONSEQUENCES DEPEND ON YOUR PERSONAL SITUATION. YOU ARE ENCOURAGED TO CONSULT YOUR TAX ADVISOR.

Q:       WHEN WILL THE MERGER BE COMPLETED?

A: We are working to complete the merger during the first quarter of 1999. There could be delays.

Q:       WHO CAN HELP ANSWER MY QUESTIONS?

A: If you want additional copies of this document of if you want to ask any questions about the merger, you should contact:

                         Inter-City Federal Bank for Savings
                         Mr. Terry Woods
                         228 Main Street
                         Louisville, MS  29325
                         Telephone (601) 773-8061

Please rely only on the information in this proxy statement/prospectus or information that we have referred you to review. We have not authorized anyone to provide you with different information.

                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY
STATEMENT/PROSPECTUS. THIS SUMMARY IS NOT COMPLETE AND YOU ARE ENCOURAGED TO READ THE MORE DETAILED INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS.

PARTIES TO THE MERGER

The Peoples Holding Company and The Peoples Bank & Trust Company
209 Troy Street
Tupelo, Mississippi  38801
(601) 680-1001

Peoples Holding is the holding company for Peoples Bank. See "Information about Peoples Holding - Business of Peoples Holding," page __.

Inter-City Federal Bank for Savings
228 Main Street
Louisville, Mississippi  39339
(601) 773-8061

Inter-City is a federally chartered savings bank. See "Information about Inter-City - Business of Inter-City," page __.

MEETING TO BE HELD ON MARCH __, 1999

The special meeting will be held at 2:00 p.m., local time, at Inter-City's main office, 228 Main Street, Louisville, Mississippi, on March __, 1999. At this meeting you will vote on the merger agreement and conduct any other business that properly arises. See "The Special Meeting," page __.

RECORD DATE SET AT FEBRUARY __, 1999; ONE VOTE PER SHARE

You can vote at the special meeting only if you owned shares of Inter-City common stock at the close of business on February __, 1999. On February _, 1999, there were 124,966 shares of Inter-City common stock outstanding. Each share has one vote.

TWO-THIRDS INTER-CITY VOTE REQUIRED

The merger requires the approval of the holders of two-thirds of the outstanding shares of Inter-City common stock. As of __________ __, 1999, Inter-City's directors, executive officers and holders of 5% or more of Inter-City's outstanding shares owned about 35.31% of the Inter-City common stock entitled to vote at the special meeting, and we expect all of the directors and executive officers to vote all their shares in favor of the merger. See "The Inter-City Special Meeting - Required Vote of Inter-City Shareholders," page __.

RECOMMENDATION OF THE INTER-CITY BOARD OF DIRECTORS

The board of directors of Inter-City believes that the proposed merger of Peoples Bank and Inter-City is in the best interests of its shareholders, and unanimously recommends a vote FOR approval of the merger agreement. See "The Proposed Merger Reasons for the Merger," page __.

THE MERGER AGREEMENT

We have attached the merger agreement as Appendix A to this proxy statement/prospectus. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

HOW TO EXCHANGE INTER-CITY COMMON STOCK FOR PEOPLES HOLDING COMMON STOCK

Promptly after the merger is completed, Peoples Holding will select an exchange agent to mail to the former shareholders of Inter-City a letter of transmittal, along with instructions for exchanging certificates for shares of Inter-City common stock for certificates for shares of Peoples Holding common stock. Inter-City shareholders should not send your stock certificates until you receive the form letter of transmittal and instructions. See "The Proposed Merger - How to Exchange Inter-City Common Stock for Peoples Holding Common Stock," page ___.

REGULATORY APPROVALS AND OTHER CONDITIONS FOR THE MERGER

The merger must be approved by the Federal Deposit Insurance Corporation, the Mississippi Department of Banking and Consumer Finance and the Office of Thrift Supervision. Applications for the required approvals have been filed and are pending at this time.

These conditions must be met for us to complete the merger:

-        Approval of the merger agreement by the Inter-City shareholders
-        Receipt of legal opinions
-        Completion of the merger as a pooling-of-interests
- No material adverse change in the financial condition or results of operations of Inter-City or Peoples Holding.

See "The Proposed Merger - Conditions to Consummation of the Merger," page ___.

TERMINATION PROVISIONS OF THE MERGER AGREEMENT

The merger agreement may be terminated at any time before the merger is completed:

- by the mutual consent of the boards of directors of Peoples Holding and Inter-City
- by the board of directors of Peoples Holding or Inter-City in the event of material breach of any agreement, covenant, representation or warranty by the other party
-        by either party if the merger is not completed by June 30, 1999
- by Inter-City if the Inter-City shareholders fail to approve the merger.

See "The Proposed Merger - Termination Provisions," page __.

INTERESTS OF INTER-CITY'S BOARD AND MANAGEMENT IN THE MERGER

Please be aware that some directors and officers of Inter-City's may have interests in the merger that are in addition to their interests as Inter-City shareholders. One current member of the board of directors of Inter-City will be appointed to the boards of directors of Peoples Holding and Peoples Bank. Peoples Holding will indemnify the directors and officers of Inter-City to the fullest extent permitted by federal law and the charter and bylaws of Inter-City against all liabilities and the expense of defending claims of liabilities. See "The Proposed Merger - Interests of Inter-City's Board and Management in the Merger," page __.

PEOPLES HOLDING TO USE POOLING-OF-INTERESTS ACCOUNTING TREATMENT

The merger is expected to be accounted for as a pooling-of-interests.

DIFFERENCES IN SHAREHOLDERS' RIGHTS

When the merger is completed, Inter-City shareholders will automatically become Peoples Holding shareholders, and your rights as Peoples Holding shareholders will be determined by Peoples Holding's articles of incorporation and bylaws and Mississippi law.

The rights of Peoples Holding shareholders differ from the rights of Inter-City shareholders in several ways, some of which constitute anti-takeover provisions provided for in the governing documents of Peoples Holding. See "The Proposed Merger - Differences in Rights of Peoples Holding and Inter-City Shareholders," page __.

COMPARATIVE PRICES OF PEOPLES HOLDING COMMON STOCK AND INTER-CITY COMMON STOCK

Peoples Holding common stock is traded on the American Stock Exchange under the symbol "PHC."

Inter-City common stock is not listed for quotation on any stock exchange and is not actively traded.

The following table sets forth the closing sales prices reported on the American Stock Exchange for Peoples Holding common stock on October 19, 1998, the last trading date preceding the date of the announcement of the merger, the most recent known sales price for Inter-City common stock before October 20, 1998, as well as the per share equivalent price for Inter-City common stock on October 19, 1998.


                                                             Per Share Price On
                                                             October 19, 1998
                                                           (before announcement)
                                                           ---------------------


Peoples Holding Common Stock - historical                           $33.38
Inter-City Common Stock - historical                                $45.00
                        - equivalent (1)                            $92.80

(1) The equivalent per share price of Inter-City common stock represents the closing sales price of a share of Peoples Holding common stock on October 19, 1998 multiplied by the exchange ratio of 2.78.


                           COMPARATIVE PER SHARE DATA

The following table sets forth at the dates and for the periods indicated, (1) selected comparative per share data for Peoples Holding and Inter-City on an historical basis, and (2) selected unaudited pro forma comparative per share data reflecting the completion of the merger. The unaudited pro forma data has been prepared giving effect to the merger as a pooling-of-interests. The equivalent pro forma per share data for Inter-City is computed by multiplying the pro forma combined information by the exchange ratio of 2.78 shares of Peoples Holding common stock for each share of Inter-City common stock. The following information is not necessarily indicative of the results of operations or combined financial position that would have resulted had the merger been completed at the beginning of the periods presented, nor is it necessarily indicative of the results of operations of future periods or of future combined financial position.

The information shown below should be read in conjunction with, and is qualified in its entirety by, the historical financial statements of Peoples Holding and Inter-City, including the notes thereto, incorporated by reference or appearing elsewhere in this proxy statement/prospectus, and the pro forma financial information included herein. See "Incorporation of Certain Documents By Reference," and "Unaudited Pro Forma Combined Condensed Financial Statements."

                                                                 For the
                                                                Nine Months
                                                                   Ended                For the Year Ended December 31,
                                                               September  30,   ----------------------------------------------
                                                                    1998           1997              1996              1995
                                                                 ----------     ----------        ----------        ----------
 NET INCOME PER COMMON SHARE:
        Peoples Holding historical - basic and diluted           $     1.45     $     1.82        $     1.62        $     1.57
        Inter-City historical - basic                            $     2.18     $     2.91        $     1.74        $     2.56
        Inter-City historical - diluted                          $     2.18     $     2.91        $     1.74        $     2.55

        Pro forma combined:
        Peoples Holding/Inter-City - basic                       $     1.41     $     1.77        $     1.57        $     1.54
        Peoples Holding/Inter-City - diluted                     $     1.41     $     1.77        $     1.57        $     1.54

        Pro forma equivalents for Inter-City:
        Peoples Holding/Inter-City - basic                       $     3.92     $     4.92        $     4.36        $     4.28
        Peoples Holding/Inter-City - diluted                     $     3.92     $     4.92        $     4.36        $     4.28

CASH DIVIDENDS DECLARED PER
COMMON SHARE:
        Peoples Holding historical                               $     0.52     $     0.57        $     0.50        $     0.46
        Inter-City historical                                    $     1.00     $     0.75        $     2.64        $     0.45

        Pro forma equivalents:
           For Inter-City                                        $     1.43     $     1.55        $     1.46        $     1.23

BOOK VALUE PER COMMON SHARE (PERIOD END):
        Peoples Holding historical                               $    18.03     $    16.75        $    15.46        $    14.50
        Inter-City historical                                    $    40.87     $    39.67        $    37.56        $    40.93

        Pro forma combined:
        Peoples Holding/Inter-City                               $    17.81     $    16.61        $    15.41        $    14.52

        Pro forma equivalents for Inter-City:
           Peoples Holding/Inter-City                            $    49.51     $    46.18        $    42.83        $    40.35

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING:

        Peoples Holding historical - basic and diluted            5,856,782      5,859,472         5,859,472         5,859,472
        Inter-City historical - basic                               124,966        124,966           116,391           113,476
        Inter-City historical - diluted                             124,966        124,966           116,391           114,138

        Pro forma combined:
           Peoples Holding/Inter-City  - basic                    6,204,187      6,206,877         6,183,038         6,174,937
           Peoples Holding/Inter-City  - diluted                  6,204,187      6,206,877         6,183,038         6,176,776

                         SELECTED FINANCIAL INFORMATION

The following table sets forth (1) Summary selected financial information for each of Peoples Holding and Inter-City on an historical basis, and (2) summary unaudited pro forma selected financial information reflecting the completion of the merger. The pro forma information assumes the companies had been combined for each period presented on a pooling-of-interests accounting basis and is based on the historical statements of income of Peoples Holding and Inter-City, giving effect to the pro forma adjustments described in the Notes to the Unaudited Pro Forma Combined Condensed Financial Statements on page ____. See "The Proposed Merger - Accounting Treatment." The summary selected financial information for each of Peoples Holding and Inter-City and the unaudited pro forma selected financial information have been prepared based on the historical financial statements of Peoples Holding and Inter-City for each of the three years in the period ended December 31, 1997, and the nine months ended September 30, 1998 and 1997. Peoples Holding's fiscal year end is December 31 while Inter-City's fiscal year end is March 31. For purposes of the following tables, Inter-City financial data is presented consistently with the fiscal year end of Peoples Holding.

The data should be read in conjunction with the historical financial statements, related notes and other financial information for Peoples Holding and Inter-City incorporated by reference or included elsewhere in this proxy statement/prospectus. The results of operations for the nine-month period ended September 30, 1998, may not be indicative of the results of operations to be achieved for the year ending December 31, 1998, or for future interim periods. The unaudited pro forma selected financial information does not purport to represent the actual results of operations or the financial condition of the combined companies had the merger actually occurred in the periods or on the dates indicated. The September 30, 1998 financial information presented is unaudited. In the opinion of management, such information is fairly stated and has been prepared in accordance with generally accepted accounting principles. See "Unaudited Pro Forma Combined Condensed Financial Statements."

SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION

                                             Nine Months Ended                        Year Ended
                                                September 30,                         December 31,
                                          ------------------------       ----------------------------------------
                                             1998           1997            1997            1996           1995
                                          ----------       -------       ----------       --------       --------
                                                              (In thousands, except ratios)
FINANCIAL CONDITION
(At end of period)
Total assets
       Peoples Holding                    $1,041,866       946,486       $  971,055       $893,089       $841,699
       Inter-City                             43,632        38,791           40,884         34,015         32,572
       Pro forma combined:
         Peoples Holding/Inter-City        1,085,498       985,277        1,011,939        927,104        874,271

Investment securities
       Peoples Holding                    $  304,057       261,635          248,632        246,110        217,744
       Inter-City                              2,259         4,173            2,298            829          2,311
       Pro forma combined:
         Peoples Holding/Inter-City          306,316       265,808          250,930        246,939        220,055

Loans, net
       Peoples Holding                    $  651,988       600,944          618,841        553,443        509,973
       Inter-City                             36,256        33,119           33,524         30,546         29,025
       Pro forma combined:
         Peoples Holding/Inter-City          688,244       634,063          652,365        583,989        538,998

Total deposits
       Peoples Holding                    $  890,059       792,166          834,914        772,842        739,545
       Inter-City                             37,811        33,161           35,147         28,335         27,076
       Pro forma combined:
         Peoples Holding/Inter-City          927,870       825,327          870,061        804,174        766,621

Borrowed funds
       Peoples Holding                    $   23,680        45,251           24,555         17,529          6,713
       Inter-City                                467           518              505            554            600
       Pro forma combined:
         Peoples Holding/Inter-City           24,147        45,769           25,060         18,083          7,313

Stockholders' equity
       Peoples Holding                    $  105,380        96,026           98,151         90,560         84,960
       Inter-City                              5,107         4,886            4,958          4,693          4,675
       Pro forma combined:
         Peoples Holding/Inter-City          110,487       100,912          103,109         95,254         89,635

SELECTED FINANCIAL RATIOS

                                              Nine Months                   Year Ended
                                                 Ended                      December 31,
                                              September 30,     -------------------------------------
                                                  1998           1997           1996           1995
                                                 -------        -------        -------        -------

Return on average assets
     Peoples Holding                               1.12%          1.14%          1.10%          1.13%
     Inter-City                                    0.88%          0.97%          0.61%          0.91%
     Pro forma combined:
         Peoples Holding/Inter-City                1.11%          1.13%          1.08%          1.12%

Return on average stockholders' equity
     Peoples Holding                              11.20%         11.25%         10.88%         11.45%
     Inter-City                                    7.30%          7.52%          4.31%          6.38%
     Pro forma combined:
         Peoples Holding/Inter-City               11.02%         11.07%         10.54%         11.18%


Tier 1 risk-based capital (at end of period)
     Peoples Holding                              14.15%         14.46%         15.10%         14.87%
     Inter-City                                   17.59%         19.29%         20.35%         21.63%
     Pro forma combined:
         Peoples Holding/Inter-City               14.29%         14.65%         15.30%         15.15%


Total risk-based capital (at end of period)
     Peoples Holding                              15.40%         15.71%         16.35%         16.14%
     Inter-City                                   18.05%         19.74%         20.79%         22.04%
     Pro forma combined:
         Peoples Holding/Inter-City               15.51%         15.87%         16.52%         16.37%


Tier 1 leverage (at end of period)
     Peoples Holding                               9.39%          9.86%          9.91%          9.67%
     Inter-City                                   11.70%         12.12%         13.79%         14.35%
     Pro forma combined:
         Peoples Holding/Inter-City                9.49%          9.96%         10.06%          9.85%


                               THE SPECIAL MEETING


PURPOSES OF THE SPECIAL MEETING

The purposes of the special meeting are to:

-        Vote on the merger agreement, and

-        Act on any matters that may properly come before the special meeting.

TIME, DATE AND PLACE OF THE SPECIAL MEETING

The Inter-City Special Meeting will be held at the main office of Inter-City, 228 Main Street, Louisville, Mississippi, at 2:00 p.m., local time, on March __, 1999.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

Only the record holders of Inter-City common stock at the close of business on the Inter-City record date of February __, 1999 are entitled to notice of and to vote at the Inter-City special meeting and any postponement or adjournments of that meeting. On February __, 1999, there were 124,966 shares of Inter-City common stock outstanding, with each share being entitled to one vote on each matter properly coming before the Inter-City special meeting.

REQUIRED VOTE OF SHAREHOLDERS

The merger agreement must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Inter-City common stock. Accordingly, abstentions and broker non-votes will have the same effect as votes against approval of the merger agreement. As of the Inter-City record date, Inter-City's directors and executive officers beneficially owned as a group approximately 44,130 shares (35.31%) of the outstanding Inter-City common stock. All of the directors and executive officers of Inter-City have indicated their intention to vote all their shares in favor of approval of the merger agreement.

VOTING AND WITHDRAWAL OF PROXIES

The proxies for Inter-City shareholders which accompany this proxy statement/prospectus permit each holder of record of Inter-City common stock on the Inter-City record date to vote on all matters to come before the Inter-City special meeting. Inter-City common stock represented by properly executed proxies, unless previously revoked, will be voted at the Inter-City special meeting by the instructions on the proxy card. IF NO INSTRUCTIONS ARE INDICATED, THE SHARES WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT.

No additional business is presently scheduled to be conducted at the Inter-City special meeting, and it is not anticipated that other matters will be brought before the Inter-City special meeting. If, however, other appropriate matters are brought before the Inter-City special meeting, the persons appointed as proxies will have discretion to vote or act on those matters according to their best judgment.

An Inter-City shareholder executing and returning a proxy card has the power to revoke it at any time before it is voted. An Inter-City shareholder who wishes to revoke a proxy may do so by filing with the Secretary of Inter-City prior to the Inter-City special meeting, a written withdrawal or a duly executed proxy bearing a later date or by voting in person at the special meeting. ATTENDANCE AT THE SPECIAL MEETING ALONE DOES NOT WITHDRAW A PROXY. Written withdrawal can be made to Ms. Lisa Henderson, Secretary, Inter-City Federal Bank for Savings, 228 Main Street, Louisville, Mississippi 39339.

SOLICITATION OF PROXIES

In addition to solicitation by mail, directors, officers and other employees of Inter-City, who will not be specially compensated for such service, may solicit proxies from the shareholders of Inter-City, personally or by telephone or by telegraph or other forms of communication. Brokerage houses, banks and other custodians, nominees and fiduciaries will be requested to forward the solicitation to the beneficial owners and to obtain authorization for the execution of proxies. Upon request, those persons and entities will be reimbursed for their reasonable expenses incurred in forwarding the proxy statement/prospectus to beneficial owners of Inter-City common stock.

Each party to the merger will bear its own costs and expenses of soliciting proxies and the printing costs and expenses incurred in connection with this proxy statement/prospectus and the registration statement filed by Peoples Holding with the Securities and Exchange Commission.

INTER-CITY SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARD.


                               THE PROPOSED MERGER

This section of the proxy statement/prospectus describes some aspects of the merger. The following descriptions are not complete and are qualified in their entirety by reference to the merger agreement, which is attached as Appendix A to this proxy statement/prospectus and incorporated by reference in this document. All shareholders of Inter-City are urged to read all of the merger agreement carefully.

BACKGROUND OF THE MERGER

During the second quarter of 1998, the Inter-City board of directors began to discuss whether it would be in the best interests of Inter-City to combine with a larger institution. On May 12, 1998, the Inter-City board appointed a merger committee consisting of three of its directors, Henry Fair, Niles McNeel and Terry Woods, to engage an investment banker to help Inter-City decide among its strategic alternatives.

On July 17, 1998, Inter-City entered into an engagement letter with The Carson Medlin Company for Carson Medlin to identify possible acquirers and to assist Inter-City with its negotiations with them.

Carson Medlin proceeded to prepare a confidential memorandum to assist parties who had expressed an interest in affiliating with Inter-City in making their own evaluation of Inter-City. The confidential memorandum was approved by the Inter-City board of directors on September 9, 1998 and was furnished to five potential acquirers. Certain of the potential acquirers, including Peoples Holding, returned indications of interest to Carson Medlin on September 23, 1998.

On September 29, 1998, Inter-City's executive committee met with a representative of Carson Medlin to discuss the proposals received from potential acquirers. After reviewing the analysis prepared by Carson Medlin and discussing the relative merits of the proposals, the Inter-City executive committee authorized Carson Medlin to continue negotiations with Peoples Holding.

Thereafter, Inter-City (through Carson Medlin) and Peoples Holding negotiated various terms of the proposed merger, including price, and on October 20, 1998, Inter-City and Peoples Holding executed a letter of intent and issued a joint press release announcing the proposed merger.

From October 20, 1998 through November 24, 1998, Inter-City and Peoples Holding conducted due diligence investigations of each other. Inter-City and Peoples Holding also proceeded to negotiate the merger agreement.

On November 24, 1998, at a special meeting of the board of directors of Inter-City, counsel to Inter-City reviewed the proposed merger agreement with the board and also conveyed Carson Medlin's oral opinion that the offer from Peoples Holding was fair to the shareholders of Inter-City from a financial point of view. Following the presentation and subsequent discussion, the Inter-City board authorized its chairman and its president to execute the merger agreement substantially in the form presented to the board of directors, with such changes (other than to the exchange ratio) as Inter-City's merger committee might approve. The board also reconstituted the merger committee to consist of Joseph K. Suttle, Terry Woods and Niles McNeel.

Following the November 24, 1998 Inter-City board meeting, Inter-City and Peoples Holding continued to negotiate certain aspects of the merger agreement, resulting in its execution on December 14, 1998.

REASONS FOR THE MERGER

Inter-City's board of directors has unanimously approved the merger agreement and has determined that the merger is in the best interests of Inter-City and its shareholders. The terms of the merger were the result of arms'-length negotiations between representatives of Inter-City and representatives of Peoples Holding. Without assigning any relative or specific weights to the factors, the board of directors of Inter-City considered the following material factors:

         (1) The value of the consideration to be received by Inter-City shareholders compared to the book value and earnings per share of Inter-City common stock;

         (2) Certain information concerning the financial condition, results of operations and business prospects of Peoples Holding;

         (3) The financial terms of recent business combinations in the financial services industry and a comparison of the multiples of selected combinations with the terms of the proposed transaction with Peoples Holding;

         (4) The alternatives to the merger, including remaining an independent institution;

         (5) The competitive and regulatory environment for financial institutions generally;

         (6) The fact that the merger will enable Inter-city shareholders to exchange their shares of Inter-City common stock in a tax-free transaction for shares of common stock of a regional bank holding company, the stock of which is more widely held and more actively traded; and

         (7) Carson Medlin's opinion that the consideration to be received by Inter-City shareholders as a result of the merger is fair from a financial point of view.

Each director of Inter-City has also agreed to vote his shares of Inter-City common stock in favor of the merger.

INTER-CITY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT INTER-CITY SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

OPINION OF INTER-CITY'S FINANCIAL ADVISOR

Pursuant to an engagement letter dated July 17, 1998, Inter-City retained Carson Medlin to serve as its financial advisor relating to a proposed transaction that would lead to the merger of Inter-City into or the purchase of substantially all of the stock or assets of Inter-City by one of certain potential acquiring financial institutions. As part of its engagement, Carson Medlin agreed to render its opinion as to the fairness, from a financial point of view, of the terms of such a transaction to Inter-City's unaffiliated shareholders. Carson Medlin is a National Association of Securities Dealers, Inc. member investment banking firm that specializes in the securities of southeastern United States financial institutions. As part of its investment banking activities, Carson Medlin is regularly engaged in the valuation of southeastern United States financial institutions and transactions relating to their securities, including mergers and acquisitions.

Carson Medlin rendered its verbal opinion on November 24, 1998 that the aggregate consideration is fair to Inter-City's unaffiliated shareholders from a financial point of view. Carson Medlin subsequently confirmed its opinion as of the date of this proxy statement/prospectus. The full text of Carson Medlin's written opinion dated ____________ is attached as Appendix C to this proxy statement/prospectus and you are encouraged to read it in its entirety. The written opinion explains the procedures followed, assumptions made, matters considered and qualifications of and limitations on the review undertaken by Carson Medlin. Carson Medlin's opinion is addressed to Inter-City's board only, and the opinion does not constitute a recommendation to any Inter-City shareholder as to how a shareholder should vote at Inter-City's special meeting or as to any other matter. The summary of the opinion of Carson Medlin set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion attached as Appendix C.

Carson Medlin has relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purpose of rendering its opinion. Carson Medlin did not undertake any independent evaluation or appraisal of the assets and liabilities of Inter-City or Peoples Holding, nor was it furnished with any such appraisals. Carson Medlin assumed that the financial forecasts reviewed by it have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the managements of Inter-City and Peoples Holding, and that such projected financial results will be realized in the amounts and at the times contemplated.

Carson Medlin is not expert in the evaluation of loan portfolios, underperforming or nonperforming assets, net charge-offs of such assets or the adequacy of allowances for losses; has not reviewed any individual credit files; and has assumed that the loan loss allowances for each of Inter-City and Peoples Holding are adequate to cover such losses. Carson Medlin is not expert in bank operations and has not examined the data processing or other systems of either Inter-City or Peoples Holding with respect to their readiness to satisfy requirements specific to the year 2000 or to similar issues. Carson Medlin assumed that the merger will be recorded as a pooling-of-interests under generally accepted accounting principles. Carson Medlin's opinion is necessarily based on economic, market and other conditions as in effect on the date of its analysis, and on information made available to it dated as of various earlier dates.

In connection with rendering its opinion, Carson Medlin performed a variety of financial analyses. The preparation of a financial fairness opinion of this nature involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, cannot easily be partially analyzed or summarized. Carson Medlin believes that its analyses must be considered together as a whole and that selecting portions of such analyses and the facts considered therein, without considering all other factors and analyses, could create an incomplete view of the analyses and the process underlying Carson Medlin's opinion. In its analyses, Carson Medlin made many assumptions about industry performance, business and economic conditions, and other matters, many of which are beyond the control of Inter-City and Peoples Holding and which may not be realized. Any estimates contained in Carson Medlin's analyses will not necessarily predict future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies are not appraisals and do not necessarily reflect the prices at which such companies or their securities may actually be sold. Carson Medlin did not assign a greater significance to any of its analyses over any other.

To prepare its opinion dated ___________, Carson Medlin reviewed:

         (1) the Agreement and Plan of Merger dated as of December 14, 1998;

         (2) the annual reports to shareholders of Inter-City, including audited financial statements for the five years ended March 31, 1997;

         (3) the proxy statement of Inter-City dated June 19, 1998 for the annual meeting of shareholders held on July 15, 1998;

         (4)      the Thrift Financial Report of Inter-City as of September 30,
                  1998;

         (5) the Uniform Thrift Performance Report for Inter-City for the quarter ended September 30, 1998;

         (6) the annual reports to shareholders of Peoples Holding, including audited financial statements for the five years ended December 31, 1997;

         (7) the annual report on Form 10-K405 of Peoples Holding for the year ended December 31, 1997;

         (8) the proxy statement of Peoples Holding for the annual meeting of shareholders held on April 14, 1998;

         (9) the quarterly report on Form 10-Q of Peoples Holding for the quarter ended September 30, 1998;

         (10) the Consolidated Report of Condition and Income of The Peoples Bank & Trust Company as of June 30, 1998;

         (11) the Uniform Bank Performance Report for The Peoples Bank & Trust Company as of September 30, 1998;

         (12) a preliminary copy of the proxy statement/prospectus prepared for the special meeting of the shareholders of Inter-City to consider the merger; and

         (13) certain other financial and operating information with respect to the business, operations and prospects of Inter-City and Peoples Holding.

Carson Medlin also (1) held discussions with members of the senior management of Inter-City and Peoples Holding; (2) reviewed the historical market prices and trading activity for the common stocks of Inter-City and Peoples Holding, to the extent available, and compared them with those of certain publicly traded companies which it deemed to be relevant; (3) compared the results of operations of Inter-City and Peoples Holding with those of certain publicly traded companies which it deemed to be relevant; (4) compared the proposed financial terms of the merger with the financial terms, to the extent publicly available, of certain other recent business combinations of commercial banking and thrift organizations; (5) analyzed the pro forma financial impact of the merger on Peoples Holding; and (6) conducted such other studies, analyses, inquiries and examinations as Carson Medlin deemed appropriate.

The following is a summary of the principal analyses performed by Carson Medlin in connection with its opinion.

SUMMARY OF TRANSACTION CONSIDERATION. Carson Medlin reviewed the terms of the proposed transaction, including the exchange ratio of Inter-City shares of common stock for Peoples Holding shares of common stock and the total transaction value. Carson Medlin reviewed the implied value of the consideration offered based upon the closing price of Peoples Holding common stock on January 14, 1999 which showed that the implied value of the proposed transaction was approximately $85.14 per share of Inter-City's common stock and the total transaction value was approximately $10.6 million. Carson Medlin calculated that the value of the consideration to Inter-City's shareholders, based on the $30.625 closing price of Peoples Holding' common stock on January 14, 1999 represented 208% of Inter-City's stated book value per share at September 30, 1998, 258% of Inter-City's book value per share adjusted pro forma to reflect Inter-City's capital equal to 8% of September 30, 1998 total assets, and 30.6 times Inter-City's basic and fully diluted earnings per share for the trailing twelve months ended September 30, 1998. Carson Medlin calculated that the total transaction value represented an 18.5% premium on Inter-City's core deposits (defined as the total transaction value minus stated book value, as a percentage of core deposits) and 24.4% of the total assets of Inter-City at September 30, 1998.

COMPARABLE TRANSACTION ANALYSIS. Carson Medlin reviewed certain information relating to 20 selected southeastern thrift and bank mergers announced between January of 1997 and September of 1998 in which the acquired institutions had total assets of from $20 million to $1.5 billion (the "Comparable Transactions"). The Comparable Transactions are (acquiree/acquiror): Seaboard Savings Bank, FSB/1st United Bancorp; BankBoynton, A Federal Savings Bank/Fidelity Bankshares, Inc.; Consumers Bancorp, Inc./Bank United Financial Corporation; UniFirst Federal Savings Bank/Republic Security Financial Corporation; GF Bancshares, Inc./Regions Financial Corporation; Duck Hill Bank/Union Planters Holding Corporation; First Bolivar Capital Corporation/First M&F Corporation; Hollandale Capital Corporation/Guaranty Capital Corporation; United Federal Savings Bank/Triangle Bancorp, Inc.; HFNC Financial Corporation/First Charter Corporation; Scotland Bancorp, Inc./Centura Banks, Inc.; Home Savings Bank of Siler City, Inc., SSB/Capital Bank; Lowcountry Savings Bank, Inc./Carolina First Corporation; First Southeast Financial Corporation/Carolina First Corporation; Investors Savings Bank of South Carolina, Inc./First Financial Holdings, Inc.; Palfed, Inc./Regions Financial Corporation; Virginia First Financial Corporation/BB&T Corporation; Life Bancorp, Inc./BB&T Corporation; and FFVA Financial Corp./One Valley Bancorp., Inc. Carson Medlin considered, among other factors, the earnings, capital level, asset size and quality of assets of the acquired financial institutions. Carson Medlin compared the transaction prices to the then recently reported annual earnings, stated book values, adjusted book values (book value adjusted to 8% of total assets), total assets and core deposits.

Carson Medlin calculated a range of purchase prices as a percentage of stated book value for the Comparable Transactions from a low of 122.3% to a high of 323.3%, with a mean of 188.9%. These transactions indicated a range of values for each share of Inter-City Common Stock from $49.98 per share to $132.12 per share, with a mean of $77.20 per share (based on Inter-City's stated book value of $40.87 per share at September 30, 1998). The value of the transaction is an indicated $85.14 per share of Inter-City Common Stock (based on the price of Peoples Holding's common stock on January 14, 1999 of $30.625), which is above the mean for the Comparable Transactions.

Carson Medlin calculated a range of purchase prices as a percentage of book value (adjusted to 8% of total assets) for the Comparable Transactions from a low of 129.4% to a high of 383.8%, with a mean of 211.6%. These transactions indicated a range of values for each share of Inter-City common stock from $49.08 per share to $120.15 per share, with a mean of $72.04 per share (based on Inter-City's stated book value of $40.87 per share at September 30, 1998). The value of the transaction is an indicated $85.14 per share of Inter-City common stock (based on the price of Peoples Holding's common stock on January 14, 1999 of $30.625), which is above the mean for the Comparable Transactions.

Carson Medlin calculated a range of purchase prices as a multiple of earnings for the Comparable Transactions from a low of 13.5 times to a high of 58.1 times, with a mean of 29.1 times. These transactions indicated a range of values for each share of Inter-City Common Stock from $37.53 per share to $161.52 per share, with a mean of $80.90 per share (based on Inter-City's earnings per common share for the twelve months ended September 30, 1998 of $2.78). The value of the transaction is an indicated $85.14 per share of Inter-City common stock, which is above the mean for the Comparable Transactions.

Carson Medlin calculated the core deposit premiums for the Comparable Transactions and found a range of values from a low of 3.4% to a high of 35.2%, with a mean of 13.8%. The premium on Inter-City's core deposits implied by the terms of the Agreement is 18.5%, which is above the mean for the Comparable Transactions.

Finally, Carson Medlin calculated a range of purchase prices as a percentage of total assets for the Comparable Transactions from a low of 9.5% to a high of 37.7%, with a mean of 19.3%. The aggregate consideration as a percentage of total assets implied by the terms of the Merger is approximately 24.4%, which is above the mean for the Comparable Transactions.

INDUSTRY COMPARATIVE ANALYSIS. Carson Medlin compared selected operating results of Inter-City to those of 16 publicly-traded thrifts in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina and Virginia (the "STR Institutions") as contained in the SOUTHEASTERN THRIFT REVIEW(TM), a proprietary research publication prepared by Carson Medlin quarterly since 1994. The STR Institutions range in asset size from approximately $124 million to $1.8 billion and in shareholders' equity from approximately $18 million to $264 million. Carson Medlin considers this group of financial institutions to be generally comparable to Inter-City. Carson Medlin compared, among other factors, the profitability, capitalization, and asset quality of Inter-City to those of the STR Institutions. Carson Medlin noted that for the quarter ended September 30, 1998: (1) Inter-City had a return on average assets (ROA) of 0.75% compared to 1.05% on average for the STR Institutions; (2) Inter-City had a return on average equity (ROE) of 6.4% compared to 9.2% on average for the STR Institutions; (3) Inter-City had common equity to total assets of 11.7% compared to 13.0% on average for the STR Institutions; and (4) Inter-City's non-performing assets ratio (defined as loans 90 days past due, nonaccrual loans and other real estate to total loans and other real estate) was 0.65% compared to 0.77% on average for the STR Institutions.

Carson Medlin also compared selected operating results of Peoples Holding to those of 57 publicly-traded community commercial banks in Alabama, Florida, Georgia,

Mississippi, North Carolina, South Carolina, Virginia and West Virginia (the "SIBR Banks") as contained in the SOUTHEASTERN INDEPENDENT BANK REVIEW(TM), a proprietary research publication prepared by Carson Medlin quarterly since 1991. The SIBR Banks range in asset size from approximately $115 million to $2.8 billion and in shareholders' equity from approximately $13 million to $337 million. Carson Medlin considers this group of financial institutions to be generally comparable to Peoples Holding. Carson Medlin compared, among other factors, the profitability, capitalization, and asset quality of Peoples Holding to those of the SIBR Banks. Carson Medlin noted that for the nine months ended September 30, 1998: (1) Peoples Holding had a return on average assets (ROA) of 1.13% compared to 1.22% on average for the SIBR Banks; (2) Peoples Holding had a return on average equity (ROE) of 11.1% compared to 11.9% on average for the SIBR Banks; (3) Peoples Holding had common equity to total assets of 10.1% compared to 10.2% on average for the SIBR Banks; and (4) Peoples Holding non-performing assets ratio (defined as loans 90 days past due, nonaccrual loans and other real estate to total loans and other real estate) was 0.61% compared to 100% on average for the SIBR Banks.

No company or transaction used in the preceding Industry Comparative or Comparable Transaction Analyses is identical to Inter-City, Peoples Holding or the merger. Accordingly, evaluating the results of these analyses necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Inter-City, Peoples Holding and other factors that could affect the value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not, in itself, a meaningful method of using comparable industry or transaction data.

CONTRIBUTION ANALYSIS. Carson Medlin reviewed the relative contributions in terms of various balance sheet items, net income and market capitalization to be made by Inter-City and Peoples Holding to the combined institution based on (1) balance sheet data at September 30, 1998, and (2) income statement data for the nine months ended September 30, 1998. The income statement and balance sheet components analyzed included total assets, loans (net of unearned income and the allowance for loan and lease losses), total deposits, shareholders' equity, core earnings (defined as income before taxes and nonrecurring gains and expenses), and net income. This analysis showed that, while Inter-City's shareholders would own approximately 5.6% of the aggregate outstanding shares of the combined institution based on the exchange ratio, Inter-City is contributing approximately 4.0% of total assets, 5.3% of total net loans (net of unearned income and the allowance for loan and lease losses), 4.1% of total deposits, 4.6% of shareholders' equity, 4.9% of tangible shareholders equity (total shareholders equity less goodwill and other intangible assets such as core deposit intangibles), 3.1% of core earnings, and 3.2% of net income. This comparison revealed that Inter-City's shareholders are receiving a higher proportion of ownership relative to most financial components, which Inter-City is contributing, in the merger.

PRESENT VALUE ANALYSIS. Carson Medlin calculated the present value of Inter-City's common stock assuming that Inter-City remains an independent institution. For purposes of this analysis, Carson Medlin utilized certain projections of Inter-City's future earnings through the year 2003. The analysis assumes that Inter-City would continue to pay a dividend and that in 1999 and each year thereafter the dividend would be approximately equal to 35% of projected net income and that Inter-City would be acquired at the end of 2003. The present value of the annual dividends plus the merger consideration at the end of 2003 was then calculated using discount rates of 13% through 15% per annum. These rates were selected to reflect the rates that investors in securities such as Inter-City's common stock might be expected to require in order to be competitive with alternative investments with similar characteristics. Carson Medlin considered two scenarios to determine the terminal value of Inter-City at the end of 2003. For the first scenario, Carson Medlin assumed that at the end of 2003, Inter-City would be acquired at a multiple of 200% of book value. On the basis of these assumptions, Carson Medlin calculated that the present value to the shareholders of Inter-City's common stock ranged from $66.47 to $72.56 per share. For the second scenario, Carson Medlin assumed that Inter-City would be acquired at the end of 2003 at a multiple of 17 times projected net income. On the basis of these assumptions, Carson Medlin calculated that the present value to the shareholders of Inter-City's common stock ranged from $42.19 per share to $46.06 per share. The value of the transaction is an indicated $85.14 per share based on the price of Peoples Holding common stock on January 14, 1999 of $30.625, which is above the high end of the range of the calculated present values were Inter-City to remain independent through 2003. Carson Medlin considered the present value analysis because it is a widely used valuation methodology, but noted that the results of this methodology depend greatly upon the many assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

STOCK TRADING HISTORY. Carson Medlin reviewed and analyzed the historical trading prices and volumes for Peoples Holding common stock from 1992 through January 14, 1999. Carson Medlin also compared performance of People's common stock to the Dow Jones Southeastern U.S. Banks Index and the Dow Jones Equity Market Index and reviewed the trading history of Peoples Holding common stock and compared it to the trading history of the SIBR Banks for the three quarters ended December 31, 1998.

For the one-year period ended January 14, 1999, the total return for People's common stock (all cash distributions and dividends reinvested on the ex-dividend date) was a negative 4% compared to 17% for the Dow Jones Southeastern U.S. Banks Index and 27% for the Dow Jones Equity Market Index. For the two-year period ended January 14, 1998 the average annual return for People's common stock (all cash distributions and dividends reinvested on the ex-dividend date) was 17% compared to 24% for the Dow Jones Southeastern U.S. Banks Index and 27% for the Dow Jones Equity Market Index. For the five-year period ended January 14, 1999, the average annual return for Peoples Holding common stock (all cash distributions and dividends reinvested on the ex-dividend date) was 16% compared to 28% for the Dow Jones Southeastern U.S. Banks Index and 23% for the Dow Jones Equity Market Index.

For the three quarters ended December 31, 1998, the ratio of stock price to trailing 12 months earnings per share (at quarter end) for the SIBR Banks was: a low of 17.4 times, a high of 19.5 times, and a mean of 18.6 times. For the same periods, Peoples Holding price to earnings ratio ranged from a low of 16.7 times to a high of 19.4 times with a mean of 17.8 times. Peoples Holding common stock has traded on average at a lower price to earnings ratio than the SIBR Banks.

For the three quarters ended December 31, 1998, the stock price as a percentage of book value (at quarter end) for the SIBR Banks was: a low of 208%, a high of 265%, and a mean of 233%. For the same periods, Peoples Holding's price to book ratio ranged from a low of 179% to a high of 212% with a mean of 192%. Peoples Holding common stock has traded on average at a lower price to book value basis compared to the SIBR Banks.

Carson Medlin also examined the recent trading volume in Peoples Holding common stock, which began trading on the American Stock Exchange on August 18, 1997. Before that time it traded on the NASDAQ National Market. Carson Medlin considers Peoples Holding common stock to be liquid and marketable.

Carson Medlin also examined recent trading prices and volumes, to the extent available, of Inter-City's common stock, which is not listed on any recognized exchange and trades infrequently. Carson Medlin considered, but assigned little weight to the market price of Inter-City's common stock in its analysis.

SHAREHOLDER CLAIMS ANALYSIS. Carson Medlin compared the ownership of one share of Inter-City's common stock to the ownership of the number of shares of Peoples Holding common stock, determined by the Exchange Ratio, from the perspective of claims on various balance sheet and income statement variables. Carson Medlin found that Inter-City's shareholders would have a claim to $5.26 of estimated pro forma 1998 diluted earnings per share versus $2.96 without the merger. Inter-City's shareholders would have had a claim to $60.9 million of September 30, 1998 total assets compared to $43.6 million without the merger. Inter-City's shareholders would have had a claim to $49.61 of September 30, 1998 pro forma book value per share, compared to $40.87 before the merger. Furthermore, Inter-City's shareholders would be expected, assuming Peoples Holding recently declared cash dividend rate, to receive cash dividends at the annual rate of $2.11 per Inter-City share after the merger versus $1.00 per share prior to the merger.

OTHER ANALYSES. Carson Medlin also performed a dilution analysis and such other analyses and comparisons that it deemed appropriate.

The opinion expressed by Carson Medlin was based upon market, economic and other relevant considerations as they existed and were evaluated as of the date of the opinion. Carson Medlin confirmed that it was appropriate to rely on the analyses it used to render its opinion dated ___________ by performing procedures to update certain of its analyses and by reviewing assumptions on which its analyses were based and the factors it considered. Events occurring after the date of the opinion, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of Inter-City or Peoples Holding could materially affect the assumptions used in preparing the opinion.

Carson Medlin will be compensated for its services as financial advisor to Inter-City. Carson Medlin's compensation will be equal to 1.25% of the total value of the consideration received by Inter-City's shareholders in the merger. The value of the consideration will be based on a recent average of the price of Peoples Holding common stock prior to completion of the merger.

GENERAL INFORMATION ABOUT THE MERGER

On December 14, 1998, Peoples Holding, Peoples Bank and Inter-City executed the merger agreement. Pursuant to the merger agreement, Inter-City will merge into Peoples Bank at the effective date of the merger, and:

         (1) Each share of Inter-City common stock, $.01 par value, issued and outstanding immediately prior to the effective date of the merger, other than shares whose holders have perfected their right of dissent, will be converted into and exchanged for
                  2.78 shares of newly issued Peoples Holding common stock, par value $5.00 per share;

         (2)      Inter-City shareholders will become shareholders of Peoples
                  Holding;

         (3) Peoples Bank will survive the merger and retain the name "The Peoples Bank & Trust Company;" and

         (4) The Inter-City shareholders entitled to fractional shares of Peoples Holding common stock will be paid cash by Peoples Holding for such fractional shares, based on the closing price of a share of Peoples Holding common stock on the American Stock Exchange (as reported by The Wall Street Journal, or, if not reported there, by another authoritative source selected by Peoples Holding) on the effective date of the merger.

HOW TO EXCHANGE INTER-CITY COMMON STOCK FOR PEOPLES HOLDING COMMON STOCK

As soon as practical after the effective date of the merger, Peoples Holding will have delivered to each of the former shareholders of Inter-City of record immediately prior to the effective date, a transmittal letter for use in delivering their Inter-City common stock certificates. After the exchange agent for Peoples Holding receives a properly completed transmittal letter and the certificates representing an Inter-City shareholder's shares of Inter-City common stock, the exchange agent for Peoples Holding will issue and mail a certificate representing the Peoples Holding common stock into which the Inter-City common stock has been converted, and a check for the cash, if any, payable for any fractional Peoples Holding common stock issuable. Certificates for shares of Inter-City common stock surrendered for exchange by any person who is an "affiliate" of Inter-City will not be exchanged for certificates representing Peoples Holding common stock until Peoples Holding has received a written agreement from such person as required under the terms of the merger agreement. See "The Proposed Merger - Resales of Peoples Holding Common Stock to be Received by Affiliates of Inter-City."

The registered holder of any certificate(s) representing Inter-City common stock who has lost or destroyed such certificates can obtain certificates for Peoples Holding common stock (and cash for any fractional share) to which such Inter-City shareholder is entitled, if the Inter-City shareholder delivers to the exchange agent for Peoples Holding: (1) a sworn statement certifying such loss or destruction and specifying the circumstances thereof, and (2) a lost instrument bond with a corporate security, satisfactory to the exchange agent, indemnifying Peoples Holding against any loss or expense which it may incur as a result of such lost or destroyed certificates presented at a later time.

CONDITIONS FOR THE MERGER

Completion of the merger is subject to certain material conditions, including, but not limited to:

         (1) Approval of the merger agreement by the holders of at least two-thirds of the issued and outstanding shares of Inter-City common stock;

         (2) Receipt of all necessary state and federal regulatory approvals, including approval by the Federal Deposit Insurance Corporation ("FDIC"), the Mississippi Department of Banking and Consumer Finance ("Mississippi Department") and the Office of Thrift Supervision;

         (3) Receipt by Inter-City and Peoples Holding of opinions of each other's legal counsel;

         (4) Receipt by Peoples Holding and Inter-City of an opinion from Peoples Holding's counsel to the effect that the merger will constitute a tax-free merger under Section 368(a)(1)(A) of the Internal Revenue Code, and no gain or loss will be recognized by the shareholders of Inter-City for Federal income tax purposes, except for cash paid to dissenting shareholders of Inter-City and cash paid in lieu of fractional shares;

         (5)      The merger will be accounted for as a pooling-of-interests;

         (6) The shares of Peoples Holding common stock to be issued to the Inter-City shareholders will have been approved for listing on the American Stock Exchange;

         (7) The number of shares of Inter-City common stock for which cash is to be paid pursuant to dissenter's rights of appraisal under the federal savings bank law and in lieu of fractional shares of Peoples Holding common stock will not exceed in the aggregate 10% of the outstanding shares of Inter-City common stock;

         (8) There will not have been any material adverse change in the financial position or results of operations of Inter-City or Peoples Holding;

         (9) Inter-City's capital will not be less than $5,100,000 on the effective date of the merger; and

         (10) Inter-City's allowance for possible loan and lease losses will not be less than .37% of Inter-City's total outstanding loans and leases and will be adequate to absorb Inter-City's anticipated loan and lease losses.

TERMINATION PROVISIONS

The merger agreement may be terminated at any time before the effective date of the merger:

         (1) by the mutual consent of the boards of directors of Peoples Holding and Inter-City;

         (2) by the board of directors of either party in the event of a material breach of any covenant, agreement, representation or warranty by the other, if the breaching party fails to correct the breach within 30 days after written notice of the breach has been given;

         (3) by the board of directors of Peoples Holding or Inter-City if the merger is not consummated by June 30, 1999; or

         (4) by Inter-City's board of directors if the required shareholder approval is not obtained at the Inter-City special meeting (or any adjournment of that meeting).

EFFECTIVE DATE

Subject to the conditions to the obligations of the parties to consummate the merger, the effective date will be the tenth business day after the fulfillment or waiver of all such conditions and the granting of all required regulatory approvals.

Peoples Holding and Inter-City anticipate that all conditions to complete the merger will be satisfied so that the merger can be consummated in the first quarter of 1999. However, delays in the consummation of the merger could occur.


EXPENSES AND FEES RELATED TO THE MERGER

Each party to the merger agreement will pay its own expenses incurred in connection with the merger, including the cost of soliciting proxies for the Inter-City special meeting and the printing costs and expenses incurred in connection with this proxy statement/prospectus and the Peoples Holding registration statement.

REGULATORY APPROVALS

The merger may not proceed until Peoples Holding and Peoples Bank have received the required regulatory approvals from the FDIC, the Mississippi Department and the Office of Thrift Supervision. Neither Peoples Holding nor Inter-City is aware of any other material governmental approvals or actions that are required for completion of the merger. If any other approval or action should be required, Peoples holding and Inter-City presently contemplate seeking such approval or action.

RIGHTS OF DISSENTING SHAREHOLDERS OF INTER-CITY

Inter-City is a federal stock association organized under the laws of the United States. Regulations promulgated by the Office of Thrift Supervision, and found at 12 C.F.R. Section 552.14, establish dissenter and appraisal rights for stockholders of a federal stock association.

Under the provisions of 12 C.F.R. Section 552.14 (the text of which is reproduced in full as Appendix B to this proxy statement/prospectus), each shareholder of Inter-City is entitled to demand payment of the fair or appraised value of his stock in the event of the completion of the merger ("Dissenter's Rights").

A SHAREHOLDER OF INTER-CITY WHO WISHES TO ASSERT HIS DISSENTER'S RIGHTS:

1. MUST GIVE INTER-CITY, BEFORE VOTING ON THE MERGER, WRITTEN NOTICE IDENTIFYING HIMSELF AND STATING HIS INTENTION TO DEMAND APPRAISAL OF AND PAYMENT FOR HIS SHARES, AND

2. MUST NOT VOTE HIS SHARES, IN PERSON OR BY PROXY, IN FAVOR OF THE PROPOSED MERGER.

A SHAREHOLDER OF INTER-CITY WHO DOES NOT MEET THE REQUIREMENTS OF PARAGRAPHS 1. AND 2. ABOVE IS NOT ENTITLED TO DEMAND PAYMENT OF THE FAIR VALUE OF HIS STOCK PURSUANT TO HIS DISSENTER'S RIGHTS.

A shareholder's failure to vote against the proposed merger will not in itself constitute a waiver of his Dissenter's Rights. A vote against the proposed merger will not by itself meet the requirements of paragraphs 1. and 2. above with respect to asserting Dissenters' Rights.

Shareholders of Inter-City who elect to demand payment of the fair value of their stock must give the written notice required by paragraph 1. above to Ms. Lisa Henderson, Secretary, Inter-City Federal Bank for Savings, 228 Main

Street, Louisville, Mississippi 39339. If the merger is completed, Peoples Holding will deliver a written dissenter's notice ("Dissenters' Notice") to all Inter-City shareholders who have complied with the requirements for asserting Dissenter's Rights, and who have not voted in favor of the merger. Peoples Holding must deliver the Dissenter's Notice no later than 10 days after the effective date of the merger, and the Dissenter's Notice must include the information described below.

Dissenters' Notices to shareholders of Inter-City must:

(1)      Give notice of the effective date of the merger;

(2) Make a written offer to each dissenting shareholder to pay for his shares at a specified price deemed by Peoples Holding to be their fair value;

(3) Inform each dissenting shareholder who does not accept Peoples Holding's offer that, within 60 days of the effective date of the merger, he must file a petition for a determination of the fair market value of the stock, and submit his stock certificates to the transfer agent; and

(4) Be accompanied by a balance sheet and statement of income of Inter-City for a fiscal year ending not more than 16 months before the date of notice and offer, together with the latest available interim financial statements.

If a petition for a determination of the fair value of the stock is filed, the Director of the Office of Thrift Supervision shall either appoint one or more independent persons or direct appropriate Office of Thrift Supervision staff to appraise the shares to determine their fair market value as of the effective date of the merger, excluding any element of value arising from the accomplishment or expectation of the merger. The Director of the Office of Thrift Supervision, after considering an appraisal report and the advice of the appropriate staff, and if he concurs with the valuation, shall direct payment by Peoples Holding of the fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the merger, at a rate deemed equitable by the Director of the Office of Thrift Supervision. The costs and expenses of any proceeding may be apportioned and assessed by the Director of the Office of Thrift Supervision against all or some of the parties as the Director may deem equitable.

THE FOREGOING SUMMARY IS NOT A COMPLETE STATEMENT OF THE LAW WITH RESPECT TO DISSENTER'S RIGHTS; IT MERELY TELLS THE SHAREHOLDERS OF INTER-CITY THAT SUCH RIGHTS EXIST. ANY SHAREHOLDER OF INTER-CITY WHO INTENDS TO OR MAY EXERCISE RIGHTS TO DISSENT SHOULD CAREFULLY READ TITLE 12 OF THE CODE OF FEDERAL REGULATIONS PART 552.14, WHICH IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS APPENDIX B. FAILURE TO COMPLY STRICTLY WITH THE STATUTORY PROCEDURES IN THE CODE OF FEDERAL REGULATIONS MAY RESULT IN THE FORFEITURE OF DISSENTER'S RIGHTS.

ACCOUNTING TREATMENT

The merger will be accounted for as a pooling-of-interests. Accordingly, under generally accepted accounting principles the assets and liabilities of Peoples Holding and Inter-City will be carried forward on the consolidated books of Peoples Holding after the effective date of the merger at the amounts recorded on the books of each party before the merger. Net income of Peoples Holding for the year ended in which the merger occurs will include the net income of Peoples Holding as well as Inter-City for the entire fiscal period in which the merger occurs. After the merger, the reported income of Peoples Holding for each year before the merger will be combined with that of Inter-City and restated as income of the combined company. The unaudited pro forma financial information included in this proxy statement/prospectus reflects the merger using the "pooling-of-interests" method of accounting.

DIRECTORS AND EXECUTIVE OFFICERS FOLLOWING THE MERGER

The officers and directors of Peoples Holding and Peoples Bank will remain the same following the proposed merger, except that one additional person will be named to the boards of directors of Peoples Holding and Peoples Bank.

The merger agreement provides that the one additional director will be designated for the boards of directors of Peoples Holding and Peoples Bank from the current directors of Inter-City. The new director to be designated for the boards of directors of Peoples Holding and Peoples Bank shall serve on such boards from and after the effective date of the merger under the articles of incorporation and bylaws of Peoples Holding and Peoples Bank until his successor is elected and qualified. As of the date of this proxy statement/prospectus, the identity of the additional director has not been determined.

INTERESTS OF INTER-CITY'S BOARD AND MANAGEMENT IN THE MERGER

The merger agreement provides that from and after the effective date of the merger, Peoples Holding will indemnify each director, officer and employee of Inter-City to the fullest extent that Inter-City would have been permitted under applicable federal law or Inter-City's charter or bylaws against all liabilities and the expense of defending claims of liability connected with or arising out of such director's or officer's service.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

THE FOLLOWING IS A SUMMARY OF MATERIAL, ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. THIS SUMMARY IS BASED ON THE FEDERAL INCOME TAX LAWS NOW IN EFFECT AND AS CURRENTLY INTERPRETED; IT DOES NOT TAKE INTO ACCOUNT POSSIBLE CHANGES IN SUCH LAWS OR INTERPRETATIONS, INCLUDING AMENDMENTS TO APPLICABLE STATUTES OR REGULATIONS OR CHANGES IN JUDICIAL OR ADMINISTRATIVE RULINGS, SOME OF WHICH MAY HAVE RETROACTIVE EFFECT. THIS SUMMARY DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO SHAREHOLDERS BECAUSE OF THEIR PARTICULAR CIRCUMSTANCES OR STATUS, NOR DOES THIS SUMMARY ADDRESS ANY CONSEQUENCES OF THE MERGER UNDER ANY STATE, LOCAL, ESTATE OR FOREIGN TAX LAWS.

SHAREHOLDERS OF INTER-CITY ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, AS APPLICABLE, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICATION AND EFFECT OF FEDERAL, FOREIGN, STATE, LOCAL AND OTHER TAX LAWS, AND THE IMPLICATIONS OF ANY PROPOSED CHANGES IN THE TAX LAWS.

A federal income tax ruling with respect to the proposed merger was not requested from the Internal Revenue Service. Peoples Holding has received an opinion of its legal counsel, Gerrish & McCreary, P.C., Memphis, Tennessee, concerning certain federal income tax consequences of the proposed merger under federal income tax law, and this discussion is qualified in its entirety by such opinion.

It is the opinion of Gerrish & McCreary, P.C. that:

1. The merger will be treated for federal income tax purposes as a tax-free merger under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as currently in effect.

2. No gain or loss will be recognized by Peoples Holding or Inter-City or the shareholders of Inter-City upon the exchange of the common stock of Inter-City for Peoples Holding common stock, except by the shareholders of Inter-City who receive cash in lieu of any fractional share otherwise issuable.

3. Shareholders of Inter-City who dissent from the merger will be treated as having received such payment as a distribution and redemption of their shares of stock as required by Section 356(a) of the Internal Revenue Code. Holders of Inter-City common stock electing to exercise their Dissenter's Rights should consult their own tax advisors as to the tax treatment in their particular circumstance.

4. The total tax basis of Peoples Holding common stock received by shareholders of Inter-City will be the same as the basis of Inter-City common stock surrendered in exchange for the Peoples Holding shares.

5. The holding period of Peoples Holding common stock received by the shareholders of Inter-City common stock will include the period in which Inter-City common stock surrendered therefor was held, provided that the Inter-City common stock is a capital asset in the hands of the shareholders of Inter-City on the date of exchange.


Among other things, the opinion of Gerrish & McCreary, P.C. was based on the representation of management of Peoples Holding that it has no plan or intention to cause Peoples Holding to redeem or otherwise reacquire the shares of Peoples Holding common stock issued in the merger. In addition to the foregoing requirements, additional factual matters must be true with respect to the merger and Peoples Holding believes that these factual matters will be satisfied.

RESALES OF PEOPLES HOLDING COMMON STOCK TO BE RECEIVED BY AFFILIATES OF
INTER-CITY

Peoples Holding has registered under the Securities Act of 1933, as currently in effect (the "Securities Act"), the Peoples Holding common stock to be issued to Inter-City shareholders in the merger. Such registration does not cover resales by shareholders of Inter-City who may be deemed to control or to be controlled by or to be under common control with Inter-City at the time of the special meeting (the "Affiliates") or those who were Affiliates of Peoples Holding before the merger.

Peoples Holding common stock issued pursuant to the merger to persons who are not Affiliates of Inter-City will be freely transferable without restriction. Peoples Holding common stock issued pursuant to the merger to persons who are Affiliates of Inter-City will be subject to certain restrictions on transfer as set forth in Rule 145 of the Securities and Exchange Commission.

Inter-City has agreed to use its best efforts to induce each person who may be deemed to be an Affiliate of Inter-City to execute and deliver to Peoples Holding an agreement not to transfer any Peoples Holding common stock issued to such Affiliate until financial statements covering at least 30 days of post-merger combined operations of Peoples Holding and Inter-City have been published by Peoples Holding. The Affiliates also must agree that they will not transfer any Peoples Holding common stock received in the merger except in compliance with the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Act and applicable restrictions regarding pooling-of-interests accounting treatment.

DIFFERENCES IN RIGHTS OF PEOPLES HOLDING AND INTER-CITY SHAREHOLDERS

As a result of the merger, on the effective date, shareholders of Inter-City will exchange their shares of common stock in Inter-City for shares of common stock in Peoples Holding and will become shareholders of Peoples Holding. The rights of Peoples Holding's shareholders are determined by Peoples Holding's articles of incorporation and bylaws.

The following is a summary of the material differences in the rights of shareholders of Peoples Holding and Inter-City. Peoples Holding is a Mississippi corporation governed by the Mississippi Business Corporation Act ("Mississippi Act"). Inter-City is a federal savings bank governed by the rules and regulations of the Office of Thrift Supervision. Accordingly, there are material differences between the rights of a Peoples Holding shareholder and the rights of a shareholder of Inter-City. This summary is not a complete discussion of, and is qualified in its entirety by reference to, the Mississippi Act, the rules and regulations of the Office of Thrift Supervision, the articles of incorporation and bylaws of Peoples Holding and the charter and bylaws of Inter-City.

Authorized Capital Stock. Peoples Holding currently is authorized to issue 15,000,000 shares of common stock, par value $5.00 per share, of which _______ shares were issued and outstanding as of February __, 1999. No other class of capital stock is authorized.

Inter-City is authorized to issue 2,000,000 shares of Inter-City common stock, par value $.01 per share, of which 124,966 shares were issued and outstanding as of February , 1999, and 500,000 shares of serial preferred stock, of which no shares are issued and outstanding.

Preemptive Rights. Shareholders of Peoples Holding have no preemptive rights. Shareholders of Inter-City have no preemptive rights. Preemptive rights are rights to purchase a pro rata amount of subsequently issued common stock. The absence of preemptive rights may cause dilution of a shareholder's interest in the company without specific shareholder authority. The board of directors of each company may issue authorized shares of each company's stock without further shareholder vote, unless required for a particular transaction by applicable law.

Voting Rights. The shareholders of Peoples Holding and Inter-City are entitled to one vote per share in the election of directors and all matters to come before the their shareholders. The shareholders of Peoples Holding and Inter-City are not entitled to cumulate their votes for the election of directors. The right to cumulate votes means that shareholders are entitled to multiply the number of votes they are entitled to vote and to cast the product for a single candidate or distribute the product among two or more candidates.

Special Meetings of Shareholders. Special meetings of the shareholders of Peoples Holding may be called by the written request of persons owning as much as 50% of the outstanding capital stock of Peoples Holding, by authority of the board of directors in regular session, or by request in writing of the board of directors. Special meetings of the shareholders of Inter-City may be called by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all outstanding stock entitled to vote at the meeting. However, special meetings of stockholders relating to changes in control of Inter-City or amendments to its charter may be called only by direction of the board of directors.

Quorum. The holders of a majority of the shares of Peoples Holding and Inter-City entitled to vote at the shareholder meetings of these companies, represented in person or by proxy, will constitute a quorum for the transaction of business.

Directors. Peoples Holding's articles of incorporation and bylaws provide for a board of directors to serve one-year terms. The members of the board of directors of Inter-City serve staggered three-year terms. Shareholders of Inter-City vote only for candidates in the class of directors whose terms expire at the time of the annual shareholders' meeting.

The staggered classification and election of members to Inter-City's board of directors could make it more difficult for shareholders to effect a significant change in the overall composition of Inter-City's board, thus perpetuating the tenure of management.

Peoples Holding's articles of incorporation provide that any of the directors of Peoples Holding may be removed by a vote of the majority of the entire board for "cause," which shall mean fraudulent or dishonest acts or gross abuse of authority in the discharge of the director's duties to the corporation. The holders of a majority of the outstanding shares of Peoples Holding common stock may remove directors with or without cause.

The bylaws of Inter-City provide that any of the directors of Inter-City may be removed for "cause" by vote of the holders of a majority of the shares entitled to vote in an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal will be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part.

Amendment of the Articles of Incorporation and Bylaws. Unless applicable law or the articles of incorporation of Peoples Holding requires a different vote to amend or repeal such articles of incorporation, Peoples Holding's articles of incorporation may be amended or repealed by a two-thirds vote of the shareholders entitled to vote thereon.

Peoples Holding's articles of incorporation require that certain of the articles of incorporation may only be amended or repealed by the affirmative vote of holders of at least 80% of all outstanding voting shares. These provisions render more difficult the accomplishment of a merger or the assumption of control by a principal shareholder, and such provisions make the removal of management more difficult. The specific items in Peoples Holding's articles of incorporation requiring 80% approval for amendment or repeal include:

         (1) The capital stock of Peoples Holding may be issued for valid corporate purposes upon authorization by the board of directors of Peoples Holding without shareholder approval. Such authorization by the board may be made by a majority or other vote of the Board as may be provided in the bylaws of Peoples Holding. The affirmative vote of the holders of not less than 80% of the outstanding voting stock of Peoples Holding is required to amend or repeal these provisions.

         (2) The affirmative vote of the holders of not less than 80% of the outstanding voting stock of Peoples Holding is required if the board of Peoples Holding does not recommend to the shareholders of Peoples Holding a vote in favor of (a) a merger or consolidation of Peoples Holding with another company, or (b) a sale, exchange or lease of all or substantially all of the assets of Peoples Holding to any person or entity. The affirmative vote of the holders of not less than 80% of the outstanding voting stock of Peoples Holding is required to amend or repeal these provisions.

         (3) The Board of Peoples Holding shall consist of a maximum of 14 persons. The affirmative vote of the holders of not less than 80% of the outstanding voting stock of Peoples Holding is required to amend or repeal this provision.

Unless applicable law requires a different vote with respect to a particular provision in the Peoples Holding bylaws, such bylaws may be amended or repealed by a majority vote of the entire board of Peoples Holding.

Inter-City's charter may be amended if the amendment is proposed by the board of directors, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the stockholders by a majority of the total votes eligible to be cast at a legal meeting.

The Inter-City bylaws provide that they may be amended by a majority vote of the board of directors or by a majority vote of the votes cast by the shareholders at any legal meeting of Inter-City.

THE FOREGOING DISCUSSION OF SOME SIMILARITIES AND MATERIAL DIFFERENCES BETWEEN THE RIGHTS OF PEOPLES HOLDING AND INTER-CITY SHAREHOLDERS IS ONLY A SUMMARY OF THESE PROVISIONS, IS NOT A COMPLETE DESCRIPTION OF SUCH SIMILARITIES AND DIFFERENCES AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MISSISSIPPI ACT, THE OFFICE OF THRIFT SUPERVISION RULES AND REGULATIONS GOVERNING FEDERAL SAVINGS BANKS AND THE FULL TEXT OF THE ARTICLES OF INCORPORATION AND BYLAWS OF PEOPLES HOLDING AND CHARTER AND BYLAWS OF INTER-CITY.



                     COMPARATIVE MARKET PRICES AND DIVIDENDS

PEOPLES HOLDING MARKET PRICES

Peoples Holding common stock is listed on the American Stock Exchange ("AMEX") under the symbol "PHC," and the Peoples Holding common stock began trading on AMEX on

August 18, 1997. Prior to that date, Peoples Holding common stock was listed for trading on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") and was traded in the local over-the-counter market. High and low prices for the first and second quarters of 1997 and all of 1996 reflect actual trades as reported in the Nasdaq Stock Bulletin. High and low prices for the third and fourth quarters of 1997, all of 1998 and through February , 1999 reflect actual trades as reported by AMEX. Dividends per share and market prices have been adjusted to reflect the fifty percent stock dividend issued in 1998 by Peoples Holding.


        CALENDAR PERIOD                                   SALES PRICE
        ---------------                              ---------------------
                                                     High              Low
                                                     ----              ---
        1996
        First Quarter                               $23.56            $21.78
        Second Quarter                              $24.00            $22.83
        Third Quarter                               $24.67            $23.33
        Fourth Quarter                              $25.33            $23.67

        1997
        First Quarter                               $26.00            $23.66
        Second Quarter                              $26.67            $23.83
        Third Quarter                               $28.67            $25.67
        Fourth Quarter                              $37.00            $27.50

        1998
        First Quarter                               $36.50            $34.50
        Second Quarter                              $45.50            $36.25
        Third Quarter                               $39.50            $32.00
        Fourth Quarter                              $34.00            $31.38

        1999 First Quarter
        (thru February __, 1999)

INTER-CITY MARKET PRICES

Inter-City common stock is not listed for quotation on any stock exchange and is not actively traded. The price of Inter-City common stock in the last sales transaction reported to Inter-City's management before October 20, 1998 (the date the merger was publicly announced) was $45.00 per share and occurred on June 8, 1998.

DIVIDENDS

Peoples paid total cash dividends of $.57 per share during 1997 and $.53 per share during 1998.

No representations can be made as to when or if Peoples Holding will pay dividends in the future. Peoples Holding's ability to pay dividends to its shareholders depends primarily upon the ability of Peoples Bank to pay dividends to Peoples Holding.

Inter-City paid total cash dividends of $2.75 per share during the year ended March 31, 1997, and total cash dividends of $1.00 per share during the year ended March 31, 1998.

                   DESCRIPTION OF PEOPLES HOLDING COMMON STOCK

Peoples Holding has authorized capital stock consisting of 15,000,000 shares of common stock, par value $5.00 per share, of which 5,844,472 shares were issued and outstanding at February ___, 1999, all of which are validly issued, fully paid and non-assessable. Peoples Holding anticipates that it will issue an additional 347,305 shares of its common stock in the merger.

There are no other outstanding securities or other obligations which are convertible into shares or options, warrants, rights, calls or other commitments of any nature relating to the unissued shares of Peoples Holding common stock.

Holders of Peoples Holding common stock are entitled to one vote per share in the election of directors and all matters to come before the shareholders. Holders of Peoples Holding common stock are entitled to receive dividends as may be declared by Peoples Holding's board of directors out of funds legally available for the payment of dividends. In the event of liquidation, dissolution or winding-up of the affairs of Peoples Holding, holders of Peoples Holding common stock are entitled to share ratably in Peoples Holding's assets and funds legally available for distribution to its shareholders.

Holders of Peoples Holding common stock have no preemptive, subscription, redemption or conversion rights. See "The Proposed Merger - Differences in Rights of Peoples Holding and Inter-City Shareholders."

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed balance sheet combines the historical condensed balance sheets of Peoples Holding and Inter-City as of September 30, 1998, to reflect completion of the proposed merger. Such pro forma information assumes the proposed merger occurred as of September 30, 1998, and is based on the historical balance sheets of Peoples Holding and Inter-City as of that date, giving effect to the proposed merger using the pooling-of-interests method of accounting and to the pro forma adjustments described in the Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

The following unaudited pro forma combined condensed statements of income include the historical condensed statements of income of Peoples Holding and Inter-City to reflect completion of the proposed merger. Such pro forma information assumes the companies had been combined for each period presented on a pooling-of-interests accounting basis and is based on the historical statements of income of Peoples Holding and Inter-City, giving effect to the pro forma adjustments described in the Notes to the Unaudited Pro Forma Combined Condensed Financial Statements. Peoples Holding's fiscal year end is December 31 while Inter-City's fiscal year end is March 31. For the purposes of the statements below, Inter-City financial data is presented consistently with the fiscal year end of Peoples Holding.

The pro forma adjustments are based on currently available information and upon certain assumptions that management believes to be reasonable in the circumstances. The unaudited pro forma combined condensed financial statements are for illustrative purposes only and should not be viewed as a projection or forecast of the combined company's performance for any future period. The unaudited pro forma combined condensed financial statements do not present the combined company's actual financial position or results of operations had the merger actually occurred on the dates assumed for purposes of preparation.

For a description of the pooling-of interests accounting basis with respect to the merger and the related effects on historical financial statements of Peoples Holding, see "The Proposed Merger - Accounting Treatment." The unaudited pro forma combined condensed financial statements should be read with the historical financial statements of Peoples Holding and Inter-City, including the notes to those financial statements which are incorporated by reference or included elsewhere in this proxy statement/prospectus.

PRO FORMA COMBINED CONDENSED BALANCE SHEET (UNAUDITED)
September 30, 1998
 (Dollars in thousands)

                                                                                 Peoples           Peoples
                                                                                 Holding/          Holding/
                                                                               Inter-City        Inter-City
                                               Peoples                          Pro Forma         Pro Forma
                                               Holding         Inter-City      Adjustments        Combined
                                             -----------       ----------      -----------       ----------
ASSETS
        Cash and due from                    $    34,242        $  3,925                         $   38,167
        Federal funds sold                             0               0                                  0
        Investment securities                    304,057           2,259                            306,316
        Loans                                    661,625          36,390                            698,015
          Less - reserve for loan losses          (9,637)           (134)                            (9,771)
                                             -----------        --------        ---------        ----------
              Net loans                          651,988          36,256                            688,244
                                             -----------        --------        ---------        ----------
        Premises and equipment                    25,178             463                             25,641
        Intangible assets                          6,662               0                              6,662
        Other assets                              19,739             729                             20,468
                                             -----------        --------        ---------        ----------
              Total assets                   $ 1,041,866        $ 43,632        $       0        $1,085,498
                                             ===========        ========        =========        ==========

LIABILITIES AND
STOCKHOLDERS' EQUITY
        Liabilities:
          Deposits:
          Noninterest-bearing deposits       $   122,552           2,685                            125,237
          Interest-bearing deposits              767,507          35,139                            802,646
                                             -----------        --------        ---------        ----------
              Total Deposits                     890,059          37,824                            927,883
         Federal funds purchased and
           securities sold under repurchase
           agreements                              8,444               0                              8,444
         Borrowings                               23,680             467                             24,147
          Other liabilities                       14,303             234                             14,537
                                             -----------        --------        ---------        ----------
              Total Liabilities                  936,480          38,525                            975,011
                                             -----------        --------        ---------        ----------

        Stockholders' Equity:
          Common Stock                            29,222               1            1,736            30,959
          Surplus                                 39,876           1,142           (1,736)           39,282
          Other capital accounts                  36,282           3,964                             40,246
                                             -----------        --------        ---------        ----------
              Total stockholders' equity         105,380           5,107                            110,487
                                             -----------        --------        ---------        ----------
              Total liabilities and
                stockholders' equity         $ 1,041,866        $ 43,632        $       0        $1,085,498
                                             ===========        ========        =========        ==========

See accompanying notes to pro forma financial statements.

PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)

                                         Nine Months Ended
                                           September 30,                         Years Ended December 31,
                                   ---------------------------       --------------------------------------------
                                       1998             1997             1997             1996             1995
                                   ----------       ----------       ----------       ----------       ----------
Interest income                    $   60,449       $   55,812       $   75,282       $   69,193       $   65,565
Interest expense                       27,812           24,655           33,431           29,713           26,940
                                   ----------       ----------       ----------       ----------       ----------
Net interest income                    32,637           31,157           41,851           39,480           38,625
Provision for loan losses               1,940            1,731            2,307            2,837            2,847
                                   ----------       ----------       ----------       ----------       ----------
Net interest income after
  provision for loan losses            30,697           29,426           39,544           36,643           35,778

Noninterest income                     10,489            8,919           12,218           11,214           10,887
Noninterest expense                    28,889           26,802           36,043           33,988           33,067
                                   ----------       ----------       ----------       ----------       ----------
Income before taxes                    12,297           11,543           15,719           13,869           13,598
Provision for income taxes              3,522            3,471            4,716            4,151            4,103
                                   ----------       ----------       ----------       ----------       ----------
Net income                         $    8,775       $    8,072       $   11,003       $    9,718       $    9,495
                                   ==========       ==========       ==========       ==========       ==========


Net income per share-basic         $     1.41       $     1.30       $     1.77       $     1.57       $     1.54
Net income per share-diluted       $     1.41       $     1.30       $     1.77       $     1.57       $     1.54


Weighted average common
  shares outstanding-basic          6,204,187        6,206,877        6,206,877        6,183,038        6,174,937
Weighted average common
  shares outstanding-diluted        6,204,187        6,206,877        6,206,877        6,183,038        6,176,776

See accompanying notes to unaudited pro forma combined condensed financial statements.

PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)
Nine months ended September 30, 1998
(Dollars in thousands except per share data)

                                                                             PEOPLES HOLDING/    PEOPLES HOLDING/
                                                                                INTER-CITY          INTER-CITY
                                         PEOPLES                                 PRO FORMA           PRO FORMA
                                         HOLDING             INTER-CITY        ADJUSTMENTS           COMBINED
                                        ----------           ----------       ---------------     ---------------
Interest income                         $   57,964            $  2,485            $                   $   60,449
Interest expense                            26,484               1,328                                    27,812
                                        ----------            --------            --------            ----------
Net interest income                         31,480               1,157                                    32,637
Provision for loan losses                    1,922                  18                                     1,940
                                        ----------            --------            --------            ----------
Net interest income after
  provision for loan losses                 29,558               1,139                                    30,697

Noninterest income                          10,339                 150                                    10,489
Noninterest expense                         28,024                 865                                    28,889
                                        ----------            --------            --------            ----------
Income before taxes                         11,873                 424                                    12,297
Provision for income taxes                   3,370                 152                                     3,522
                                        ----------            --------            --------            ----------
Net income                              $    8,503            $    272            $      0            $    8,775
                                        ==========            ========            ========            ==========

Net income per share-basic              $     1.45            $   2.18                                $     1.41
Net income per share-diluted            $     1.45            $   2.18                                $     1.41

Weighted average common
  shares outstanding-basic               5,856,782             124,966                                 6,204,187
Weighted average common
  shares outstanding-diluted             5,856,782             124,966                                 6,204,187

See accompanying notes to unaudited pro forma combined condensed financial statements.

PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)
Nine months ended September 30, 1997
(Dollars in thousands except per share data)

                                                                             PEOPLES HOLDING/    PEOPLES HOLDING/
                                                                                INTER-CITY          INTER-CITY
                                         PEOPLES                                 PRO FORMA           PRO FORMA
                                         HOLDING             INTER-CITY        ADJUSTMENTS           COMBINED
                                        ----------           ----------       ---------------     ---------------
Interest income                         $   53,537            $  2,275                                $   55,812
Interest expense                            23,457               1,198                                    24,655
                                        ----------            --------            --------            ----------
Net interest income                         30,080               1,077                                    31,157
Provision for loan losses                    1,710                  21                                     1,731
                                        ----------            --------            --------            ----------
Net interest income after
  provision for loan losses                 28,370               1,056                                    29,426

Noninterest income                           8,768                 151                                     8,919
Noninterest expense                         26,078                 724                                    26,802
                                        ----------            --------            --------            ----------
Income before taxes                         11,060                 483                                    11,543
Provision for income taxes                   3,281                 190                                     3,471
                                        ----------            --------            --------            ----------
Net income                              $    7,779            $    293            $      0            $    8,072
                                        ==========            ========            ========            ==========

Net income per share-basic              $     1.33            $   2.34                                $     1.30
Net income per share-diluted            $     1.33            $   2.34                                $     1.30

Weighted average common
  shares outstanding-basic               5,859,472             124,966                                 6,206,877
Weighted average common
  shares outstanding-diluted             5,859,472             124,966                                 6,206,877


See accompanying notes to unaudited pro forma combined condensed financial statements.

PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)
For the year ended December 31, 1997
(Dollars in thousands except per share data)

                                                                             PEOPLES HOLDING/    PEOPLES HOLDING/
                                                                                INTER-CITY          INTER-CITY
                                         PEOPLES                                 PRO FORMA           PRO FORMA
                                         HOLDING             INTER-CITY        ADJUSTMENTS           COMBINED
                                        ----------           ----------       ---------------     ---------------
Interest income                         $   72,201            $  3,081                                  $ 75,282
Interest expense                            31,804               1,627                                    33,431
                                        ----------            --------            --------            ----------
Net interest income                         40,397               1,454                                    41,851
Provision for loan losses                    2,280                  27                                     2,307
                                        ----------            --------            --------            ----------
Net interest income after
  provision for loan losses                 38,117               1,427                                    39,544

Noninterest income                          12,020                 198                                    12,218
Noninterest expense                         35,009               1,034                                    36,043
                                        ----------            --------            --------            ----------
Income before taxes                         15,128                 591                                    15,719
Provision for income taxes                   4,488                 228                                     4,716
                                        ----------            --------            --------            ----------
Net income                              $   10,640            $    363            $      0                11,003
                                        ==========            ========            ========            ==========

Net income per share-basic              $     1.82            $   2.91                                $     1.77
Net income per share-diluted            $     1.82            $   2.91                                $     1.77

Weighted average common
  shares outstanding-basic               5,859,472             124,966                                 6,206,877
Weighted average common
  shares outstanding-diluted             5,859,472             124,966                                 6.206,877

See accompanying notes to unaudited pro forma combined condensed financial statements.

PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)
For the year ended December 31, 1996
(Dollars in thousands except per share data)

                                                                             PEOPLES HOLDING/    PEOPLES HOLDING/
                                                                                INTER-CITY          INTER-CITY
                                         PEOPLES                                 PRO FORMA           PRO FORMA
                                         HOLDING             INTER-CITY        ADJUSTMENTS           COMBINED
                                        ----------           ----------       ---------------     ---------------
Interest income                         $   66,425            $  2,768                                $   69,193
Interest expense                            28,244               1,469                                    29,713
                                        ----------            --------            --------            ----------
Net interest income                         38,181               1,299                                    39,480
Provision for loan losses                    2,813                  24                                     2,837
                                        ----------            --------            --------            ----------
Net interest income after
  provision for loan losses                 35,368               1,275                                    36,643

Noninterest income                          11,030                 184                                    11,214
Noninterest expense                         32,830               1,158                                    33,988
                                        ----------            --------            --------            ----------
Income before taxes                         13,568                 301                                    13,869
Provision for income taxes                   4,052                  99                                     4,151
                                        ----------            --------            --------            ----------
Net income                              $    9,516            $    202            $      0            $    9,718
                                        ==========            ========            ========            ==========

Net income per share-basic              $     1.62            $   1.74                                $     1.57
Net income per share-diluted            $     1.62            $   1.74                                $     1.57

Weighted average common
  shares outstanding-basic               5,859,472             116,391                                 6,183,038
Weighted average common
  shares outstanding-diluted             5,859,472             116,391                                 6,183,038

See accompanying notes to unaudited pro forma combined condensed financial statements.

PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)
For the year ended December 31, 1995
(Dollars in thousands except per share data)

                                                                             PEOPLES HOLDING/    PEOPLES HOLDING/
                                                                                INTER-CITY          INTER-CITY
                                         PEOPLES                                 PRO FORMA           PRO FORMA
                                         HOLDING             INTER-CITY        ADJUSTMENTS           COMBINED
                                        ----------           ----------       ---------------     ---------------
Interest income                         $   63,009            $  2,556                                $   65,565
Interest expense                            25,621               1,319                                    26,940
                                        ----------            --------            --------            ----------
Net interest income                         37,388               1,237                                    38,625
Provision for loan losses                    2,827                  20                                     2,847
                                        ----------            --------            --------            ----------
Net interest income after
  provision for loan losses                 34,561               1,217                                    35,778

Noninterest income                          10,740                 147                                    10,887
Noninterest expense                         32,166                 901                                    33,067
                                        ----------            --------            --------            ----------
Income before taxes                         13,135                 463                                    13,598
Provision for income taxes                   3,931                 172                                     4,103
                                        ----------            --------            --------            ----------
Net income                              $    9,204            $    291            $      0            $    9,495
                                        ==========            ========            ========            ==========

Net income per share-basic              $     1.57            $   2.56                                $     1.54
Net income per share-diluted            $     1.57            $   2.55                                $     1.54

Weighted average common
  shares outstanding-basic               5,859,472             113,476                                 6,174,937
Weighted average common
  shares outstanding-diluted             5,859,472             114,138                                 6,176,776

See accompanying notes to unaudited pro forma combined condensed financial statements.

                    NOTES TO THE UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS


Note 1 - Basis of Presentation

On December 14, 1998, The Peoples Holding Company and The Peoples Bank & Trust Company entered into a definitive agreement and plan of merger with Inter-City Federal Bank for Savings. Upon consummation of the merger, Inter-City Federal Bank for Savings will be merged into The Peoples Bank & Trust Company, which will continue to operate as a subsidiary of Peoples Holding. The merger calls for a tax-free exchange of 2.78 shares of Peoples Holding common stock for each outstanding share of Inter-City common stock.

The unaudited Pro Forma Combined Condensed Financial Statements have been prepared assuming that the merger will be accounted for under the pooling-of-interests method and are based on the historical consolidated financial statements of Peoples Holding and Inter-City. The fiscal year end of Peoples Holding is December 31 while the fiscal year end of Inter-City is March
31. For purposes of the unaudited Pro Forma Combined Condensed Financial Statements, Inter-City financial data is presented consistently with the fiscal year end of Peoples Holding.

The unaudited Pro Forma Combined Condensed Financial Statements presented are not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been consummated at the beginning of the periods indicated, nor are they necessarily indicative of the results of operations in future periods or of the future financial position of the combined entities.

The unaudited Pro Forma Combined Condensed Financial Statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of each of Peoples Holding and Inter-City, incorporated by reference or appearing elsewhere herein.


Note 2 - Stockholders' Equity

In conjunction with the merger, Peoples Holding will exchange 2.78 shares of its common stock for each share of common stock of Inter-City. The pro forma adjustments herein reflect, where applicable, the 2.78 Exchange Ratio for each of the 124,966 shares of Inter-City common stock which were issued and outstanding at September 30, 1998.

The capital accounts have been adjusted to reflect the issuance of 347,405 shares of Peoples Holding common stock in exchange for all of the outstanding shares of Inter-City based on the Exchange Ratio.

Note 3 - Per Share Data

Net income per share - basic has been computed by dividing the pro forma combined net income applicable to common stockholders of Peoples Holding and Inter-City by the weighted average number of common shares outstanding of Peoples Holding common stock and the weighted average number of common shares, adjusted to equivalent shares of Peoples Holding common stock.

Net income per share - diluted has been computed by dividing the pro forma combined net income applicable to common shareholders of Peoples Holding and Inter-City by the weighted average number of common shares outstanding of Peoples Holding common stock and the weighted average number of common shares outstanding, adjusted to equivalent shares of Peoples Holding common stock, of Inter-City common stock, using the treasury stock method. Dilutive common share equivalents include common shares issuable upon exercise of stock options outstanding. Peoples Holding has no dilutive common share equivalents.


Note 4 - Merger Costs

In connection with the merger, Peoples Holding expects to incur merger-related expenses of approximately $110,000, after tax. The impact of these costs has not been reflected in the Pro Forma Combined Condensed Balance Sheet as of September 30, 1998.

Peoples Holding and Inter-City expect that the combined company resulting from the merger will achieve benefits from the merger in the form of operating cost savings. However, the unaudited Pro Forma Combined Condensed Financial Statements do not reflect any direct costs or potential savings which are expected to result from the consolidation of operations of the combining companies, and, therefore, do not purport to be indicative of future operations.

                        INFORMATION ABOUT PEOPLES HOLDING

BUSINESS OF PEOPLES HOLDING

Additional information about Peoples Holding and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference."

RECENT DEVELOPMENTS

Peoples Holding's income for the fourth quarter 1998 was $2,865,020 (unaudited), or $.49 per common share, compared to $2,861,405, or $.49 per share for the fourth quarter 1997, up .13% in quarterly earnings. Peoples Holding's net income per share for the year ended December 31, 1998 was $1.95, up from $1.82 for 1997. Peoples Holding's net income totaled $11,367,934, up 6.84% from $10,640,236, representing annualized returns of 11.08% on stockholders' equity.

Peoples Holding's total deposits at the end of the fourth quarter 1998 were $921,685,903, up 10.39% from $834,914,185 for the same period in 1997. Total loans were up 10.56% to $694,283,577 at December 31, 1998, from $627,945,380 at
December 31, 1997.

Peoples Holding's total capital at year-end 1998 was $105,058,679, up 7.04% from $98,150,917 at year-end 1997. As a percentage of assets, total capital was 9.88%, at year-end 1998 and 10.11% at year-end 1997. Return on average assets was 1.11% at year-end compared to 1.14% at year-end 1997.

Peoples Holding paid cash dividends of $.1750 per share for the first three quarters in 1998 and paid $.1900 per share for the fourth quarter.

On July 14, Peoples Holding's board of directors approved a stock repurchase program aimed at stabilizing the level of capital at approximately 10% of total assets and enabling Peoples Holding to manage its capital position more efficiently. Subsequently, Peoples Holding has modified its existing stock repurchase plan in order to provide it with flexibility in pursuing acquisitions.

SELECTED HISTORICAL FINANCIAL DATA OF PEOPLES HOLDING

The following table presents consolidated selected financial data for Peoples Holding for each of the five years in the period ended December 31, 1997. This financial data is derived in part from and should be read with the historical Consolidated Financial Statements and the related notes to those financial statements contained in Peoples Holding's Annual Report on Form 10-K for December 31, 1997.

                (Dollars in thousands, except per share amounts)

                                    Nine Months Ended
                                       September 30,                           YEARS ENDED DECEMBER 31
                                 -----------------------     ------------------------------------------------------------
                                     1998         1997         1997         1996         1995         1994         1993
                                 ----------     --------     --------     --------     --------     --------     --------
Interest Income  . . . . .       $   57,964     $ 53,537     $ 72,201     $ 66,425     $ 63,009     $ 53,069     $ 48,439
Interest expense . . . . .           26,484       23,457       31,804       28,244       25,621       18,890       16,963
Net interest income  . . . .         31,480       30,080       40,397       38,181       37,388       34,179       31,476
Provision for loan losses .           1,922        1,710        2,280        2,813        2,827        2,001        2,866
Noninterest income  . . . .          10,339        8,768       12,020       11,031       10,740        9,699        9,354
Noninterest expense . . . .          28,024       26,078       35,009       32,830       32,166       31,047       27,685
Provision for income taxes            3,370        3,281        4,488        4,052        3,931        2,621        3,066
Cumulative effect of
  changes in accounting
  principles  . . . . . . .                                                                                           522

Net income  . . . . . . . .           8,503        7,779       10,640        9,517        9,204        8,209        7,735

PER SHARE DATA:

Net income - basic  . . . .      $     1.45     $   1.33     $   1.82     $   1.62     $   1.57     $   1.40     $   1.32
Net income - diluted  . . .            1.45         1.33         1.82         1.62         1.57         1.40         1.32
Cash dividends declared . .             .52          .43          .57          .50          .46          .40          .37
Book value  . . . . . . . .           18.03        16.39        16.75        15.46        14.50        12.58        12.19

Average total equity  . . .      $  101,520     $ 93,667     $ 94,596     $ 87,495     $ 80,404     $ 73,042     $ 68,805
Average total assets  . . .       1,014,254      923,661      932,157      868,721      817,933      781,644      722,696
Total assets  . . . . . . .       1,041,866      946,486      971,055      893,089      841,699      787,066      739,312
Investment securities . . .         304,057      261,635      248,632      246,110      214,219      210,148      228,510
Total loans . . . . . . . .         661,625      610,453      627,945      562,753      522,314      502,048      439,877
Net loans . . . . . . . . .         651,988      600,944      618,842      553,443      513,499      493,865      433,489
Total deposits  . . . . . .         890,059      792,166      834,914      772,842      739,545      696,280      655,545
Total liabilities . . . . .         936,486      850,460      872,904      802,529      756,739      713,333      667,874
Total stockholders' equity          105,380       96,026       98,151       90,561       84,960       73,734       71,438

                           SUPERVISION AND REGULATION

BANK HOLDING COMPANIES

Peoples Holding is under the supervisory and regulatory authority granted the Federal Reserve Board of Governors by the Bank Holding Company Act of 1956, as currently in effect ("BHCA"). Peoples Holding is required to file with the Federal Reserve an annual report and such additional information as the Federal Reserve may require pursuant to the BHCA. The Federal Reserve also may make examinations of Peoples Holding and its subsidiaries.

The BHCA requires every bank holding company to obtain the prior approval of the Federal Reserve before it may acquire substantially all the assets of any bank or ownership or control, directly or indirectly, of more than five percent of the voting shares of any such bank. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Act") provides for nationwide interstate banking and branching with certain limitations. The Interstate Act permits bank holding companies to acquire banks without regard to state boundaries after September 29, 1996. The Federal Reserve may approve an interstate acquisition only if, as a result of the acquisition, the bank holding company would control 10% or less of the total amount of insured deposits in the United States or 30% of the deposits in the home state of the bank being acquired. The home state can waive the 30% limit as long as there is no discrimination against out-of-state institutions.

Pursuant to the Interstate Act, interstate branching took effect on June 1, 1997, except under certain circumstances. Once a bank has established branches in a host state (a state other than its headquarters state) through an interstate merger transaction, the bank may establish and acquire additional branches at any location in the host state where any bank involved in the interstate merger transaction could have established or acquired branches under applicable federal or state law. The Interstate Act further provides that individual states may opt out of interstate branching. If a state did not opt out of interstate branching before May 31, 1997, then a bank in that state may merge with a bank in another state provided that neither of the states have opted out.

Under the BHCA, bank holding companies are prohibited, with certain exceptions, from acquiring direct or indirect ownership or control of more than five percent of the voting shares of any company engaging in activities other than banking or managing or controlling banks or furnishing services to or performing services for their banking subsidiaries. However, the BHCA authorizes the Federal Reserve to permit bank holding companies to engage in, and to acquire or retain shares of companies that engage in, activities which the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

The BHCA generally imposes certain limitations on extensions of credit and other transactions by and between banks which are members of the Federal Reserve System and other affiliates (which includes any holding company of which such bank is a subsidiary and any other non-bank subsidiary of such holding company). Further, under Section 106 of the 1970 Amendments to the BHCA, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property, or the furnishing of services.

SUBSIDIARY BANKS

In December 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted. This act recapitalized the Bank Insurance Fund, of which Peoples Bank is a member, substantially revised bank regulations, including capital standards, restricted certain powers of state banks, gave regulators the authority to limit officer and director compensation and required bank holding companies in certain circumstances to guarantee the capital compliance of their banks. Among other things, FDICIA required the federal banking agencies to take "prompt corrective action" in respect of banks that do not meet minimum capital requirements. FDICIA established five capital tiers:
"well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized," as defined by regulations adopted by the Federal Reserve, the FDIC, and the other federal depository institution regulatory agencies. A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure, and critically undercapitalized if it fails to meet any critical capital level set forth in the regulations. The critical capital level must be a level of tangible equity capital equal to not less than 2% of total tangible assets and not more than 65% of the minimum leverage ratio to be prescribed by regulation (except to the extent that 2% would be higher than such 65% level). An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

If a depository institution fails to meet regulatory capital requirements, the regulatory agencies can require submission and funding of a capital restoration plan by the institution, place limits on its activities, require the raising of additional capital and, ultimately, require the appointment of a conservator or receiver for the institution. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. If the controlling bank holding company fails to fulfill its obligation under FDICIA and files (or has filed against it) a petition under the Federal Bankruptcy Code, the FDIC's claim may be entitled to a priority in such bankruptcy proceeding over third party creditors of the bank holding company.

An insured depository institution may not pay management fees to any person having control of the institution nor may an institution, except under certain circumstances and with prior regulatory approval, make any capital distribution if, after making such payment or distribution, the institution would be undercapitalized. FDICIA also restricts the acceptance of brokered deposits by insured depository institutions and contains a number of consumer banking provisions, including disclosure requirements and substantive contractual limitations with respect to deposit accounts.

At December 31, 1998, Peoples Bank and Inter-city were "well capitalized" and were not subject to any of the foregoing restrictions.

FDICIA contains numerous other provisions, including reporting requirements, termination of the "too big to fail" doctrine except in special cases, limitations on the FDIC's payment of deposits at foreign branches and revised regulatory standards for, among other things, real estate lending and capital adequacy. In addition, FDICIA required the FDIC to establish a system of risk-based assessments for federal deposit insurance, by which banks that pose a greater risk of loss to the FDIC (based on their capital levels and the FDIC's level of supervisory concern) pay a higher insurance assessment.

As a state nonmember bank with deposits insured by the FDIC, Peoples Bank is subject to the supervisory and regulatory authority of the FDIC and the Mississippi Department of Banking and Consumer Finance. The Mississippi Department regulates all areas of commercial banking operations of state chartered banks under its supervision, including reserves, loans, mergers, payment of dividends, interest rates, establishment of branches, and other aspects of operations.

Peoples Bank is also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations affect the operations of the Peoples Bank. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve as it attempts to control the money supply and credit availability in order to influence the economy.

Peoples Holding generally depends upon payments of dividends by Peoples Bank in order to pay dividends to its shareholders and to meet its other needs for cash or to pay expenses. Various statutory restrictions govern the ability of Peoples Bank to pay dividends to the holding company. Federal law provides that no insured depository institution may make any capital distribution (which would include a cash dividend) if, after making the distribution, the institution would not satisfy one or more of its minimum capital requirements. Moreover, the federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks if such payments may be deemed to constitute an unsafe and unsound practice. An insured bank is prohibited from paying dividends on its capital stock while in default in the payment of any assessment due to the FDIC except in those cases where the amount of the assessment is in dispute and the insured bank has deposited satisfactory security for the payment thereof.

The Community Reinvestment Act of 1977 ("CRA") and the related regulations of the Comptroller of the Currency, the Federal Reserve, the Office of Thrift Supervision and the FDIC are intended to encourage regulated financial institutions to help meet the credit needs of their local community or communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of such financial institutions. The CRA and such regulations provide that the appropriate regulatory authority will assess the records of regulated financial institutions in satisfying their continuing and affirmative obligations to help meet the credit needs of their local communities as part of their regulatory examination of the institution. The results of such examinations are made public and are taken into account upon the filing of any application to establish a domestic branch, to merge or to acquire the assets or assume the liabilities of a bank. In the case of a bank holding company, the CRA performance record of the subsidiary banks involved in the transaction are reviewed in connection with the filing of an application to acquire ownership or control of shares or assets of a bank or to merge with any other bank holding company. An unsatisfactory record can substantially delay or block the transaction.

OTHER

Other legislative and regulatory proposals regarding changes in banking, and the regulation of banks, thrifts, and other financial institutions, are being considered by the executive branch of the Federal government, Congress, and various state governments, including Mississippi. Certain of these proposals, if adopted, could significantly change the regulation of banks and the financial services industry. It cannot be predicted whether any of these proposals will be adopted or, if adopted, how these proposals will affect Peoples Holding, Peoples Bank or Inter-City.

                          INFORMATION ABOUT INTER-CITY

BUSINESS OF INTER-CITY

Inter-City is a federally chartered savings bank in Louisville, Mississippi, established in 1934 as a mutual savings and loan association. In 1988 Inter-City converted to a federal savings bank charter. In 1991 Inter-city converted to a federal stock savings bank and issued stock through subscription and community offerings. Inter-City conducts its business from two offices located in Louisville, the county seat for Winston County, Mississippi.

As of September 30, 1998, Inter-City had total assets of $43.63 million and total shareholders' equity of $5.11 million. At September 30, 1998, Inter-City had 17 full-time equivalent employees.

Inter-City offers a full range of deposit services, and its deposits are insured by the FDIC under the Savings Association Insurance Fund ("SAIF"). Inter-City's involvement in residential lending has been the core of its business since its founding in 1934. In recent years, Inter-City has diversified its business and expanded into commercial lending to small businesses and consumer lending.

FACILITIES

Inter-City has its principal office at 228 Main Street, Louisville, Mississippi, and has a drive through facility in a nearby shopping center located at 536 N. Church Avenue in Louisville.

COMPETITION

The primary market area for Inter-City is Winston County in east central Mississippi. Winston County has a population of approximately 20,000. There are five depository institutions with offices in Winston County. As of June 30, 1998, deposits in the county totaled $231.20 million.

Inter-City competes with commercial banks, savings and loan associations, credit unions and other financial institutions operating in its market area. Some of these institutions offer services which Inter-City does not offer and some of these competitors have more capital than Inter-City and thus higher lending limits than Inter-City. Inter-City faces competition for loans and deposits from both local and nonlocal financial institutions.

SECURITY OWNERSHIP OF MANAGEMENT OF INTER-CITY

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth as of __, 1999, the number and percentage of outstanding shares of Inter-City common stock beneficially owned by each executive officer and director of Inter-City and by all executive officers and directors of Inter-City as a group. Inter-City does not have any shareholders other than the three executive officers and directors included in this list who beneficially own 5% or more of the outstanding shares of Inter-City's common stock.

                                                                      NUMBER OF SHARES
      NAME                               TITLE                          BENEFICIALLY                PERCENT OF
                                                                          OWNED(1)                     CLASS
Joseph K. Suttle                         Chairman of the Board and
                                           Chief Executive Officer         6,525                        5.22
Terry Lee Woods                          President and Director            9,378                        7.50
Charles E. McCool                        Director                          5,812                        4.65
Jason N. McNeel                          Director                          6,630                        5.30
Henry J. Fair                            Director                          5,524                        4.42
Charles D. McCool                        Director                          4,737                        3.79
Samuel K. Suttle                         Director                          5,524                        4.42
All Directors and Executive Officers
  as a group (7 persons)                                                  44,130                       35.31

-----------------------------

(1) Includes shares held directly as well as shares held in retirement accounts or by certain members of the named individuals' families, over which shares the named individuals may be deemed to have sole voting and investment power.

SELECTED HISTORICAL FINANCIAL DATA OF INTER-CITY

The following table sets forth certain selected financial data concerning Inter-City. The selected financial data has been derived from the financial statements of Inter-City which have been audited by T.E. Lott & Company, independent accountants. This information should be read with Management's Discussion and Analysis of Financial Condition and Results of Operations of Inter-City.

                (Dollars in thousands, except per share amounts)

                                Six Months Ended
                                  September 30,                         YEARS ENDED MARCH 31,
                               -------------------     -------------------------------------------------------
                                 1998        1997        1998        1997        1996        1995        1994
--------------------------------------------------------------------------------------------------------------
Interest income ..........     $ 1,671     $ 1,542     $ 3,163     $ 2,838     $ 2,621     $ 2,326     $ 2,268
Interest expense .........         897         809       1,669       1,508       1,370       1,181       1,170
Net interest income ......         774         733       1,494       1,330       1,251       1,145       1,098
Provision for loan losses           12          12          24          24          23          20           8
Noninterest income .......         100          98         192         190         143         121         180
Noninterest expense ......         589         508       1,085       1,155         913         878         839
Provision for income taxes          96         119         216         127         168         139         159
Net income ...............         177         192         361         215         290         229         272

PER SHARE DATA:
Net income - basic .......     $  1.42     $  1.54     $  2.89     $  1.81     $  2.52     $  2.03     $  2.43
Net income - diluted .....        1.42        1.54        2.89        1.81        2.46        1.89        2.24
Cash dividends declared ..          --          --        1.00        2.75         .50         .45         .45
Book value ...............       40.87       40.50       39.46       37.57       40.93       39.29       37.90

Average total equity .....     $ 5,038     $ 4,790     $ 4,851     $ 4,752     $ 4,593     $ 4,376     $ 4,157
Average total assets .....      42,406      38,128      39,278      34,925      32,116      31,280      31,290
Total assets .............      43,632      38,779      41,124      37,860      33,354      31,099      31,571
Investment securities ....       2,274       2,033       2,506       2,033         590         602       1,614
Total loans ..............      36,391      33,567      34,114      31,526      29,026      28,184      26,827
Net loans ................      36,256      33,453      33,992      31,421      28,933      28,100      26,748
Total deposits ...........      37,811      33,130      35,367      32,390      27,817      26,384      26,899
Total liabilities ........      38,525      33,892      36,194      33,165      28,649      26,641      27,299
Total stockholders' equity       5,107       4,887       4,930       4,695       4,705       4,458       4,272

                      MANAGEMENT'S DISCUSSION, AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                                  OF INTER-CITY

GENERAL

Inter-City is primarily engaged in the business of attracting savings deposits from the general public and investing such funds in loans secured by one-to-four family residential real estate located primarily in Winston and Neshoba Counties of Mississippi. In recent years, Inter-City has increased its origination of consumer loans, primarily loans for the purchase of automobiles. Inter-City also originates loans secured by multifamily real estate (over four units) and nonresidential real estate, other types of consumer loans, including home equity, home improvement loans, and secured and unsecured lines-of-credit, and commercial loans. Inter-City also invests in U. S. Government and agency obligations, interest-bearing deposits in other banks, and other investments permitted by applicable law.

Inter-City's profitability primarily depends upon its net interest income, which is the difference between interest income on its loan and investment portfolios and interest paid on deposits and other borrowed funds. Net interest income is directly affected by the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid on such amounts. Inter-City's profitability is also affected by the provision for loan losses and the level of other income and other expenses. Other income consists primarily of service charges, other fees on deposits and dividends on Federal Home Loan Bank stock. Other expenses include salaries and employee benefits, occupancy of premises, federal deposit insurance premiums, data processing, advertising, and other operating expenses.

The operating results of Inter-City are also affected by general economic conditions, the monetary and fiscal policies of federal agencies and the regulatory policies of agencies that regulate financial institutions. Inter-City's cost of funds is influenced by interest rates on competing investments and general market rates of interest. Lending activities are influenced by the demand for real estate loans and other types of loans, which is in turn affected by the interest rates at which such loans are made, general economic conditions affecting loan demand and the availability of funds for lending activities.

RESULTS OF OPERATIONS, SIX MONTHS ENDED SEPTEMBER 30, 1998, COMPARED TO SIX MONTHS ENDED SEPTEMBER 30, 1997

Net earnings for the six months ended September 30, 1998, were $177,000, a decrease of $15,000 from net earnings of $192,000 for the same period in 1997. The decrease was primarily attributable to an increase in noninterest expense of approximately $81,000 offset by an increase in net interest income of approximately $41,000 and a decrease in the provision for income taxes of $23,000.

Net interest income increased $41,000 for the six-month period ended September 30, 1998, compared to the same six-month period in 1997. The increase was primarily due to a $129,000 increase in interest earned on loans and securities, offset by an increase of $88,000 in interest paid on deposits and borrowed funds.

Noninterest income for the six months ended September 30, 1998, remained stable when compared to the same period in 1997.

Noninterest expense for the six months ended September 30, 1998, was $589,000, an increase of $81,000 from the $508,000 reported for the same period in 1997. The increase was due primarily to an increase in compensation and benefits of $70,000.

RESULTS OF OPERATIONS, YEAR ENDED MARCH 31, 1998, COMPARED TO YEAR ENDED MARCH 31, 1997

Net earnings were $361,000 for the year ended March 31, 1998, as compared to $215,000 for the year ended March 31, 1997. The $146,000 increase in net earnings resulted primarily from an increase in net interest income of $164,000, a decrease in noninterest expense of $70,000 and an increase in the provision for income taxes of $89,000.

Net interest income is the major component of Inter-City's income and represents the amount by which interest and fees generated by earning assets exceeds the total costs of funds used to support the earning assets. Interest income for the year 1998 was $3,163,000, an increase of approximately $325,000 over the amount reported for 1997. The increase in interest income was attributable to an increase in average earning assets, principally loans, in 1998. Interest expense increased $161,000 from $1,508,000 for 1997 to $1,669,000 in 1998. The increase was primarily due to an increase in interest-bearing deposits for 1998 as compared to 1997.

Noninterest income remained stable for the year ended March 31, 1998, compared to the same period in 1997, with an increase from $190,000 in 1997 to $192,000 in 1998.

Noninterest expense, excluding the Savings Association Insurance Fund special assessment of $171,000 in 1997, increased $101,000 to $1,085,000 in 1998 compared to $984,000 in 1997. The increase was due primarily to an increase in compensation and benefits of $65,000 and an increase in other expenses of $45,000.

Income tax expense totaled $216,000 and $127,000 for the years ended March 31, 1998 and 1997, respectively. These amounts represent effective tax rates of 37.5% and 37.1%, respectively.

FINANCIAL CONDITION, SEPTEMBER 30, 1998, COMPARED TO MARCH 31, 1998

Inter-City's total assets increased by $2.5 million, from $41.1 million at March 31, 1998, to $43.6 million at September 30, 1998. The increase in total assets resulted primarily from an increase in loans.

Loans receivable increased by $2.3 million to $36.3 million at September 30, 1998, from $34.0 million at March 31, 1998. The loans receivable increase was composed of increases in real estate loans of $1.6 million and consumer loans of $706,000. Loans were originated using Inter-City's normal underwriting standards, rates, and terms.

Securities at September 30, 1998, totaled $2.3 million compared to $2.5 million at March 31, 1998. During the six months ended September 30, 1998, approximately $2.2 million of government agency obligations were purchased, and securities which matured during this period amounted to $2.5 million.

Inter-City's deposit accounts consist of certificates of deposit, savings accounts, and NOW and money market accounts. Inter-City's deposits of $37.8 million at September 30, 1998, reflected an increase of $2.4 million in deposits when compared to $35.4 million at March 31, 1998.

Total stockholders' equity at September 30, 1998, was $5.1 million compared to $4.9 million at March 31, 1998. The increase was attributable to $177,000 in net earnings for the six months ended September 30, 1998.

FINANCIAL CONDITION, MARCH 31, 1998, COMPARED TO MARCH 31, 1997

At March 31, 1998, Inter-City's total assets amounted to $41.1 million as compared to $37.8 million at March 31, 1997. The $3.3 million or 8.6% increase was primarily due to an increase of $2.6 million in loans receivable and a $473,000 increase in securities.

Loans receivable increased by $2.6 million to $34.0 million at March 31, 1998, from $31.4 million at March 31, 1997. The increase was composed of an increase in real estate loans of $394,000 and an increase in consumer loans of $2.2 million.

Securities consist of obligations of U. S. Government agencies and mortgage-backed securities. Securities increased $473,000 from $2.0 million at March 31, 1997, to $2.5 million at March 31, 1998.

Total deposits increased by 9.2% to $35.4 million at March 31, 1998, as compared to $32.4 million at March 31, 1997. This increase was principally due to an increase in certificates of deposit of approximately $2.0 million.

Total stockholders' equity as of March 31, 1998, was $4.9 million compared to $4.7 million at March 31, 1997. The increase was attributable to $361,000 in net income for the 1998 fiscal year net of $125,000 in dividends declared.

ASSET AND LIABILITY MANAGEMENT

Inter-City's profitability, like that of many financial institutions, depends to a large extent upon its net interest income, which is the difference between its interest income on interest-earning assets, such as loans and investments, and its interest expense on interest-bearing liabilities, such as deposits. When interest-earning liabilities mature or reprice more quickly than interest-earning assets in a given period, a significant increase in market rates of interest could adversely affect net interest income. Similarly, when interest-earning assets mature or reprice more quickly than interest-bearing liabilities, falling interest rates could result in a decrease in net interest income. Finally, a flattening of the "yield curve" (i.e., a decline in the difference between long- and short-term interest rates), could adversely impact net interest income to the extent that Inter-City's assets have a longer average term than its liabilities. At September 30, 1998, the ratio of the Company's average interest-earning assets to average interest-bearing liabilities amounted to 112.3%.

As part of its efforts to maximize net interest income and manage the risks associated with changing interest rates, management of Inter-City uses the "market value of portfolio equity" ("NPV") methodology which the Office of Thrift Supervision has adopted as part of its capital regulations. Although Inter-City would not be subject to the NPV regulation because it does not apply to institutions with less than $300 million in assets and risk based capital in excess of 12%, the application of the NPV methodology may illustrate Inter-City's interest rate risk.

Under this methodology, interest rate risk exposure is assessed by reviewing the estimated changes in Inter-City's NPV which would hypothetically occur if interest rates rapidly rise or fall all along the yield curve. Projected values of NPV at both higher and lower regulatory defined rate scenarios are compared to base case values (no changes in rates) to determine the sensitivity to changing interest rates.

Presented below, as of September 30, 1998, is an analysis of Inter-City's interest rate risk ("IRR") as measured by changes in NPV for instantaneous and sustained parallel shifts of 100 basis points in market interest rates. The table also contains the policy that the Board of Directors deems advisable in the event of various changes in interest rates. Such limits have been established considering the impact of various rate changes and Inter-City's currently strong capital position.

                                                                As of September 30, 1998
                                                            Market Value of Portfolio Equity
    Change in                                            -------------------------------------
 Interest Rates           Board Limit                    $ Change in NPV              % Change
 (Basis Points)            % Change                       (In Thousands)               In NPV
 --------------            --------                       --------------               ------

      +400                  (50)%                           $  (671)                   (12)%
      +300                  (40)%                              (335)                    (6)%
      +200                  (30)%                               (93)                    (2)%
      +100                  (20)%                                10                      0 %
       -                     -                                  -                       -
      (100)                 (20)%                                45                      1 %
      (200)                 (30)%                               192                      3 %
      (300)                 (40)%                               377                      7 %
      (400)                 (50)%                               581                     10 %

LIQUIDITY AND CAPITAL RESOURCES

Inter-City's liquidity, represented by cash and cash equivalents and eligible investment securities, is a product of its operating, investing and financing activities. Its primary sources of funds are deposits, amortization, prepayment and maturities of outstanding loans, maturities of investment securities and other short-term investments, and funds provided from operations. While scheduled loan amortization and maturing investment securities and short-term investments are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. Inter-City manages the pricing of its deposits to maintain a steady deposit balance. Generally, Inter-City has been able to generate enough cash through the retail deposit market, its traditional funding source, to offset the cash utilized in investing activities. As an additional source of funds, Inter-City has borrowed from the Federal Home Loan Bank of Dallas. At September 30, 1998, outstanding advances from the Federal Home Loan Bank of Dallas amounted to $467,000. Such advances were used in normal operating and investing activities.

All savings institutions are required to maintain an average daily balance of liquid assets equal to a certain percentage of the sum of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. The liquidity requirement may vary from time to time (between 4% and 10%) depending upon economic conditions and savings flows of all savings institutions. At the present time, the required minimum liquid asset ratio is 4%. At September 30, 1998, Inter-City's liquidity ratio exceeded the minimum.

Liquidity management is both a daily and long-term function of business management. Excess liquidity is generally invested in short-term investments such as overnight deposits. On a longer-term basis, Inter-City maintains a strategy of investment in various lending products. Inter-City uses its sources of funds primarily to meet its ongoing commitments, to pay maturing savings certificates and savings withdrawals and to fund loan commitments.

As of September 30, 1998, Inter-City's regulatory capital was well in excess of all applicable regulatory requirements. At September 30, 1998, Inter-City's tangible, core, Tier 1 risk-based capital, and total risk-based capital ratios amounted to 11.70%, 11.70%, 17.59%, and 18.05%, respectively.

IMPACT OF INFLATION AND CHANGING PRICES

The financial statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation. Unlike most industrial companies, virtually all of Inter-City's assets and liabilities are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than does the effect of inflation.

THE YEAR 2000 ISSUE

Inter-City is aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The year 2000 issue is the result of computer programs being written using two digits rather than four digits to define the applicable year. Computer programs that have time-sensitive coding may recognize a date using "00" as the year 1900 rather than the year 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

Inter-City has conducted a review of its computer systems to identify the systems that could be affected by the year 2000 issue and has developed an implementation plan to resolve the issue. The majority of Inter-City's data processing is provided by a third party service bureau. The service bureau is actively involved in resolving year 2000 issues and has provided Inter-City with frequent updates regarding their progress. The service bureau has advised Inter-City that the majority of the year 2000 issues were resolved before the end of 1998 which allows Inter-City to test the system for year 2000 compliance. Inter-City presently believes that, based on the progress of Inter-City's service bureau, the year 2000 problem will not pose significant operational problems for its computer operations.

Inter-City could be adversely affected by year 2000 problems experienced by others (including its customers, service providers, vendors, customers' vendors, correspondent banks, government agencies, and the financial services industry in general) over which it has no control. If, for example, one of Inter-City's major borrowers were unable to conduct its operations as a result of a year 2000 problem, that borrower could be unable to maintain its cash flow and might default on its loan, which would lead to loan losses for Inter-City. Consequently, if Inter-City or any of its service providers, correspondents, vendors or customers experiences a disruption of business resulting from a year 2000 problem, the financial condition, results of operations and liquidity of Inter-City could be materially adversely affected.

                                     TABLE I
                       INTER-CITY FEDERAL BANK FOR SAVINGS
                              NONPERFORMING ASSETS



                                                                                      (Dollars In Thousands)
                                                                                                       March 31,
                                                                          September 30,          ----------------------
                                                                              1998                 1998           1997
                                                                          -------------          ----------      ------
Nonaccrual loans                                                             $   --                $  13         $    4

Loans contractually past due ninety days or more
    as to interest or principal payments and still
    accruing                                                                    240                  349            143

Restructured loans                                                               --                   --             --

Loans now current about which there are serious
    doubts as to the ability of the borrower to comply
    with present loan repayment terms                                            --                   --             --




                         SUMMARY OF LOAN LOSS EXPERIENCE

                                                                                     (Dollars In Thousands)
                                                                   Six Months
                                                                     Ended                       Years Ended March 31,
                                                                  September 30,            ---------------------------------
                                                                      1998                   1998                     1997
                                                                    -------                --------                 --------
Average amount of loans outstanding                                 $35,124                $ 32,706                 $ 30,177
                                                                    =======                ========                 ========
Balance of reserve for loan
  losses at beginning of period                                     $   122                $    105                 $     93

Loans charged off:
     Real estate                                                         --                      --                       --
     Other                                                               --                      (9)                     (15)
                                                                    -------                --------                 --------
     Total charge-offs                                                   --                      (9)                     (15)
                                                                    -------                --------                 --------
Recoveries:
     Real estate                                                         --                      --                       --
     Other                                                               --                       2                        3
                                                                    -------                --------                 --------
     Total recoveries                                                    --                       2                        3
                                                                    -------                --------                 --------
Net charge-offs                                                          --                      (7)                     (12)
                                                                    -------                --------                 --------
Provision for loan losses charged to operations                          12                      24                       24
                                                                    -------                --------                 --------
Balance of reserve for loan losses at end of period                 $   134                $    122                 $    105
                                                                    =======                ========                 ========
Ratio of net loans charged-off to average loans
  outstanding                                                            --                     .02%                     .04%

Reserve for loan losses to loans at end of period                       .37%                    .36%                     .33%

                                     EXPERTS

Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of The Peoples Holding Company incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1997, as set forth in their report, which is incorporated by reference in this proxy statement/prospectus. These financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

The financial statements of Inter-City as of March 31, 1998 and 1997, and for each of the three years in the period ended March 31, 1998 included in this proxy statement/prospectus, have been audited by T.E. Lott & Company, independent auditors, as stated in their report appearing in this proxy statement/prospectus, and have been so included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

Gerrish & McCreary, P.C., counsel to Peoples Holding, has passed upon the validity of the issuance of shares of Peoples Holding common stock to be issued in connection with the merger and the federal income tax treatment of the merger. Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, counsel to Inter-City, will also pass on matters relating to the merger.


                       WHERE YOU CAN FIND MORE INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Peoples Holding that is not included in or delivered with this document. You can obtain free copies of this information by writing or calling:

                                    The Peoples Holding Company
                                    Mr. John W. Smith
                                    209 Troy Street
                                    Tupelo, MS  38801
                                    Telephone (601) 680-1001

IN ORDER TO OBTAIN TIMELY DELIVERY OF THE DOCUMENTS, YOU MUST REQUEST THE INFORMATION BY ___________, 1999.

This proxy statement/prospectus has been prepared as of February __, 1999. There may be changes in the affairs of Peoples, Peoples Bank or Inter-City since that date which are not reflected in this document.

                              AVAILABLE INFORMATION

Peoples Holding is subject to the reporting requirements of the Securities Exchange Act of 1934, as currently in effect (the "Exchange Act") and, under the Exchange Act, Peoples files reports, proxy statements and other information with the Securities and Exchange Commission. Copies of these reports, proxy statements and other information can be obtained, at prescribed rates, at the Public Reference Section of the Commission at 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, NY 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. The Commission also maintains a site on the World Wide Web regarding issuers like Peoples that file electronically with the Commission. The Web site contains reports, proxy and information statements and other information, and the address of that Web site is http://www.sec.gov.

Peoples Holding has filed a Registration Statement on Form S-4 under the Securities Act relating to the Peoples common stock being offered by this proxy statement/prospectus. This proxy statement/prospectus does not contain all the information included in the registration statement, certain portions of which have been omitted under the rules and regulations of the Commission. For further information regarding Peoples Holding and the common stock being offered, reference is made to the registration statement, including all amendments and the schedules and exhibits filed as part of it. The registration statement and the schedules and the exhibits filed as part of it may be inspected and copied, at prescribed rates, at the addresses of the Commission set forth above. Statements contained in this proxy statement/prospectus concerning provisions of documents are summaries of the documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed as an exhibit to the registration statement with the Commission. Peoples Holding common stock is traded on the American Stock Exchange. Reports, proxy statements and other information concerning Peoples may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

All information contained in or incorporated by reference in this proxy statement/prospectus relating to Peoples Holding was supplied by Peoples Holding. All information relating to Inter-City was supplied by Inter-City.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The documents listed below and previously filed with the Commission by Peoples Holding are incorporated by reference in this proxy statement/prospectus:

1. Peoples Holding's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 0-13253);
2. Peoples Holding's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (File No. 0-13253);
3. Peoples Holding's Current Reports on Form 8-K, dated July 31, 1998 (File No. 001-13255);
4. The description of Peoples Holding's directors and executive officers, executive compensation and certain relationships and related transactions contained in Peoples Holding's definitive Proxy Statement, dated March 23, 1998, relating to its 1998 Annual Meeting of Shareholders held on April 14, 1998 (File No. 0-13253).

All documents subsequently filed by Peoples Holding with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the date of the Inter-City special meeting shall be deemed to be incorporated by reference in this proxy statement/prospectus and to be a part of this proxy statement/prospectus from the date of filing of such documents. No statement made in this proxy statement/prospectus will be deemed to modify or supersede any statement contained in a document incorporated or deemed to be incorporated by reference. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

     CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION FOR PEOPLES

This proxy statement/prospectus may contain or incorporate by reference statements which may constitute "forward-looking statements' within the meaning of Section 27A of the Securities Act and Section 21 of the Exchange Act. Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to managements of Peoples Holding and Inter-City that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in Peoples Holding's or Inter-City's portfolio of outstanding loans, and competition in Peoples Holding's or Inter-City's markets. Peoples Holding undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

                          INDEX TO FINANCIAL STATEMENTS

                       Inter-City Federal Bank for Savings

Unaudited Balance Sheet as of September 30, 1998.............................................................F-2
Unaudited Statements of Earnings for the six months ended September 30, 1998 and 1997........................F-3
Unaudited Statement of Stockholders' Equity for the six months ended September 30, 1998......................F-4
Unaudited Statements of Cash Flows for the six months ended September 30, 1998 and 1997......................F-5
Notes to Unaudited Financial Statements......................................................................F-7

Report of Independent Certified Public Accountants...........................................................F-8
Balance Sheets as of March 31, 1998 and 1997.................................................................F-9
Statements of Earnings for the years ended March 31, 1998, 1997, and 1996...................................F-10
Statements of Stockholders' Equity for the years ended March 31, 1998, 1997, and 1996.......................F-12
Statements of Cash Flows for the years ended March 31, 1998, 1997, and 1996.................................F-13
Notes to the Financial Statements...........................................................................F-15

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                             UNAUDITED BALANCE SHEET

                               SEPTEMBER 30, 1998

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

          ASSETS

Cash                                                                                                              $     496
Interest-bearing deposits                                                                                             3,414
                                                                                                                  ---------
    Total cash and cash equivalents                                                                                   3,910
Securities                                                                                                            2,274
Federal Home Loan Bank stock                                                                                            266
Loans receivable                                                                                                     36,256
Accrued interest receivable                                                                                             339
Premises and equipment                                                                                                  463
Other assets                                                                                                            124
                                                                                                                  ---------

                                                                                                                  $  43,632
                                                                                                                  =========
          LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Deposits                                                                                                      $  37,811
    Accrued interest payable on deposits                                                                                 63
    Borrowed funds                                                                                                      467
    Accrued expenses and other liabilities                                                                              184
                                                                                                                  ---------

    Total liabilities                                                                                                38,525

Stockholders' Equity:
    Common stock - par value $.01 per share, 2,000,000 shares
       authorized; 124,966 issued and outstanding                                                                         1
    Additional paid-in capital                                                                                        1,142
    Retained earnings - substantially restricted                                                                      3,964
                                                                                                                  ---------

    Total stockholders' equity                                                                                        5,107
                                                                                                                  ---------

                                                                                                                  $  43,632
                                                                                                                  =========



         The accompanying notes are an integral part of this statement.

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                        UNAUDITED STATEMENTS OF EARNINGS

                  SIX MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                     1998         1997
                                                                                    ------       ------

INTEREST INCOME
   Interest and fees on loans                                                       $1,529       $1,426
   Interest on mortgage-backed and related securities                                    3            3
   Interest on investment securities                                                   135          105
   FHLB stock dividends                                                                  4            8
                                                                                    ------       ------
                                                                                     1,671        1,542
INTEREST EXPENSE
   Interest on deposits                                                                883          793
   Interest on borrowed funds                                                           14           16
                                                                                    ------       ------
                                                                                       897          809
                                                                                    ------       ------

Net interest income                                                                    774          733
Provision for loan losses                                                               12           12
                                                                                    ------       ------
Net interest income after provision for loan losses                                    762          721

NONINTEREST INCOME
   Loan origination and commitment fees                                                 32           29
   Checking account charges                                                             61           63
   Other                                                                                 7            6
                                                                                    ------       ------
                                                                                       100           98
NONINTEREST EXPENSE
   Compensation and benefits                                                           312          242
   Occupancy expense                                                                    24           19
   Furniture and equipment expense                                                      27           24
   Deposit insurance premiums                                                           18           16
   Data processing                                                                      53           44
   Other                                                                               155          163
                                                                                    ------       ------
                                                                                       589          508
                                                                                    ------       ------
Earnings before income taxes                                                           273          311

Provision for income taxes                                                              96          119
                                                                                    ------       ------

Net Earnings                                                                        $  177       $  192
                                                                                    ======       ======

Net earnings per share:
    Basic                                                                           $ 1.42       $ 1.54
    Diluted                                                                           1.42         1.54



        The accompanying notes are an integral part of these statements.

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                   UNAUDITED STATEMENT OF STOCKHOLDERS' EQUITY

                       SIX MONTHS ENDED SEPTEMBER 30, 1998

                             (DOLLARS IN THOUSANDS)

                                                                                       Additional
                                                                            Common       Paid-in    Retained
                                                                Total       Stock        Capital    Earnings
                                                              ---------    --------    ----------  ---------

Balance at April 1, 1998                                      $   4,930    $      1    $   1,142   $   3,787

Net earnings for the six months
    ended September 30, 1998                                        177          --           --         177
                                                              ---------    --------    ---------   ---------

Balance at September 30, 1998                                 $   5,107    $      1    $   1,142   $   3,964
                                                              =========    ========    =========   =========









         The accompanying notes are an integral part of this statement.

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                       UNAUDITED STATEMENTS OF CASH FLOWS

                  SIX MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                             (DOLLARS IN THOUSANDS)

                                                                           1998           1997
                                                                         -------        -------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net earnings                                                         $   177        $   192
    Adjustments to reconcile net earnings to net cash:
       Depreciation                                                           32             29
       Amortization and accretion, net                                       (56)           (15)
       Provision for loan losses                                              12             12
       FHLB stock dividends                                                   (4)            (8)
       Increase in accrued interest receivable                               (23)           (31)
       Increase in other assets                                              (80)           (70)
       Increase (decrease) in accrued interest payable on deposits             7             (7)
       Increase in accrued expenses and other liabilities                     35            110
                                                                         -------        -------

       Net cash provided by operating activities                             100            212

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of held-to-maturity securities                              (2,202)            --
    Proceeds from maturities and calls of held-to-maturity securities      2,490             --
    Net increase in loans receivable                                      (2,276)        (1,710)
    Additions of premises and equipment                                       (9)           (21)
                                                                         -------        -------

    Net cash used in investing activities                                 (1,997)        (1,731)

CASH FLOWS FROM FINANCING ACTIVITIES
    Increase in deposits                                                   2,444            759
    Net decrease in FHLB borrowings                                          (30)           (28)
    Payment of dividends on common stock                                    (125)           (94)
                                                                         -------        -------

    Net cash provided by financing activities                              2,289            637
                                                                         -------        -------

Net increase (decrease) in cash and cash equivalents                         392           (882)


                                   (Continued)

        The accompanying notes are an integral part of these statements.

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                       UNAUDITED STATEMENTS OF CASH FLOWS

                  SIX MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                             (DOLLARS IN THOUSANDS)

                                                                    1998         1997
                                                                   ------       ------

Net increase in cash and cash equivalents
    (brought forward)                                              $  392       $ (882)

Cash and cash equivalents at beginning of period                    3,518        3,427
                                                                   ------       ------

Cash and cash equivalents at end of period                         $3,910       $2,545
                                                                   ======       ======


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

    Cash paid during the year for:
       Interest on customer deposits                               $  876       $  500
       Interest on FHLB advances                                       14           16
       Income taxes                                                   218           57






        The accompanying notes are an integral part of these statements.

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS



NOTE A - BASIS OF PRESENTATION

    The accompanying unaudited financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. The statements should be read in conjunction with the summary of accounting policies and notes to financial statements included in the Bank's financial statements for the year ended March 31, 1998. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with the rules of the Securities and Exchange Commission.


NOTE B - ACCOUNTING POLICIES

    The Bank adopted Financial Accounting Standards Board Statement No. 130, "Reporting Comprehensive Income" as of April 1, 1998. Comprehensive income is defined as the change in equity from transactions or other events and circumstances from non-owner sources and includes net earnings. For the six-month period ended September 30, 1998, the Bank had no transactions or events other than its net earnings which resulted in comprehensive income.

    Reference is also made to the accounting policies of the Bank described in the notes to the financial statements for the year ended March 31, 1998. The Bank has consistently followed those policies in preparing this report.


NOTE C - PROPOSED MERGER

    On December 14, 1998, the Bank executed an Agreement and Plan of Merger with the Peoples Holding Company and its subsidiary bank, The Peoples Bank & Trust Company. Consummation of the merger is dependent upon the approval of the shareholders and various regulatory agencies.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Inter-City Federal Bank for Savings
Louisville, Mississippi


We have audited the accompanying balance sheets of Inter-City Federal Bank for Savings as of March 31, 1998 and 1997, and the related statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1998. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inter-City Federal Bank for Savings as of March 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1998, in conformity with generally accepted accounting principles.


                                 /s/ T. E. Lott & Company

Columbus, Mississippi
May 6, 1998 (Except for Note N as to which the date is December 14, 1998)

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                                 BALANCE SHEETS

                             MARCH 31, 1998 AND 1997

          ASSETS                                                        1998              1997
                                                                    -----------       -----------

Cash                                                                $   327,702       $   312,708
Interest-bearing deposits                                             3,190,089         3,114,474
                                                                    -----------       -----------
    Total cash and cash equivalents                                   3,517,791         3,427,182
Securities (Notes A-4 and B)                                          2,506,145         2,033,342
Federal Home Loan Bank stock (Note E)                                   262,500           247,400
Loans receivable (Notes A-5 and C)                                   33,991,874        31,421,169
Accrued interest receivable                                             315,603           245,973
Premises and equipment (Notes A-6 and D)                                486,448           439,750
Other assets                                                             43,644            45,033
                                                                    -----------       -----------

                                                                    $41,124,005       $37,859,849
                                                                    ===========       ===========
          LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Deposits (Note F)                                               $35,366,895       $32,389,563
    Accrued interest payable on deposits                                 56,253            71,550
    Borrowed funds (Note G)                                             496,981           546,089
    Dividends payable                                                   124,966            93,724
    Accrued expenses and other liabilities                              148,831            64,409
                                                                    -----------       -----------

    Total liabilities                                                36,193,926        33,165,335

Stockholders' Equity:
    Common stock - par value $.01 per share, 2,000,000 shares
       authorized; 124,966 issued and outstanding                         1,250             1,250
    Additional paid-in capital                                        1,142,100         1,142,100
    Retained earnings - substantially restricted                      3,786,729         3,551,164
                                                                    -----------       -----------

    Total stockholders' equity                                        4,930,079         4,694,514
                                                                    -----------       -----------

                                                                    $41,124,005       $37,859,849
                                                                    ===========       ===========





        The accompanying notes are an integral part of these statements.

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                             STATEMENTS OF EARNINGS

                    YEARS ENDED MARCH 31, 1998, 1997 AND 1996

                                                               1998             1997             1996
                                                            ----------       ----------       ----------

INTEREST INCOME
   Interest and fees on loans                               $2,910,792       $2,619,849       $2,492,726
   Interest on mortgage-backed and related securities            6,075           30,344           25,926
   Interest on investment securities                           231,354          173,746           87,905
   FHLB stock dividends                                         15,199           13,949           14,406
                                                            ----------       ----------       ----------
                                                             3,163,420        2,837,888        2,620,963

INTEREST EXPENSE
   Interest on deposits                                      1,638,852        1,475,699        1,358,964
   Interest on borrowed funds                                   30,365           31,915           11,441
                                                            ----------       ----------       ----------
                                                             1,669,217        1,507,614        1,370,405
                                                            ----------       ----------       ----------

Net interest income                                          1,494,203        1,330,274        1,250,558
Provision for loan losses                                       24,000           24,000           23,000
                                                            ----------       ----------       ----------
Net interest income after provision for loan losses          1,470,203        1,306,274        1,227,558


NONINTEREST INCOME
   Loan origination and commitment fees                         55,788           47,462           54,202
   Checking account charges                                    125,376          122,769           80,318
   Other                                                        10,540           19,957            8,741
                                                            ----------       ----------       ----------
                                                               191,704          190,188          143,261
NONINTEREST EXPENSE
   Compensation and benefits                                   550,575          486,025          457,153
   Occupancy expense                                            40,886           35,456           38,086
   Furniture and equipment expense                              55,630           49,057           41,164
   Deposit insurance premiums (Note J)                          32,678          230,568           71,642
   Data processing                                              93,455           87,287           61,677
   Other                                                       312,046          266,756          242,861
                                                            ----------       ----------       ----------
                                                             1,085,270        1,155,149          912,403
                                                            ----------       ----------       ----------

Net earnings before income taxes                               576,637          341,313          458,416





                                   (Continued)

        The accompanying notes are an integral part of these statements.

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                             STATEMENTS OF EARNINGS

                    YEARS ENDED MARCH 31, 1998, 1997 AND 1996

                                                  1998            1997           1996
                                                --------        --------       --------

Net earnings before income taxes
    (brought forward)                           $576,637        $341,313       $458,416

Provision for income taxes (Note H):
    Current                                      222,081         124,381        161,600
    Deferred                                      (5,975)          2,100          6,820
                                                --------        --------       --------
                                                 216,106         126,481        168,420
                                                --------        --------       --------

Net Earnings                                    $360,531        $214,832       $289,996
                                                ========        ========       ========


Net earnings per share:
    Basic                                       $   2.89        $   1.81       $   2.52
    Diluted                                         2.89            1.81           2.46







        The accompanying notes are an integral part of these statements.

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                    YEARS ENDED MARCH 31, 1998, 1997 AND 1996

                                                                       Additional
                                                          Common        Paid-in          Retained
                                           Total          Stock         Capital          Earnings
                                        ----------        ------       ----------       ----------

Balance at April 1, 1995                $4,457,630        $1,134       $1,009,023       $3,447,473

Issuance of 1,500 shares of
    common stock                            15,000            15           14,985               --

Net earnings for the year
    ended March 31, 1996                   289,996            --               --          289,996

Cash dividend - $.50 per share             (57,480)           --               --          (57,480)
                                        ----------        ------       ----------       ----------

Balance at March 31, 1996                4,705,146         1,149        1,024,008        3,679,989

Issuance of 10,007 shares of
    common stock                           118,193           101          118,092               --

Net earnings for the year
    ended March 31, 1997                   214,832            --               --          214,832

Cash dividend - $2.75 per share           (343,657)           --               --         (343,657)
                                        ----------        ------       ----------       ----------

Balance at March 31, 1997                4,694,514         1,250        1,142,100        3,551,164

Net earnings for the year
    ended March 31, 1998                   360,531            --               --          360,531

Cash dividend - $1.00 per share           (124,966)           --               --         (124,966)
                                        ----------        ------       ----------       ----------

Balance at March 31, 1998               $4,930,079        $1,250       $1,142,100       $3,786,729
                                        ==========        ======       ==========       ==========





        The accompanying notes are an integral part of these statements.

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                            STATEMENTS OF CASH FLOWS

                    YEARS ENDED MARCH 31, 1998, 1997 AND 1996

                                                                 1998               1997               1996
                                                             -----------        -----------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net earnings                                             $   360,531        $   214,832        $   289,996
    Adjustments to reconcile net earnings to net cash:
       Deferred income tax expense (benefit)                      (5,975)             2,100              6,820
       Depreciation                                               61,055             54,861             47,993
       Amortization and accretion, net                           (94,493)           (43,706)              (606)
       Provision for loan losses                                  24,000             24,000             23,000
       FHLB stock dividends                                      (15,100)           (13,800)           (14,200)
       Increase in accrued interest receivable                   (69,630)           (18,319)           (40,178)
       (Increase) decrease in other assets                         1,389            (44,282)            82,251
       Increase (decrease) in accrued interest payable
           on deposits                                           (15,297)            10,474              7,952
       Increase (decrease) in accrued expenses and
           other liabilities                                      90,398            (22,924)            68,237
                                                             -----------        -----------        -----------

       Net cash provided by operating activities                 336,878            163,236            471,265


CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of held-to-maturity securities                  (4,397,680)        (3,668,942)                --
    Proceeds from maturities and calls of
       held-to-maturity securities                             4,019,370          2,269,437             12,707
    Net increase in loans receivable                          (2,594,705)        (2,512,141)          (856,507)
    Additions of premises and equipment                         (107,753)           (40,205)           (30,062)
                                                             -----------        -----------        -----------

    Net cash used in investing activities                     (3,080,768)        (3,951,851)          (873,862)


CASH FLOWS FROM FINANCING ACTIVITIES
    Issuance of common stock                                          --            118,193             15,000
    Increase in deposits                                       2,977,332          4,573,022          1,432,992
    Net increase (decrease) in FHLB borrowings                   (49,108)           (46,424)           492,513
    Payment of dividends on common stock                         (93,725)          (307,412)           (51,057)
                                                             -----------        -----------        -----------

    Net cash provided by financing activities                  2,834,499          4,337,379          1,889,448
                                                             -----------        -----------        -----------

Net increase in cash and cash equivalents                         90,609            548,764          1,486,851


                                   (Continued)

        The accompanying notes are an integral part of these statements.

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                            STATEMENTS OF CASH FLOWS

                    YEARS ENDED MARCH 31, 1998, 1997 AND 1996

                                                                    1998             1997              1996
                                                                 ----------       ----------       ----------

Net increase in cash and cash equivalents
    (brought forward)                                            $   90,609       $  548,764       $1,486,851

Cash and cash equivalents at beginning of year                    3,427,182        2,878,418        1,391,567
                                                                 ----------       ----------       ----------

Cash and cash equivalents at end of year                         $3,517,791       $3,427,182       $2,878,418
                                                                 ==========       ==========       ==========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

    Cash paid during the year for:
       Interest on customer deposits                             $1,654,149       $1,465,225       $1,351,012
       Interest on FHLB advances                                     30,601           32,128           11,441
       Income taxes                                                 123,418          187,981           80,000


    Noncash financing activities and investing activities:
       Dividends declared on common stock                        $  124,966       $   93,724       $   57,480












        The accompanying notes are an integral part of these statements.

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                        NOTES TO THE FINANCIAL STATEMENTS

                             MARCH 31, 1998 AND 1997



NOTE A - SUMMARY OF ACCOUNTING POLICIES

    A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

     1.    NATURE OF OPERATIONS

    Inter-City Federal Bank for Savings provides banking services. It is subject to regulations of the Office of Thrift Supervision ("OTS"). Inter-City Federal Bank serves the Winston and Neshoba Counties, Mississippi areas.

     2.    ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     3.    STATEMENTS OF CASH FLOWS

    For purposes of the statements of cash flows, all highly liquid debt instruments with a maturity of three months or less are considered to be cash equivalents.

     4.    SECURITIES

    Investments in securities are classified into three categories and are accounted for as follows:

    Available-for-Sale Securities

    Securities classified as available-for-sale are those securities that are intended to be held for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including movements in interest rates, liquidity needs, security risk assessments, changes in the mix of assets and liabilities and other similar factors. These securities are carried at their estimated fair value, and the net unrealized gain or loss is reported in stockholders' equity, net of tax, until realized.

    Gains and losses on the sale of available-for-sale securities are determined using the adjusted cost of the specific security sold.

    Premiums and discounts are recognized in interest income using the interest method.

                                   (Continued)

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                        NOTES TO THE FINANCIAL STATEMENTS

                             MARCH 31, 1998 AND 1997



NOTE A - SUMMARY OF ACCOUNTING POLICIES  (Continued)

     4.    SECURITIES  (Continued)

    Securities to be Held-to-Maturity

    Securities classified as held-to-maturity are those securities for which there is a positive intent and ability to hold to maturity. These securities are carried at cost adjusted for amortization of premiums and accretion of discounts, computed by the interest method.

    Trading Account Securities

    Trading account securities are those securities which are held for the purpose of selling them at a profit. There were no trading account securities on hand at March 31, 1998 and 1997.

     5.    LOANS RECEIVABLE

    Loans receivable are stated at unpaid principal balances, less the allowance for loan losses.

    The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

    The Bank's policy is to provide an allowance for uncollected interest on loans delinquent for 90 days or more.

    Direct loan costs and any related loan origination fees are recognized currently as period costs and income, respectively, and do not vary materially from the results that would be recorded using the deferral method prescribed by SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases."





                                   (Continued)

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                        NOTES TO THE FINANCIAL STATEMENTS

                             MARCH 31, 1998 AND 1997



NOTE A - SUMMARY OF ACCOUNTING POLICIES  (Continued)

    6.    PREMISES AND EQUIPMENT

    Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line basis over the estimated useful life of each type of asset. Expenditures for maintenance and repairs which do not materially prolong the useful life of the assets are charged to operating expenses as incurred. Renewals and improvements are capitalized. Gains and losses on sale of assets are reflected in current operations.

    7.    OTHER REAL ESTATE

    Real estate acquired by foreclosure is recorded at the lower of cost or estimated fair value, less estimated cost to sell. Costs relating to holding the property are charged to expense. Subsequent gains or losses on foreclosed real estate are reported in other operating income or expense.

    8.    INCOME TAXES

    Deferred income taxes are provided to reflect the future tax consequences of differences between the tax bases of assets and liabilities and their reported amounts in the balance sheet. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

    9.    EARNINGS PER SHARE

    Basic earnings per share is computed by dividing net earnings by the weighted average number of common shares outstanding during the periods.

    Diluted earnings per share is computed by dividing net earnings by the weighted average number of common shares outstanding during the periods plus the common share equivalents related to outstanding stock options. Weighted average common shares outstanding and diluted shares deemed outstanding were as follows:


                                                                   Years Ended March 31,
                                                            ---------------------------------
                                                             1998         1997          1996
                                                            -------      -------      -------
       Weighted average common shares outstanding           124,966      118,845      115,152
       Common share equivalents related to outstanding
          stock options                                          --           --        3,055
                                                            -------      -------      -------

       Adjusted weighted average common shares
          deemed to be outstanding                          124,966      118,845      118,207
                                                            =======      =======      =======

                                  (Continued)

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                        NOTES TO THE FINANCIAL STATEMENTS

                             MARCH 31, 1998 AND 1997



NOTE A - SUMMARY OF ACCOUNTING POLICIES  (Continued)

    10.    ACCOUNTING PRONOUNCEMENTS

    In June, 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS No. 130). SFAS No. 130 requires that all items that are components of comprehensive income (defined as "the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners"), be reported in a financial statement that is displayed with the same prominence as other financial statements. Companies will be required to (a) classify items of other comprehensive income by its nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for fiscal years beginning after December 31, 1997, and requires reclassification of prior periods presented. SFAS No. 130's requirements are disclosure-related and its implementation will have no impact on the Bank's financial condition or results of operations.


NOTE B -  SECURITIES

    Securities at March 31, 1998 and 1997, consisted of securities to be held-to-maturity with a carrying amount of $2,506,145 and $2,033,342, respectively. The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value of these securities at March 31, 1998 and 1997, are as follows:

                                                        March 31, 1998
                                     --------------------------------------------------------
                                                      Gross           Gross        Estimated
                                     Amortized      Unrealized      Unrealized       Fair
                                        Cost           Gains          Losses         Value
                                     ---------      ----------      ----------     ----------
Held-to-maturity securities:
    Obligations of other U.S.
       Government agencies          $2,442,886      $    4,296     $      403      $2,446,779
    Mortgage-backed securities          63,259           3,789             --          67,048
                                    ----------      ----------     ----------      ----------

                                    $2,506,145      $    8,085     $      403      $2,513,827
                                    ==========      ==========     ==========      ==========






                                  ( Continued )

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                        NOTES TO THE FINANCIAL STATEMENTS

                             MARCH 31, 1998 AND 1997



NOTE B -  SECURITIES  (Continued)

                                                        March 31, 1997
                                     -----------------------------------------------------
                                                      Gross          Gross      Estimated
                                     Amortized      Unrealized     Unrealized     Fair
                                        Cost           Gains         Losses       Value
                                     ---------      ----------     ----------   ----------
Held-to-maturity securities:
    Obligations of other U. S
       Government agencies          $1,958,038      $       --     $    9,200   $1,948,838
    Mortgage-backed securities          75,304           2,113             --       77,417
                                    ----------      ----------     ----------   ----------

                                    $2,033,342      $    2,113     $    9,200   $2,026,255
                                    ==========      ==========     ==========   ==========


    The scheduled maturities of securities at March 31, 1998 and 1997, are as follows:

                                          March 31, 1998                 March 31, 1997
                                     -------------------------     ------------------------
                                                     Estimated                   Estimated
                                     Amortized         Fair        Amortized       Fair
                                        Cost           Value          Cost         Value
                                     ---------      ----------    ----------    ----------
Held-to-maturity securities:
    Due in one year or less         $2,442,886      $2,446,779    $1,958,038    $1,948,838
    Mortgage-backed securities          63,259          67,048        75,304        77,417
                                    ----------      ----------    ----------    ----------

                                    $2,506,145      $2,513,827    $2,033,342    $2,026,255
                                    ==========      ==========    ==========    ==========

There were no gains and losses on the sale of securities during the years ended March 31, 1998 and 1997.

Securities with a carrying value of $2,442,886 and $1,958,038 are pledged to secure public deposits as required by law at March 31, 1998 and 1997, respectively.

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                        NOTES TO THE FINANCIAL STATEMENTS

                             MARCH 31, 1998 AND 1997



NOTE C - LOANS RECEIVABLE

Loans receivable consist of the following:                  (In Thousands)
                                                              March 31,
                                                         -------------------
                                                          1998         1997
                                                         -------     -------
Loans collateralized by real estate:
    One-four family residential                          $18,320     $18,186
    Other residential                                        208          48
    Commercial                                             5,141       5,191
    Construction and land                                    400         250

Other loans:
    Deposit account                                          653         364
    Automobile                                             3,642       3,249
    Home equity and second mortgage                        1,972       1,086
    Commercial                                             1,150         927
    Other                                                  2,628       2,225
                                                         -------     -------
                                                          34,114      31,526
    Less allowance for loan losses                           122         105
                                                         -------     -------

                                                         $33,992     $31,421
                                                         =======     =======


Activity in the allowance for loan losses is as follows:

                                                                         Years Ended March 31,
                                                                ----------------------------------------
                                                                   1998            1997           1996
                                                                ---------       ---------       --------
Balance, beginning of period                                    $ 105,400       $  93,416       $ 84,053

Additions:
    Provision for loan losses                                      24,000          24,000         23,000
    Recoveries                                                      1,998           2,790          1,077
                                                                ---------       ---------       --------
                                                                   25,998          26,790         24,077
Deductions:
    Charge-offs                                                    (9,474)        (14,806)       (14,714)
                                                                ---------       ---------       --------

Balance, end of period                                          $ 121,924       $ 105,400       $ 93,416
                                                                =========       =========       ========


                       INTER-CITY FEDERAL BANK FOR SAVINGS

                        NOTES TO THE FINANCIAL STATEMENTS

                             MARCH 31, 1998 AND 1997



NOTE D - PREMISES AND EQUIPMENT

   Premises and equipment consist of the following:                        March 31,
                                                               ----------------------------
                                                                   1998             1997
                                                               -----------     ------------
       Land                                                    $    14,000     $     14,000
       Office building                                             315,572          250,572
       Leasehold improvements                                      139,778          139,778
       Furniture and equipment                                     464,145          426,354
                                                               -----------     ------------
                                                                   933,495          830,704
       Less accumulated depreciation                               447,047          390,954
                                                               -----------     ------------

                                                               $   486,448     $    439,750
                                                               ===========     ============

   Depreciation expense totaled $61,055, $54,861, and $47,993 for the years ended March 31, 1998, 1997, and 1996, respectively.


NOTE E - FEDERAL HOME LOAN BANK STOCK

   The Bank is a member of the Federal Home Loan Bank system. As a member, it is required to maintain an investment in capital stock of the Federal Home Loan Bank. No ready market exists for such stock, and it has no quoted market value; therefore, the stock is assumed to have a market value which is equal to cost.


NOTE F - DEPOSITS

    Deposits are summarized as follows:

                                                  March 31, 1998                        March 31, 1997
                                             ---------------------------         ---------------------------
                                                               Average                              Average
                                                               Interest                             Interest
                                               Amount            Rate              Amount             Rate
                                             -----------       -------           -----------        --------
       NOW accounts                          $ 6,444,490          2.90%          $ 5,705,091          2.52%
       Money market demand                       485,690          3.22%              453,649          3.22%
       Passbook                                1,040,009          3.56%              883,923          3.49%
       Certificates of deposit                27,396,706          5.49%           25,346,900          5.54%
                                             -----------       -------           -----------         -----

                                             $35,366,895          4.93%          $32,389,563          4.92%
                                             ===========       =======           ===========         =====


                                  ( Continued )

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                        NOTES TO THE FINANCIAL STATEMENTS

                             MARCH 31, 1998 AND 1997



NOTE F - DEPOSITS  (Continued)

    The certificates of deposit are scheduled to mature as follows:

                                                                   March 31, 1998                      March 31, 1997
                                                          -------------------------------     -------------------------------
                                                                                 Percent                              Percent
                                                                                   Of                                   Of
                                                               Amount             Total            Amount              Total
                                                          ----------------     ----------     ----------------     -----------
       Within one year                                    $     19,866,806         72.52%     $     17,711,913          69.88%
       More than one year
           through three years                                   5,277,670         19.26%            4,701,880          18.55%
       Thereafter                                                2,252,230          8.22%            2,933,107          11.57%
                                                          ----------------     ---------      ----------------     ----------

                                                          $     27,396,706        100.00%     $     25,346,900         100.00%
                                                          ================     =========      ================     ==========


    Contractual interest rates of certificates of deposit are:

                                                                 March 31,
                                      ------------------------------------------------------------------
                                                    1998                                1997
                                      ------------------------------      ------------------------------
                                                             Percent                             Percent
                                                               of                                   of
                                           Amount             Total            Amount             Total
                                      ----------------     ---------      -----------------    ----------
       3.01% to 4.00%                 $         54,726           .20%     $          50,018           .20%
       4.01% to 5.00%                        4,013,169         14.65%             1,319,666          5.21%
       5.01% to 6.00%                       21,019,936         76.72%            20,669,288         81.55%
       6.01% to 7.00%                        2,308,875          8.43%             3,307,928         13.04%
                                      ----------------     ---------      -----------------    ----------

                                      $     27,396,706        100.00%     $      25,346,900        100.00%
                                      ================     =========      =================    ==========

At March 31, 1998 and 1997, certificates of deposits with a balance greater than $100,000 totaled approximately $6,457,000 and $5,145,000, respectively.

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                        NOTES TO THE FINANCIAL STATEMENTS

                             MARCH 31, 1998 AND 1997



NOTE G - BORROWED FUNDS

    Advances from the Federal Home Loan Bank are collateralized by the residential mortgage loan portfolio, Federal Home Loan Bank stock and amounts on deposit with the Federal Home Loan Bank.

                                                                                       March 31,
                                                                           ----------------------------
                                                                               1998             1997
                                                                           -----------     ------------
       5.633% note payable in monthly installments with
       final payment due January 2, 2006.                                  $   496,981     $    546,089
                                                                           ===========     ============

    Future expected maturities of the advances are as follows:

                   March 31,
                  ----------
                     1999                                   $     51,967
                     2000                                         54,849
                     2001                                         58,126
                     2002                                         61,486
              2003 and Thereafter                                270,553


NOTE H - INCOME TAXES

    In 1996, Congress passed the Small Business Job Protection Act of 1996. This Act requires all savings banks to change their method of accounting for bad debts for tax reporting purposes. Bad debt reserves accumulated after 1987 are subject to recapture over a six year period. Pre-1988 reserves will not be recaptured unless the bank enters into certain transactions as specified in the Act. The tax bad debt reserves accumulated after 1987 totaled approximately $194,000, and the pre-1988 reserves totaled approximately $824,000. The Bank qualifies for a recapture deferral provision of the Act which allows for the deferral of the recapture period until the year beginning April 1, 1998.

    The provision for current income taxes differs from that computed at the statutory 34% corporate rates as follows:


                                                                 Years Ended
                                                                    March 31,
                                                 --------------------------------------------
                                                     1998             1997            1996
                                                 ------------    ------------     -----------
       Tax at statutory rates                    $    196,057    $    116,046     $   155,861
       State income taxes and other, net               20,049          10,435          12,559
                                                 ------------    ------------     -----------

                                                 $    216,106    $    126,481     $   168,420
                                                 ============    ============     ===========

                                  ( Continued )

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                        NOTES TO THE FINANCIAL STATEMENTS

                             MARCH 31, 1998 AND 1997



NOTE H - INCOME TAXES  (Continued)

    The components of the net deferred tax liability included in other liabilities as of March 31, 1998 and 1997, are as follows:

                                                                       1998            1997
                                                                  ------------     -----------
          Assets:
              Premises and equipment                              $        760     $        --
                                                                  ------------     -----------
       Total deferred tax assets                                           760              --
                                                                  ------------     -----------

           Liabilities:
              Premises and equipment                                        --           4,560
              Reserve for loan losses                                   34,685          35,360
                                                                  ------------     -----------
                  Total deferred tax liabilities                        34,685          39,900
                                                                  ------------     -----------

                      Net deferred tax liability                  $     33,925     $    39,900
                                                                  ============     ===========


NOTE I - CONTINGENCIES AND COMMITMENTS

    In the normal course of business, there are outstanding various commitments and contingent liabilities, such as commitments to extend credit, which are not reflected in the accompanying statement of financial condition. No losses are anticipated as a result of these commitments. At March 31, 1998 and 1997, there were $272,000 and $-0-, respectively, commitments to extend variable and fixed rate mortgage loans.

    The Bank has entered into an agreement to rent certain real estate for use as a branch bank site. The lease, which is classified as an operating lease, requires annual lease payments of $12,000, and expires in 2004.

    The Bank is a defendant in an action brought by a former employee alleging sex and age discrimination as well as rate of pay discrimination. The Circuit Court of Winston County granted a motion to dismiss the case. However, the case has been appealed to the Mississippi Supreme Court. Management, based upon consultation with counsel, is unable to evaluate the outcome of the appeal or estimate the amount or range of any potential loss to the Bank.

    The Bank has entered into an agreement with a company to provide certain data processing services and reports. The agreement is for a period of five years beginning February, 1995, and automatically continues after the initial term for three years unless terminated by either party.

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                        NOTES TO THE FINANCIAL STATEMENTS

                             MARCH 31, 1998 AND 1997



NOTE J - REGULATORY MATTERS

    The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighing, and other factors.

    To ensure capital adequacy, quantitative measures have been established by the Bank's primary regulator, the OTS. Current OTS standards require that the Bank maintain tangible capital (as defined) equal to at least 1.5% of tangible assets, core capital (as defined) equal to at least 3% of adjusted tangible assets, and risk-based capital (as defined) equal to at least 8% of risk-weighted assets. Management believes, as of March 31, 1998, that the Bank exceeds all capital adequacy requirements.

    At March 31, 1998, the Bank was categorized by regulators as well-capitalized under the regulatory framework for prompt corrective action. A financial institution is deemed to be well-capitalized if it has total risk-based capital of 10% or more, has a Tier 1 risk-based capital ratio of 6% or more, and has a Tier 1 leverage capital ratio of 5% or more. At March 31, 1998, the Bank's capital exceeded all of the capital standards of a well-capitalized institution. There are no conditions or anticipated events that, in the opinion of management, would change the category.

    The Bank's actual capital amounts and ratios at March 31, 1998 and 1997, are presented in the following table. No amount was deducted from capital for interest-rate risk exposure.


                                                                 ($ In Thousands)
                                              --------------------------------------------------
                                                 March 31, 1998              March 31, 1997
                                              --------------------        ----------------------
                                               Amount       Ratio          Amount          Ratio
                                              -------       -----         --------         -----
       Tangible capital                       $ 4,930         12.0%       $  4,695         12.4%
       Core/leverage capital                    4,930         12.5%          4,695         13.2%
       Tier 1 risk-based capital                4,930         18.3%          4,695         19.4%
       Total risk-based capital                 5,052         18.8%          4,800         19.8%



    Regulations also include restrictions on loans to one borrower, on certain types of investments and loans, on loans to officers, directors, and principal shareholders, on brokered deposits and on transactions with affiliates.
                                  ( Continued )

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                        NOTES TO THE FINANCIAL STATEMENTS

                             MARCH 31, 1998 AND 1997



NOTE J - REGULATORY MATTERS  (Continued)

    To qualify under the Qualified Thrift Lender (QTL) test, approximately 65% of assets must be maintained in housing related finance and other specified areas. If the QTL test is not met, limits are placed on growth, branching, new investments, FHLB advances, and dividends or the Bank must convert to a commercial bank charter.

    In September, 1996, banking legislation was enacted requiring that all institutions with SAIF (Savings Association Insurance Fund) deposits pay a one-time special assessment. This assessment was $170,861 and is included in deposit insurance premiums in the statement of earnings for the year ended March 31, 1997.


NOTE K - EMPLOYEE BENEFIT PLANS

    An officer of the Bank is employed under a special termination agreement for a term of three years, renewing and extending annually unless written notice is provided in writing within ten days of the anniversary date of the agreement. If, during the term of the agreement, the officer's employment is terminated, except for cause, he shall be entitled to termination pay equal to 299% of his annual base compensation.

    The Bank has a recognition and retention plan whereby certain executive officers are awarded restricted stock. Awards vest at a rate of one-fifth of the restricted stock granted per year. A total of 3,315 shares have been awarded under the plan. All shares awarded have vested and have been issued.

    The Bank also has an incentive stock option plan to encourage ownership of the Bank's common stock by granting stock options to certain key officers, directors and employees. Under this plan, options are granted at a price equal to the fair market value of the shares on the date the option is granted. Options to purchase shares granted under the plan can be exercised over a ten-year period. At March 31, 1998, of the 11,059 shares available under the plan, options for all shares had been granted and all shares exercised.

    The Bank has elected to continue to measure compensation cost relative to its stock option compensation plans using Accounting Principles Board Opinion No. 25. If the Bank had adopted SFAS Statement No. 123, Accounting for Stock Based Compensation, the pro forma net income would not be materially different from net income as reported.

    The Bank adopted a Simplified Employee Pension ("SEP") Plan covering substantially all employees. The Plan calls for benefits to be paid to eligible employees at retirement determined on the basis of an amount equal to 5% of each employee's compensation on a monthly basis. For the years ended March 31, 1998 and 1997, the Bank contributed $20,136 and $18,118, respectively, to the SEP Plan.

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                        NOTES TO THE FINANCIAL STATEMENTS

                             MARCH 31, 1998 AND 1997



NOTE L - RELATED PARTY TRANSACTIONS

    In the normal course of business, the Bank makes loans to its directors and executive officers and to companies in which they have significant ownership interest. These loans are made on substantially the same terms as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, are consistent with sound banking practices and are within applicable regulatory and lending limits. Such loans amounted to approximately $400,000 and $380,000 at March 31, 1998 and 1997, respectively.


NOTE M - CONCENTRATIONS OF CREDIT RISK

    The Bank's loans, which are mostly collateralized by real estate mortgages, are granted primarily to borrowers in Winston and Neshoba Counties of Mississippi. Generally, such customers are also depositors of the Bank. The concentrations of credit by type of loan are set forth in Note C. The distribution of commitments to extend credit approximates the distribution of loans outstanding.


NOTE N - MERGER AGREEMENT

    On December 14, 1998, the Bank executed an Agreement and Plan of Merger with the Peoples Holding Company and its subsidiary bank, The Peoples Bank & Trust Company. Consummation of the merger is dependent upon the approval of the shareholders and various regulatory agencies.

NOTE O - FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments at March 31, 1998 and 1997.

    Cash and cash equivalents: The balance sheet carrying amounts for cash and short-term instruments approximate the estimated fair values of such assets.

    Securities: Fair values for investment securities are based on quoted market prices, if available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.




                                  ( Continued )

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                        NOTES TO THE FINANCIAL STATEMENTS

                             MARCH 31, 1998 AND 1997



NOTE O - FAIR VALUE OF FINANCIAL INSTRUMENTS  (Continued)

    Loans receivable: For variable rate loans that reprice frequently and which entail no significant change in credit risk, fair values are based on the carrying values. The estimated fair values of fixed rate loans are estimated based on discounted cash flow analyses using interest rates currently offered for loans with similar terms to borrowers of similar credit quality. Nonperforming loans have not been discounted. Because of an insignificant amount of long-term fixed rate loans and portfolio rates which are comparable with rates currently offered, the fair value of such loans was determined to approximate carrying value at March 31, 1998 and 1997. The carrying amount of accrued interest receivable approximates its fair value.

    Off-balance-sheet instruments: Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements. The aggregate amount of these fees is not material.

    Deposit liabilities: The fair values estimated for interest-bearing checking accounts, savings and certain types of money market accounts are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values of fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered to a schedule of aggregated expected monthly time deposit maturities. Because of insignificant amounts of long-term fixed rate certificates of deposit and portfolio rates which are comparable with rates currently offered, the fair value was determined to approximate carrying value at March 31, 1998 and 1997. The carrying amount of accrued interest payable approximates its fair value.

    Advances from Federal Home Loan Bank: The fair value of advances from the Federal Home Loan Bank (FHLB) are estimated using discounted cash flow analysis based on current FHLB borrowing rates for similar types of borrowing arrangements. Because current FHLB borrowing rates are comparable to Bank rates, the fair value was determined to approximate carrying value at March 31, 1998 and 1997.

    The following tables provide summary information on the fair value of financial instruments. Such information does not purport to represent the aggregate net fair value of the Bank. Further, the fair value estimates are based on various assumptions, methodologies and subjective considerations, which vary widely among different financial institutions and which are subject to change. The carrying amounts are the amounts at which the financial instruments are reported in the financial statements.



                                  ( Continued )

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                        NOTES TO THE FINANCIAL STATEMENTS

                             MARCH 31, 1998 AND 1997



NOTE O - FAIR VALUE OF FINANCIAL INSTRUMENTS  (Continued)

                                                               March 31, 1998                       March 31, 1997
                                                     ---------------------------------    ---------------------------------
                                                        Carrying          Estimated           Carrying         Estimated
                                                        Amount of        Fair Value           Amount of        Fair Value
                                                       Assets and      of Assets and         Assets and       of Assets and
                                                      (Liabilities)     (Liabilities)       (Liabilities)     (Liabilities)
                                                     --------------    --------------       -------------     -------------
                                                                                 (In Thousands)
       Cash and cash equivalents                     $    3,518        $   3,518             $   3,427         $   3,427
       Securities                                         2,506            2,514                 2,033             2,026
       Loans                                             33,992           33,992                31,421            31,421
       Deposits:
           Savings and interest checking                 (7,970)          (7,970)               (7,043)           (7,043)
           Time deposits                                (27,397)         (27,397)              (25,347)          (25,347)
       Advances from Federal Home
           Loan Bank                                       (497)            (497)                 (546)             (546)

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                          THE PEOPLES HOLDING COMPANY,
                         THE PEOPLES BANK &TRUST COMPANY

                                       AND

                       INTER-CITY FEDERAL BANK FOR SAVINGS

                             DATED DECEMBER 14, 1998

                                TABLE OF CONTENTS


                                                                                                               PAGE

PREAMBLE..........................................................................................................1

RECITALS..........................................................................................................1

DEFINITIONS.......................................................................................................2

ARTICLE I.  MERGER................................................................................................7
         1.1      THE MERGER......................................................................................7
         1.2      EFFECTIVE DATE..................................................................................8

ARTICLE II.  MERGER CONSIDERATION.................................................................................8
         2.1      CONSIDERATION...................................................................................8
         2.2      SHAREHOLDER RIGHTS; STOCK TRANSFERS.............................................................8
         2.3      FRACTIONAL SHARES...............................................................................9
         2.4      EXCHANGE PROCEDURES.............................................................................9
         2.5      DISSENTING SHARES...............................................................................9
         2.6      RESERVATION OF RIGHT TO REVISE TRANSACTION.....................................................10
         2.7      ANTI-DILUTION ADJUSTMENTS......................................................................10

ARTICLE III.  INTER-CITY ACTIONS PENDING CONSUMMATION............................................................10
         3.1      CAPITAL STOCK..................................................................................10
         3.2      DISTRIBUTIONS..................................................................................11
         3.3      LIABILITIES....................................................................................11
         3.4      OPERATIONS.....................................................................................11
         3.5      LIENS AND ENCUMBRANCES.........................................................................11
         3.6      EMPLOYMENT ARRANGEMENTS........................................................................11
         3.7      BENEFIT PLANS..................................................................................12
         3.8      CONTINUANCE OF BUSINESS........................................................................12
         3.9      AMENDMENTS.....................................................................................12
         3.10     CLAIMS.........................................................................................12
         3.11     CONTRACTS......................................................................................12
         3.12     LOANS..........................................................................................12

ARTICLE IV.  PEOPLES ACTIONS PENDING CONSUMMATION ...............................................................13

ARTICLE V.  REPRESENTATIONS AND WARRANTIES ......................................................................13
         5.1      INTER-CITY'S REPRESENTATIONS AND WARRANTIES....................................................13
         5.2      PEOPLES' REPRESENTATIONS AND WARRANTIES........................................................24
         5.3      EXCEPTIONS TO REPRESENTATIONS..................................................................28



                                                                                                               PAGE

ARTICLE VI.  COVENANTS...........................................................................................28

         6.1      BEST EFFORTS...................................................................................28
         6.2      THE PROXY......................................................................................28
         6.3      REGISTRATION STATEMENT - COMPLIANCE
                  WITH SECURITIES LAWS...........................................................................29
         6.4      REGISTRATION STATEMENT EFFECTIVENESS...........................................................29
         6.5      PRESS RELEASES.................................................................................29
         6.6      ACCESS; INFORMATION............................................................................30
         6.7      ACQUISITION PROPOSALS..........................................................................30
         6.8      REGISTRATION STATEMENT PREPARATION; REGULATORY
                  APPLICATIONS PREPARATION.......................................................................31
         6.9      EMPLOYMENT AGREEMENTS/SEVERANCE PAYMENTS ......................................................31
         6.10     BLUE SKY FILINGS...............................................................................32
         6.11     AFFILIATE AGREEMENTS...........................................................................32
         6.12     TAKEOVER LAW...................................................................................32
         6.13     NO RIGHTS TRIGGERED............................................................................33
         6.14     SHARES LISTED..................................................................................33
         6.15     CURRENT INFORMATION............................................................................33
         6.16     INDEMNIFICATION................................................................................33
         6.17     APPOINTMENT OF DIRECTOR........................................................................35
         6.18     CREDIT FOR EMPLOYMENT BY INTER-CITY............................................................35
         6.19     HEALTH PLAN COVERAGE...........................................................................35

ARTICLE VII.  CONDITIONS TO CONSUMMATION
  OF THE MERGER..................................................................................................35
         7.1      CONDITIONS TO EACH PARTY'S OBLIGATIONS.........................................................35
         7.2      CONDITIONS TO OBLIGATIONS OF PEOPLES...........................................................37
         7.3      CONDITIONS TO OBLIGATIONS OF INTER-CITY........................................................38

ARTICLE VIII.  TERMINATION.......................................................................................39
         8.1      EVENTS OF TERMINATION..........................................................................39
         8.2      CONSEQUENCES OF TERMINATION....................................................................40

ARTICLE IX.  OTHER MATTERS.......................................................................................40
         9.1      SURVIVAL.......................................................................................40
         9.2      WAIVER; AMENDMENT..............................................................................40
         9.3      COUNTERPARTS...................................................................................41
         9.4      GOVERNING LAW..................................................................................41


                                                                                                               PAGE
         9.5      EXPENSES.......................................................................................41
         9.6      CONFIDENTIALITY................................................................................41
         9.7      NOTICES........................................................................................41
         9.8      ENTIRE UNDERSTANDING; NO THIRD PARTY
                  BENEFICIARIES..................................................................................43
         9.9      HEADINGS.......................................................................................43
         9.10     BROKERS........................................................................................43

EXHIBITS

         A        Affiliate Agreement
         B        Opinion of Powell, Goldstein, Frazer & Murphy
         C        Noncompetition Agreement
         D        Opinion of Gerrish & McCreary, P.C.


                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of December 14, 1998 (the "Agreement"), is made and entered into by and between THE PEOPLES HOLDING COMPANY ("Peoples"), a Mississippi corporation, THE PEOPLES BANK & TRUST COMPANY (the "Bank"), a Mississippi banking corporation and a wholly-owned subsidiary of Peoples, and INTER-CITY FEDERAL BANK FOR SAVINGS ("Inter-City"), a federal savings bank.

                                    PREAMBLE

         The management and Boards of Directors of Peoples, the Bank and Inter-City believe, respectively, that the business combination transaction provided for herein, in which Inter-City will, subject to the terms and conditions set forth herein, merge with and into the Bank so that the Bank is the surviving corporation in the Merger, and the shareholders of Inter-City will become shareholders of Peoples is in the best interests of Peoples, the Bank and Inter-City's shareholders.

                                    RECITALS

         A. PEOPLES. Peoples is a corporation duly organized and validly existing under Mississippi law and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal offices located at 209 Troy Street, Tupelo, Mississippi. As of the date of this Agreement, Peoples has 15,000,000 authorized shares of common stock, $5.00 par value per share ("Peoples Common Stock") (no other class of capital stock being authorized), of which 5,859,472 shares of Peoples Common Stock are issued and outstanding.

         B. THE BANK. The Bank is a banking corporation duly organized and validly existing under Mississippi law, with its principal offices located at 209 Troy Street, Tupelo, Mississippi. As of the date of this Agreement, the Bank has 772,822 authorized shares of common stock, all of which are owned by Peoples.

         C. INTER-CITY. Inter-City is a federal savings bank duly organized and validly existing under the laws of the United States of America, with its principal offices located at 228 Main, Louisville, Mississippi. As of the date of this Agreement, Inter-City has 2,000,000 authorized shares of common stock, par value $.01 per share ("Inter-City Common Stock") and 500,000 authorized shares of serial preferred stock (no other class of capital stock being authorized), of which 124,966 of Inter-City Common Stock are issued and outstanding.

         C. APPROVALS. At meetings of the respective Boards of Directors of Peoples, the Bank and Inter-City, each such Board has approved and authorized the execution of this Agreement.

         D. INTENTION OF THE PARTIES. The Parties intend the Merger to qualify, for accounting purposes, as a "pooling of interests." The Parties intend the Merger to qualify, for federal income tax purposes, as a tax-free reorganization under Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended.

         In consideration of their mutual promises and obligations, Peoples, the Bank and Inter-City agree as follows:

                                   DEFINITIONS

         A. DEFINITIONS. Capitalized terms used in this Agreement have the following meanings:

            "Acquisition Proposal" has the meaning assigned in Section 6.7(A).

            "Agreement" means this Agreement and Plan of Merger.

            "Appraisal Laws" has the meaning assigned in Section 2.5.

            "Asset Classification" has the meaning assigned in Section 5.1(S).

            "Bank" means The Peoples Bank & Trust Company, a Mississippi banking corporation with offices in the following Mississippi locations:

                  Aberdeen, Amory, Batesville, Booneville, Calhoun City, Coffeeville, Corinth, Grenada, Guntown, Hernando, Iuka, Louisville, New Albany, Okolona, Olive Branch, Plantersville, Pontotoc, Saltillo, Sardis, Shannon, Smithville, South Haven, Tupelo, Verona, Water Valley, West Point, Winona

            "Code" has the meaning assigned in Section 5.1(P)(2).

            "Compensation and Benefit Plans" has the meaning assigned in Section 5.1(P)(1).

            "Derivatives Contract" means an exchange traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract that (1) is not included on the balance sheet of the Inter-City Financial Reports, and (2) is a derivative contract (including various combinations of the foregoing).

                  "Dissenting Shares" means the shares of Inter-City Common Stock held by those shareholders of Inter-City who have timely and properly exercised their dissenters' rights in accordance with the Appraisal Laws.

                  "Effective Date" has the meaning assigned in Section 1.2.

                  "Eligible Inter-City Common Stock" means shares of Inter-City Common Stock validly issued and outstanding on the Effective Date other than Dissenting Shares.

                  "Environmental Law" means (1) any federal, state, and/or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, amended by Superfund Amendments and Reauthorizations Act of 1986, the Clean Water Act; the Clean Air Act; the Resource Conservation and Recovery Act of 1976; the Solid Waste Disposal Act; the Toxic Substances Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; and the Occupational Safety and Health Act of 1970, and (2) any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material.

                  "ERISA" has the meaning assigned in Section 5.1(P)(2).

                  "ERISA Affiliate" has the meaning assigned in Section
5.1(P)(3).

                  "ERISA Plans" has the meaning assigned in Section 5.1(P)(2).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated under such statute.

                  "Exchange Agent" has the meaning assigned in Section 2.4.

                  "Exchange Ratio" has the meaning assigned in Section 2.1(B).

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                  "GAAP" means generally accepted accounting principles consistently applied, as applicable to financial institutions.

                  "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, including any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

                  "Indemnified Party" has the meaning assigned in Section 6.16.

                  "Inter-City" means Inter-City Federal Bank for Savings, a federal savings bank.

                  "Inter-City Common Stock" has the meaning assigned in Recital
C.

                  "Inter-City Financial Reports" has the meaning assigned in
Section 5.1(H).

                  "Knowledge" with respect to Peoples, Inter-City and their respective Subsidiaries means the actual knowledge of the executive officers of such entity.

                  "Loan/Fiduciary Property" means any property owned or controlled by Inter-City or in which Inter-City holds a security or other interest, and, where required by the context, includes any such property where Inter-City constitutes the owner or operator of such property, but only with respect to such property.

                  "Material Adverse Effect" means, with respect to any Party, an event, occurrence or circumstance (including (1) the making of any provisions for possible loan and lease losses, write-downs of other real estate owned and taxes, and (2) any breach of a representation or warranty contained in this Agreement by such Party) that (a) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business or prospects of such Party and its Subsidiaries, taken as a whole, or (b) would materially impair such party's ability to perform its obligations under this Agreement or the consummation of any of the transactions contemplated by this Agreement.

                  "Meeting" has the meaning assigned in Section 6.2.

                  "Merger" has the meaning assigned in Section 1.1.

                  "Multiemployer Plans" has the meaning assigned in Section 5.1(P)(2).

                  "NASDAQ" means the National Association of Securities Dealers Automated Quotations system.

                  "OTS" means the Office of Thrift Supervision.

                  "Participation Facility" means any facility in which Inter-City participates in the management and, where required by the context, includes the owner or operator of such facility.

                  "Party" means each of Peoples, the Bank and Inter-City, as applicable..

                  "Parties" means, collectively, Peoples, the Bank and Inter-City.

                  "Pension Plan" has the meaning assigned in Section 5.1(P)(2).

                  "Peoples" means The Peoples Holding Company, a Mississippi corporation.

                  "Peoples Common Stock" has the meaning assigned in Recital A.

                  "Peoples Financial Reports" has the meaning assigned in
Section 5.2(G).

                  "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental body or other entity.

                  "Proxy Statement" has the meaning assigned in Section 6.2.

                  "Registration Statement" has the meaning assigned in Section 6.2.

                  "Regulatory Authorities" means federal or state governmental agencies, authorities or departments charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits.

                  "Rights" means securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock.

                  "Schedule" refers to information provided by a Party in a Schedule that is delivered not less than three (3) days before the date of this Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated under such statute.

                  "SEC" means the Securities and Exchange Commission.

                  "State Board" means the Mississippi Department of Banking and Consumer Finance.

                  "Subsidiary" means, with respect to any entity, each partnership, limited liability company, or corporation the majority of the outstanding partnership interests, membership interests, capital stock or voting power of which is (or upon the exercise of all outstanding warrants, options and other rights would be) owned, directly or indirectly, at the time in question by such entity, and specifically includes, with respect to Peoples, the Bank.

                  "Tax Returns" has the meaning assigned in Section 5.1(Z).

                  "Taxes" means federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the respective Party or its Subsidiaries, together with any interest, additions, or penalties relating to such taxes and any interest charged on those additions or penalties.

                  "Third Party" means a person within the meaning of Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended, excluding (1) Inter-City, and (2) Peoples or any Subsidiary of Peoples.

                  "Transaction Expenses" means all fees and expenses of Inter-City's consultants and advisors, including legal counsel, accountants and financial advisors incurred in connection with the Merger, but shall not include the fees and expenses of The Carson Medlin Company disclosed to Peoples prior to the execution of this Agreement.

                  "Year 2000 Compliance" has the meaning assigned in Section 5.1(M)(5).

         B. GENERAL INTERPRETATION. Except as otherwise expressly provided in this Agreement or unless the context clearly requires otherwise, the following rules of interpretation apply: (1) the terms defined in this Agreement include the plural as well as the singular; (2) the phrase "in this Agreement" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and (3) references in this Agreement to Articles, Sections, Schedules, and Exhibits refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." Unless otherwise stated references to Subsections refer to the Subsections of the Section in which the reference appears. All pronouns used in this Agreement include the masculine, feminine and neuter gender, as the context requires.

                  The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or laws shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

                  The Schedules of each of Peoples and Inter-City referred to in this Agreement shall consist of the information, agreements and other documentation described and referred to in this Agreement as being included in the Schedules with respect to such Party, which Schedules were delivered by each of Peoples and Inter-City to the other not less than three (3) business days before the date of this Agreement. Disclosure of any fact or item required by this Agreement to be disclosed in any Schedule or Exhibit hereto referenced by a particular paragraph or section in this Agreement shall, should the existence of the fact or item or its contents be clearly relevant by the content of such disclosure to any other paragraph or section of this Agreement, be deemed to be disclosed with respect to that other paragraph or section. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty or as described in the immediately preceding sentence), the statements in the body of this Agreement will control.

                                ARTICLE I. MERGER

         1.1 THE MERGER. Subject to the provisions of this Agreement and in accordance with the terms of Section 81-5-85 of the Mississippi Code Annotated, as amended (the "Mississippi

Code"), on the Effective Date, Inter-City will merge with and into the Bank, under the Charter of the Bank (the "Merger"), and the resulting corporation will operate under the name "The Peoples Bank & Trust Company" (the "Merged Bank"). After the Effective Date, the Charter and By-Laws of the Bank will be the Charter and By-Laws of the Merged Bank, and the Board of Directors of the Merged Bank will consist of the directors of the Bank immediately preceding the Effective Date.

         1.2 EFFECTIVE DATE. Unless the Parties agree upon another date, the "Effective Date" will be the tenth business day after the fulfillment or waiver of all conditions precedent set forth in, and the granting of all approvals (and expiration of any waiting period) required by, Article VII of this Agreement. A business day is any day other than a Saturday, Sunday or legal holiday in the State of Mississippi. If the Merger is not consummated in accordance with this Agreement on or before June 30, 1999, Peoples or Inter-City may terminate this Agreement in accordance with Article VIII.

                        ARTICLE II. MERGER CONSIDERATION

         2.1 CONSIDERATION. Subject to the provisions of this Agreement, on the Effective Date:

                  (A) OUTSTANDING PEOPLES COMMON STOCK. The shares of Peoples Common Stock issued and outstanding immediately prior to the Effective Date will, on and after the Effective Date, remain as issued and outstanding shares of Peoples Common Stock.

                  (B) OUTSTANDING INTER-CITY COMMON STOCK. Except as provided below in Section 2.3, each share of Eligible Inter-City Common Stock (which does not include Dissenting Shares) issued and outstanding immediately prior to the Effective Date will, by virtue of the Merger, automatically and without any action on the part of the holder of the share, be converted into the right to receive 2.78 shares of Peoples Common Stock (the "Exchange Ratio").

         2.2 SHAREHOLDER RIGHTS; STOCK TRANSFERS. On the Effective Date, all shares, other than Dissenting Shares, of Inter-City Common Stock issued and outstanding immediately prior to the Effective Date will be converted into shares of Peoples Common Stock in accordance with Section 2.1(B) by virtue of the Merger. After the Effective Date, there will be no transfers on the stock transfer books of Inter-City of the shares of Inter-City Common Stock that were issued and outstanding immediately prior to the Effective Date.

         2.3 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, no fractional shares of Peoples Common Stock and no certificates or other evidence of ownership of such fractional shares will be issued in the Merger. Peoples will pay to each holder of Inter-City Common Stock who would otherwise be entitled to a fractional share an amount in cash (without interest) determined by multiplying such fractional part of a share of Peoples Common Stock by the closing price of Peoples Common Stock on the Effective Date on the American Stock Exchange (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Peoples).

         2.4 EXCHANGE PROCEDURES. As promptly as practicable after the Effective Date, Peoples will send or cause to be sent to each former shareholder of Inter-City of record immediately prior to the Effective Date transmittal materials for use in exchanging such shareholder's certificates for Peoples Common Stock for the consideration set forth in this Article II. The certificates representing the shares of Peoples Common Stock for which shares of such shareholder's Inter-City Common Stock are exchanged on the Effective Date, and any fractional share checks that such shareholder will be entitled to receive, will be delivered to such shareholder only upon delivery to Peoples' exchange agent (the "Exchange Agent") of the certificates representing all such shares of Inter-City Common Stock (or indemnity satisfactory to Peoples and the Exchange Agent, in their reasonable judgment, if any of such certificates are lost, stolen or destroyed). Certificates surrendered for exchange by any person constituting an "affiliate" of Inter-City for purposes of Rule 145 of the Securities Act will not be exchanged for certificates representing Peoples Common Stock until Peoples has received a written agreement from such person as specified in Section 6.11.

         2.5 DISSENTING SHARES. Notwithstanding anything to the contrary in this Agreement, each Dissenting Share whose holder, as of the Effective Date of the Merger, has not effectively withdrawn or lost his dissenters' rights under
Section 552.14, Title 12, of the Code of Federal Regulations (the "Appraisal Laws") will not be converted into or represent a right to receive Peoples Common Stock, but the holder of such Dissenting Share will be entitled only to such rights as are granted by the Appraisal Laws. Each holder of Dissenting Shares who becomes entitled to payment for his Inter-City Common Stock pursuant to the provisions of the Appraisal Laws will receive payment for such Dissenting Shares from Peoples or the Bank (but only after the amount of payment is agreed upon or finally determined pursuant to the Appraisal Laws).

         2.6 RESERVATION OF RIGHT TO REVISE TRANSACTION. In its sole discretion, and notwithstanding any other provision of this Agreement to the contrary, Peoples may at any time change the method of effecting its acquisition of Inter-City, but no such change will (1) change the amount or kind of consideration to be issued to holders of Inter-City Common Stock as provided for in this Agreement, (2) adversely affect the tax treatment to the Inter-City shareholders as a result of receiving such consideration, or (3) materially delay the acquisition. If Peoples elects to change the method of acquisition, Inter-City will cooperate with and assist Peoples with any necessary amendment to this Agreement, and with the preparation and filing of such applications, documents, instruments and notices as may be necessary or desirable, in the opinion of counsel for Peoples, to obtain all necessary shareholder approvals and approvals of any regulatory agency, administrative body or governmental entity.

         2.7 ANTI-DILUTION ADJUSTMENTS. In the event Peoples changes the number of shares of Peoples Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend or similar recapitalization with respect to Peoples Common Stock, and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

         ARTICLE III.  INTER-CITY ACTIONS PENDING CONSUMMATION

         From the date hereof until the Effective Date or the termination of this Agreement, unless otherwise agreed to in writing by Peoples, Inter-City will conduct its business in the ordinary and usual course consistent with past practice and will use its best efforts to maintain and preserve its business organizations, employees and advantageous business relationships and retain the services of its officers and key employees identified by Peoples, and Inter-City, without the prior written consent of Peoples which will not be unreasonably withheld, will not:

         3.1 CAPITAL STOCK. Issue, sell or otherwise permit to become outstanding any additional shares of capital stock of Inter-City, or grant any Rights with respect to its capital stock, or enter into any agreement to do any of the foregoing, or permit any additional shares of Inter-City Common Stock to become subject to grants of employee stock options, stock appreciation rights or similar stock-based employee compensation rights.

         3.2 DISTRIBUTIONS. Except as approved in advance in writing by Peoples, and unless in accordance with past practices, Inter-City shall not make, declare or pay any dividend on or in respect of, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of, its capital stock or authorize the creation or issuance of, or issue, any additional shares of its capital stock or grant any Rights with respect to its capital stock; provided, however, in the event that the Merger is not consummated in accordance with this Agreement on or before March 31, 1999, Inter-City may declare and pay dividends in an amount that is consistent with Inter-City's past practices.

         3.3 LIABILITIES. Other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual corporation or other entity.

         3.4 OPERATIONS. Except as disclosed in Schedule 3.4 or as may be directed by any regulatory agency, (1) change its lending, investment, liability management or other material banking policies in any material respect, or (2) commit to incur any capital expenditures other than in the ordinary course of business and not exceeding $25,000 individually or $50,000 in the aggregate.

         3.5 SUBSIDIARIES, LIENS AND ENCUMBRANCES. Create or acquire any Subsidiary; or impose, or suffer the imposition, on any shares of stock of any of its Subsidiaries, any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist, except such liens, charges or encumbrances currently existing, as set forth on Schedule 3.5, and those occurring in the ordinary course of business which do not have a Material Adverse Effect on Inter-City.

         3.6 EMPLOYMENT ARRANGEMENTS. Except as disclosed on Schedule 3.6, hire any new employees, increase the number of full time employees disclosed in
Schedule 3.6, enter into or amend any employment, severance or similar agreement or arrangement with any of its directors, officers or employees, or grant any salary or wage increase, or increase any employee benefit (including incentive or bonus payments), except normal individual increases in regular compensation to employees in the ordinary course of business consistent with past practice or as disclosed in Schedule 3.6.

         3.7 BENEFIT PLANS. Enter into or modify (except as may be required by applicable law or to continue coverage) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

         3.8 CONTINUANCE OF BUSINESS. Except as disclosed in Schedule 3.8, dispose of or discontinue any portion of its assets, business or properties, that is material to Inter-City or any one of its Subsidiaries taken as a whole, or merge or consolidate with, or acquire all or any portion of, the business or property of any other entity that is material to Inter-City or any one of its Subsidiaries taken as a whole (except foreclosures or acquisitions by Inter-City or any one of its Subsidiaries in its fiduciary capacity, in each case in the ordinary course of business consistent with past practice).

         3.9 AMENDMENTS. Amend its Charter or By-laws.

         3.10 CLAIMS. Settle any claim, litigation, action or proceeding involving any liability for material money damages or restrictions upon the operations of Inter-City, other than any such claim, litigation, action or proceeding that can be settled by the payment by Inter-City of not more than $25,000.

         3.11 CONTRACTS. Except as disclosed in Schedule 3.11, enter into, renew, terminate or make any change in any material contract, agreement or lease, except in the ordinary course of business consistent with past practice with respect to contracts, agreements and leases that are terminable by it without penalty on no more than 60 days prior written notice.

         3.12 LOANS. Extend credit or account for loans and leases other than in accordance with existing lending policies and accounting practices. With regard to any new extension of credit in excess of $250,000, the President or Chief Executive Officer of Inter-City will report to the Chief Executive Officer of Peoples, as expeditiously as possible following the approval of the extension of credit, the substance and nature of the transaction for the purpose of keeping Peoples abreast of the ongoing credit quality at Inter-City.

                ARTICLE IV. PEOPLES ACTIONS PENDING CONSUMMATION

         From the date of this Agreement until the earlier of the Effective Date or the termination of this Agreement, Peoples will continue to conduct the business of Peoples and its Subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of Peoples Common Stock and the business prospects of Peoples, and will not: (1) make any distributions with respect to its capital stock except its regular quarterly dividends made in accordance with its past practices; or (2) take any action which would materially adversely affect the ability of Peoples, the Bank or Inter-City to obtain any regulatory approvals or other consents required for the Merger described in this Agreement without imposition of any condition or restriction that would adversely impact the transactions contemplated hereby or prevent the Merger from qualifying as a pooling of interests for accounting purposes or as a tax-free reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code, or materially adversely affect the ability of any party to this Agreement to perform its covenants or agreements under this Agreement; or (3) without the prior written consent of Inter-City, amend the articles of incorporation or by-laws of Peoples in any manner which is adverse to, and discriminates against, the holders of Inter-City Common Stock.

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

         5.1 INTER-CITY'S REPRESENTATIONS AND WARRANTIES. Subject to the limitations and qualifications stated in Section 5.3, Inter-City hereby represents and warrants to Peoples as follows:

                  (A) RECITALS. The facts set forth in the Recitals of this Agreement with respect to Inter-City are true and correct.

                  (B) ORGANIZATION, STANDING AND AUTHORITY. Inter-City is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. Inter-City has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its businesses as they are now conducted. Inter-City is an "insured depository institutions" as defined in the Federal Deposit Insurance Act, as amended, and applicable regulations under such statute, and its deposits are insured by the Savings Association Insurance Fund of the FDIC.

                  (C) SHARES. The outstanding shares of Inter-City's capital stock are validly issued and outstanding, fully paid and nonassessable and were not issued in violation of the preemptive rights of Inter-City's shareholders. Except as Inter-City disclosed in Schedule 5.1(C), there are no shares of capital stock or other equity securities of Inter-City outstanding and no outstanding Rights with respect to its capital stock or other equity securities.

                  (D) SUBSIDIARIES. Inter-City has no subsidiaries.

                  (E) CORPORATE POWER. Inter-City has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

                  (F) CORPORATE AUTHORITY. Subject to any necessary receipt of approval by its shareholders referred to in Section 7.1(A), this Agreement has been authorized by all necessary corporate action of Inter-City, and this Agreement is a valid and binding agreement of Inter-City, enforceable against Inter-City in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                  (G) NO DEFAULTS. Subject to the approval by its shareholders referred to in Section 7.1(A), the required regulatory approvals referred to in
Section 7.1(B), and the required filings under federal and state securities laws, and except as set forth on Schedule 5.1(G), the execution, delivery and performance of this Agreement and the consummation by Inter-City of the transactions contemplated by this Agreement do not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Inter-City or to which Inter-City or its properties is subject or bound, (2) constitute a breach or violation of, or a default under its Charter or By-Laws, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument.

                  (H) FINANCIAL REPORTS. Inter-City's audited statements of financial condition and the related statements of earnings, statements of stockholders' equity and cash flows for the fiscal years ended March 31, 1998 and 1997 (collectively, the "Inter-City Financial Reports") fairly present the financial position of Inter-City as of March 31, 1998 and 1997, and the results of its operations, changes in stockholders' equity and cash flows, as the case may be, for the periods set forth therein, in accordance with GAAP.

                  (I) ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on
Schedule 5.1(I), Inter-City has no obligation or liability (contingent or otherwise) except (1) as reflected in the Inter-City Financial Reports, and (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of business consistent with past practice since March 31, 1998.

                  (J) NO EVENTS. Except as disclosed on Schedule 5.1(J), since March 31, 1998, no event has occurred that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Inter-City.

                  (K) PROPERTIES. Except as disclosed on Schedule 5.1(K) or in the Inter-City Financial Reports, Inter-City has good and marketable title, free and clear of all liens, encumbrances, charges, defaults, or equities of any character, to all of the properties and assets, tangible and intangible, reflected in the Inter-City Financial Reports as being owned by Inter-City as of March 31, 1998, except those sold or otherwise disposed of in the ordinary course of business. All buildings and all material fixtures, equipment, and other property and assets that are held under leases or subleases by Inter-City are held under valid leases or subleases enforceable in accordance with their respective terms.

                  (L) LITIGATION. Except as disclosed in Schedule 5.1(L), before the date of this Agreement:

                      (1) no criminal or administrative investigations or hearings, before or by any Regulatory Authorities, or civil, criminal or administrative actions, suits, claims or proceedings, before or by any Person (including any Regulatory Authority) are pending or, to the Knowledge of Inter-City, threatened, against Inter-City (including under the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act of 1975, or any fair lending law or other law relating to discrimination); and

                      (2) neither Inter-City nor any of its officers, directors, controlling persons, nor any of its properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of Inter-City, and it has not been advised by any such Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

                  (M) COMPLIANCE WITH LAWS. Inter-City:

                      (1) is in compliance in all material respects, in the conduct of its businesses, with all applicable federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees, including the Bank Secrecy Act, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act of 1975 and all applicable fair lending laws or other laws relating to discriminations;

                      (2) has all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit it to carry on its businesses as they are presently conducted;

                      (3) has received no notice or other communication, except as set forth on Schedule 5.1(M)(3), from any Regulatory Authority (including any bank, insurance and securities regulatory authorities) or its staff (1) asserting a failure to comply with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, (2) threatening to revoke any license, franchise, permit or governmental authorization, or (3) threatening or contemplating revocation or limitation of, or action that would have the effect of revoking or limiting, FDIC deposit insurance (nor do any grounds for any of the foregoing exist);

                      (4) is not required to notify any federal banking agency before adding directors to its board of directors or employing senior executives (except notifications required as a result of the Merger); and

                      (5) has adopted or will adopt and are implementing or will implement a program to address any problems associated with the capacity of the computer software operated by Inter-City and its vendors to properly process transactions after December 31, 1999 ("Year 2000

Compliance"), and has not been notified by any Regulatory Authority that its Year 2000 Compliance is anything other than satisfactory.

                  (N) MATERIAL CONTRACTS. Except as disclosed on Schedule 5.1(N), neither Inter-City nor its assets, businesses or operations, is a party to, or bound or affected by, or receives benefits under, any material contract or agreement or amendment to such contract or agreement. Inter-City is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default, except for defaults which are not reasonably likely to have a Material Adverse Effect on Inter-City. Inter-City is not subject to or bound by any contract containing covenants that limit its ability to compete in any line of business or with any Person or that involve any restriction of geographical area in which, or method by which, it may carry on its business (other than as may be required by law or any applicable Regulatory Authority).

                  (O) REPORTS. Since March 31, 1993, Inter-City has filed all reports and statements, together with any required amendments, that it was obligated to file with (1) the OTS, (2) the FDIC, (3) any other Regulatory Authorities having jurisdiction over Inter-City. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules to the financial statements, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of fact or omit to state any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (P) EMPLOYEE BENEFIT PLANS.

                      (1) Schedule 5.1(P)(1) contains a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by Inter-City for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all written Compensation and Benefit Plans of Inter-City, including any trust instruments and/or insurance contracts, if any, forming a part of such plans, and all related amendments, and detailed information regarding any such unwritten plans or agreements, have been made available to Peoples.

                      (2) All "employee benefit plans" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of Inter-City (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Except as disclosed on Schedule 5.1(P)(2), each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (as amended, the "Code") has received a favorable determination letter from the Internal Revenue Service or a request for such a determination letter has been made, and Inter-City is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter or the inability to receive such favorable determination letter. There is no material pending or, to its knowledge, threatened litigation relating to the ERISA Plans. Inter-City has not engaged in a transaction with respect to any ERISA Plan that could subject Inter-City to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

                      (3) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Inter-City with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by it, or the single-employer plan of any entity which is considered one employer with Inter-City under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Inter-City does not presently contribute to a Multiemployer Plan, nor has it contributed to such a plan within the past five calendar years. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.

                      (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Inter-City has not provided, or is not required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                      (5) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities," within the meaning of
Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material changes in the financial condition of such plan since the last day of the most recent plan year.

                      (6) Inter-City has no obligations for retiree health and life benefits under any plan, except as set forth in Schedule 5.1(P)(6). There are no restrictions on the rights of Inter-City to amend or terminate any such plan without incurring any liability under the plan.

                      (7) Except as set forth on Schedule 5.1(P)(7), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (a) result in any payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Inter-City under any Compensation and Benefit Plan or otherwise from Inter-City, (b) increase any benefits otherwise payable under any Compensation and Benefit Plan, or (c) result in any acceleration of the time of payment or vesting of any such benefit.

                  (Q) NO KNOWLEDGE. Except as disclosed in Schedule 5.1(Q), Inter-City knows of no reason why the regulatory approvals referred to in
Section 7.1(B) will not be obtained, and of no reason why the Merger will not qualify, for accounting purposes, as a "pooling of interests" as referred to in Recital D.

                  (R) LABOR AGREEMENTS. Inter-City is neither a party to nor bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Inter-City the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it pending or, to the best of its Knowledge, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                  (S) ASSET CLASSIFICATION. Inter-City has disclosed to Peoples in Schedule 5.1(S) a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of Inter-City that have been classified by Inter-City as of September 30, 1998 (the "Asset Classification") and no amounts of loans, extensions of credit or other assets that have been classified as of September 30, 1998, by any regulatory examiner as "Other Loans Specially Mentioned," "Substandard," "Doubtful," "Loss," or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by Inter-City prior to September 30, 1998.

                  (T) ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan losses shown on the balance sheet in the March 31, 1998, Inter-City Financial Reports and the September 30, 1998 Thrift Financial Report as filed with the OTS was, and the allowance for possible loan losses to be shown on subsequent Inter-City audited financial statements and Thrift Financial Reports will be, adequate in the opinion of the Board of Directors of Inter-City to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the dates noted.

                  (U) INSURANCE. Inter-City has taken all requisite action (including the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights under the policy or policies. Set forth in Schedule

5.1(U) is a list of all insurance policies maintained by or for the benefit of Inter-City and its directors, officers, employees or agents.

                  (V) AFFILIATES. Except as disclosed in Schedule 5.1(V), there is no person who, as of the date of this Agreement, may be deemed to be an "affiliate" of Inter-City as that term is used in Rule 145 under the Securities Act.

                  (W) TAKEOVER LAWS, ARTICLES OF ASSOCIATION. Inter-City has taken all necessary action to exempt this Agreement, and the transactions contemplated by this Agreement from, and this Agreement and such transactions are exempt from (1) any applicable takeover laws, and (2) any takeover-related provisions of Inter-City's Charter.

                  (X) NO FURTHER ACTION. Except as disclosed on Schedule 5.1(X), Inter-City has taken all action so that entering into this Agreement and the consummation of the transactions contemplated by this Agreement (including the Merger) or any other action or combination of actions, or any other transactions, contemplated by this Agreement do not and will not (1) require a vote of shareholders (other than as set forth in Section 7.1(A)), or (2) result in the grant of any rights to any Person under the Charter or By-laws of Inter-City or under any agreement to which Inter-City is a party, or (3) restrict or impair in any way the ability of Peoples to exercise the rights granted under this Agreement.

                  (Y) ENVIRONMENTAL MATTERS.

                      (1) To Inter-City's knowledge, the Participation Facilities and the Loan/Fiduciary Properties are, and have been, in material compliance with all Environmental Laws.

                      (2) There is no proceeding pending or, to Inter-City's knowledge, threatened before any court, governmental agency or board or other forum in which Inter-City or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by Inter-City or any Participation Facility.

                      (3) There is no proceeding pending or, to Inter-City's knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or Inter-City in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property.

                      (4) To Inter-City's knowledge, there is no reasonable basis for any proceeding of a type described in subparagraph (2) or (3) of this paragraph (Y).

                      (5) To Inter-City's knowledge, during the period of (a) ownership or operation by Inter-City of any of its current properties, (b) participation in the management of any Participation Facility by Inter-City, or
(c) holding of a security or other interest in a Loan/Fiduciary Property by Inter-City, there have been no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan Fiduciary Property, except for those releases that would not have a Material Adverse Effect on Inter-City.

                      (6) To Inter-City's knowledge, prior to the period of (a) ownership or operation by Inter-City of any of their current properties, (b) participation in the management of any Participation Facility by Inter-City, or
(c) holding of a security or other interest in a Loan/Fiduciary Property by Inter-City, there was no release of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for those releases that would not have a Material Adverse Effect on Inter-City.

                  (Z) TAX REPORTS. (1) All reports and returns with respect to Taxes that are required to be filed by or with respect to Inter-City, including consolidated federal income tax returns of Inter-City (collectively, the "Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, for periods ended on or prior to the most recent fiscal year-end, and such Tax Returns were true, complete and accurate in all material respects, (2) all Taxes shown to be due on the Tax Returns have been paid in full, (3) except for the most recent three (3) years, the Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority, or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (4) all Taxes due with respect to completed and settled examinations have been paid in full, (5) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns except as reserved against in the Inter-City Financial Reports, and (6) no waivers of statutes of limitations (excluding such statutes that relate to years under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of Inter-City.

                  (AA) ACCURACY OF INFORMATION. The statements with respect to Inter-City contained in this Agreement, the Schedules and any other written documents executed and delivered by or on behalf of Inter-City pursuant to the terms of or relating to this Agreement are true and correct in all material respects, and such statements do not omit any fact necessary to make such statements, in light of the circumstances under which they were made, not misleading.

                  (BB) DERIVATIVES CONTRACTS. Inter-City is not a party to nor has it agreed to enter into a Derivatives Contract or to own securities that are referred to as "structured notes," except as set forth on Schedule 5.1(BB).

                  (CC) ACCOUNTING CONTROLS. Inter-City has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances that (1) all transactions are executed in accordance with management's general or specific authorization, (2) all transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP, and to maintain proper accountability for items, (3) access to the material property and assets of Inter-City is permitted only in accordance with management's general or specific authorization, and (4) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

                  (DD) COMMITMENTS AND CONTRACTS. Inter-City is not a party or subject to any of the following (whether written or oral, express or implied):

                       (1) except as disclosed in Schedule 5.1(DD)(1), any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director or employee (other than those which are terminable at will by Inter-City without any obligation on the part of Inter-City to make any payment in connection with such termination);

                       (2) except as disclosed in Schedule 5.1(DD)(2), any real or personal property lease with annual rental payments aggregating $5,000 or more; or

                       (3) except as disclosed on Schedule 5.1(DD)(3), any material contract with any affiliate.

             (EE) NO LIQUIDATION ACCOUNT. Inter-City is not required to, and does not, maintain a liquidation account resulting from the conversion of Inter-City from a mutual savings association to a stock savings association.

         5.2 PEOPLES' REPRESENTATIONS AND WARRANTIES. Subject to the limitations and qualifications stated in Section 5.3, Peoples and the Bank hereby represent and warrant to Inter-City as follows:

             (A) RECITALS. The facts set forth in the Recitals of this Agreement with respect to Peoples and its Subsidiaries are true and correct.

             (B) ORGANIZATION, STANDING AND AUTHORITY. Peoples and each of its Subsidiaries is duly qualified to do business and in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. Peoples and its Subsidiaries have in effect all federal, state, local and foreign governmental authorizations necessary for them to own or lease their properties and assets and to carry on their businesses as they are now conducted.

             (C) SHARES. The outstanding shares of Peoples' capital stock are, and the shares to be issued in exchange for Inter-City Common Stock when issued will be, validly issued and outstanding, fully paid and nonassessable and subject to no preemptive rights.

             (D) CORPORATE POWER. Peoples and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted or will be conducted and to own all its material properties and assets.

             (E) CORPORATE AUTHORITY. This Agreement has been authorized by all necessary corporate action of Peoples and the Bank and is a valid and binding agreement of Peoples and the Bank, enforceable against Peoples in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

             (F) NO DEFAULTS. Subject to receipt of the required regulatory approvals referred to in Section 7.1(B), and the required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation by Peoples and each of its Subsidiaries of the transactions contemplated by this Agreement does not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Peoples or any of its Subsidiaries or to which Peoples or any of its Subsidiaries or its properties is subject or bound, (2) constitute a breach or violation of, or a default under the articles of incorporation or By-Laws of Peoples and its Subsidiaries, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument.

             (G) FINANCIAL REPORTS. The Annual Report of Peoples on Form 10-K for the fiscal year ended December 31, 1997, and all other documents filed or to be filed subsequent to December 31, 1997 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each such case, the "Peoples Financial Reports") did not and will not contain any untrue statement of fact or omit to state a fact required to be stated or necessary to make the statements made, in light of the circumstances under which they were made, not misleading; and each of the consolidated balance sheets in or incorporated by reference into the Peoples Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the consolidated statements of income and changes in shareholders' equity and cash flows or equivalent statements in the Peoples Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth herein, in each case in accordance with GAAP, except as may be noted therein.

             (H) NO EVENTS. Since December 31, 1997, no event has occurred which is reasonably likely to have a Material Adverse Effect on Peoples or its Subsidiaries.

             (I) LITIGATION. Except as disclosed in Schedule 5.2(I), before the date of this Agreement:

                 (1) no criminal or administrative investigations or hearings, before or by any Regulatory Authorities, or civil, criminal or administrative actions, suits, claims or proceedings, before or by any person (including the SEC and any Regulatory Authority) are pending or, to the knowledge of Peoples or any of its subsidiaries, threatened, against Peoples or any of its Subsidiaries (including under the Truth in Lending Act, the Equal Credit Opportunity

Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, or any fair lending law or other law relating to discrimination); and

                 (2) neither Peoples or any of its Subsidiaries nor any of their officers, directors, controlling persons, nor any of their material properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, the SEC or any Regulatory Authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of Peoples or any of its Subsidiaries, and they have not been advised by the SEC or any such Regulatory Authority that the SEC or such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

             (J) REPORTS. Since December 31, 1993, Peoples and its Subsidiaries have filed all reports and statements, together with any amendments required to be made with respect thereto, that they were required to file with (1) the FDIC,
(2) the Federal Reserve Board, (3) the SEC, and (4) any other Regulatory Authorities having jurisdiction with respect to Peoples and its Subsidiaries. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the SEC or any Regulatory Authority with which they were filed and did not contain any untrue statement of fact or omit to state any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

             (K) ACCURACY OF INFORMATION. The statements with respect to Peoples and its Subsidiaries contained in this Agreement, the Schedules and any other written documents executed and delivered by or on behalf of Peoples and its Subsidiaries pursuant to the terms of this Agreement are true and correct in all material respects, and such statements do not omit any fact necessary to make such statements, in light of the circumstances under which they were made, not misleading.

             (L) ABSENCE OF UNDISCLOSED LIABILITIES. Neither Peoples nor any of its Subsidiaries has any obligation or liability (contingent or otherwise) except (1) as reflected in the Peoples Financial Reports prior to the date of this Agreement, and (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of business consistent with past practice since December 31, 1997. Since December 31, 1997, neither Peoples nor any of its Subsidiaries has incurred or paid any obligation or liability that, individually or in the aggregate, is reasonably likely to have Material Adverse Effect on Peoples.

             (M) NO KNOWLEDGE. Peoples knows of no reason why the regulatory approvals referred to in Section 7.1(B) will not be obtained, and of no reason why the Merger will not qualify, for accounting purposes, as a "pooling of interests" as referred to in Recital D.

             (N) YEAR 2000 COMPLIANCE. Peoples has taken and is taking appropriate steps to assure, and believes, that computer software operated by Peoples and its Subsidiaries and their vendors will be able to properly process transactions and function after December 31, 1999.

             (O) TAX REPORTS. (1) All reports and returns with respect to Taxes that are required to be filed by or with respect to Peoples, including consolidated federal income tax returns of Peoples (collectively, the "Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, for periods ended on or prior to the most recent fiscal year end, and such Tax Returns were true, complete and accurate in all material respects, (2) all Taxes shown to be due on the Tax Returns have been paid full, (3) except for the most recent three (3) years, the Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority, or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (4) all Taxes due with respect to completed and settled examinations have been paid in full,
(5) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns, except as reserved against in the Peoples Financial Reports, and (6) no waivers of statutes of limitations (excluding such statutes that relate to years under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of Peoples.

         5.3      EXCEPTIONS TO REPRESENTATIONS.

                  (A) DISCLOSURE OF EXCEPTIONS. Each exception set forth in a
Schedule is disclosed only for purposes of the representations referred in that exception, but the following conditions apply:

                      (1) no exception is required to be set forth in a Schedule if its absence would not result in the related representation being found untrue or incorrect under the standard established by Section 5.3(B); and

                      (2) the mere inclusion of an exception in a Schedule is not an admission by a party that the exception represents a material fact, material set of facts, or material event or would result in a Material Adverse Effect with respect to that Party.

                  (B) NATURE OF EXCEPTIONS. No representation contained in this
Article V will be found untrue or incorrect and no Party to this Agreement will have breached a representation due to the following: the existence of any fact, set of facts, or event if the fact or event individually or taken together with other facts or events would not, or is not reasonably likely to, have a Material Adverse Effect with respect to such Party.

                              ARTICLE VI. COVENANTS

Inter-City and Peoples each hereby covenants to the other as follows:

         6.1 BEST EFFORTS. Inter-City covenants to Peoples and Peoples covenants to Inter-City that, subject to the terms and conditions of this Agreement and to the exercise by its Board of Directors of such Board's fiduciary duties, it will use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as soon as practicable and to otherwise enable consummation of the transactions contemplated by this Agreement and will cooperate fully with the other Parties to that end.

         6.2 THE PROXY. Inter-City will promptly assist Peoples in the preparation of a joint proxy statement (the "Proxy Statement") to be mailed to the holders of Inter-City Common Stock in connection with the transactions contemplated by this Agreement and to be filed by Peoples in a registration statement (the "Registration Statement") with the SEC as provided in Section 6.8, which will conform to all applicable legal requirements. Inter-City will call a meeting (the "Meeting") of the holders of Inter-City Common Stock to be held as soon as practicable for purposes of voting upon the transactions contemplated by this Agreement, and Inter-City will use its reasonable best efforts to solicit and obtain votes of the holders of Inter-City Common Stock in favor of the transactions contemplated by this Agreement and, subject to the exercise of its fiduciary duties, the Board of Directors of Inter-City will recommend approval of such transactions by its shareholders.

         6.3 REGISTRATION STATEMENT -- COMPLIANCE WITH SECURITIES LAWS. Inter-City covenants to Peoples with respect to all information contained therein furnished by or on behalf of Inter-City, and Peoples covenants to Inter-City with respect to all information contained therein furnished by or on behalf of Peoples, that when the Registration Statement or any post-effective amendment or supplement to the Registration Statement becomes effective, and at all times subsequent to such effectiveness, up to and including the date of the Meeting, such Registration Statement, and all amendments or supplements thereto,
(A) will comply in all material respects with the provisions of the Securities Act and any other applicable statutory or regulatory requirements, and (B) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. But, no Party will be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another Party furnished by or on behalf of such other Party specifically for use in the Registration Statement.

         6.4 REGISTRATION STATEMENT EFFECTIVENESS. Peoples covenants that it will advise Inter-City, promptly after Peoples receives any notice of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Peoples Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         6.5 PRESS RELEASES. Inter-City will not, without the prior approval of Peoples, and Peoples will not, without the prior approval of Inter-City, issue any press release or written statement for general circulation relating to the transactions contemplated by this Agreement, except as otherwise required by law.

         6.6      ACCESS; INFORMATION.

                  (A) Upon reasonable notice, each Party will afford the other Party and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period up to the Effective Date, and subject to legal, fiduciary and reasonable security requirements, to all of its properties, books, contracts, commitments and records; and subject to such requirements, during the period up to the Effective Date, Inter-City will promptly furnish (and cause its accountants and other agents to promptly furnish) to Peoples (1) a copy of each material report, schedule and other document filed by Inter-City with any Regulatory Authority,
(2) such representations and certifications as are necessary for purposes of the pooling letter described in Section 7.2(G), and (3) all other information concerning the business, properties and personnel of Inter-City as Peoples may reasonably request, provided that no investigation pursuant to this Section 6.6 will affect or be deemed to modify or waive any representation or warranty made by Inter-City in this Agreement or the conditions to the obligations of Inter-City to consummate the transactions contemplated by this Agreement; and

                  (B) Peoples will not use any information obtained pursuant to
Section 3.12 or this Section 6.6 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and, if this Agreement is terminated, will hold all confidential information and documents obtained pursuant to this paragraph in confidence (as provided in Section 9.6) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by Peoples or as it is advised by counsel that any such information or document is required by law or applicable stock exchange rule to be disclosed. In the event of the termination of this Agreement, Peoples will, upon request by Inter-City, deliver to Inter-City all documents so obtained by Peoples or destroy such documents and, in the case of destruction, will certify such fact to Inter-City.

         6.7      ACQUISITION PROPOSALS.

                  (A) Except as disclosed in Schedule 6.7(A), Inter-City will not solicit, initiate or encourage inquiries or proposals with respect to, or, except as required by the fiduciary duties of the Board of Directors of Inter-City (as advised in writing by its outside counsel), furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, Inter-City or any merger or other business combination with Inter-City other than as contemplated by this Agreement ("Acquisition Proposal"); it will instruct its officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing; and it will notify Peoples immediately if an executive officer or director of Inter-City acquires knowledge that any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, Inter-City.

                  (B) If (1) an Acquisition Proposal occurs prior to the Meeting of the holders of Inter-City Common Stock, (2) Inter-City shareholder approval contemplated by Section 7.1(A) is not obtained at the Meeting of the holders of Inter-City Common Stock, and (3) prior to June 30, 2000, a Third Party acquires control of Inter-City by merger, purchase of assets, acquisition of stock or otherwise, then unless any representation or warranty of Peoples in this Agreement was false in any material respect as of the date of the Meeting of the holders of Inter-City Common Stock or Peoples was in material default of any covenant in this Agreement as of such date, Inter-city shall, upon written demand by Peoples, pay to Peoples liquidated damages in the amount of $250,000; provided however, the payment of such sum by Inter-City shall in no way limit the rights of Peoples against any third party. For the purposes of this Subsection (B), a Third Party will be deemed to have acquired control of Inter-City when the Third Party possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of Inter-City whether through the ownership of voting interests, by contract, or otherwise.

         6.8 REGISTRATION STATEMENT PREPARATION; REGULATORY APPLICATIONS PREPARATION. Peoples will, as promptly as practicable following the date of this Agreement, prepare and file the Registration Statement with the SEC with respect to the shares of Peoples Common Stock to be issued to the holders of Inter-City Common Stock pursuant to this Agreement, and Peoples will use its best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing of the Registration Statement. Peoples will, as promptly as practicable following the date of this Agreement, prepare and file all necessary notices or applications with Regulatory Authorities having jurisdiction with respect to the transactions contemplated by this Agreement.

         6.9 EMPLOYMENT AGREEMENTS/SEVERANCE PAYMENTS. (1) Peoples and the Bank will assume all liability for and will honor the employment agreements and change-in-control agreements between Inter-City and various employees as described on
Schedule 5.1(P)(1). (2) Peoples will pay severance payments to employees of Inter-City who are terminated in connection with the Merger as set forth in
Schedule 6.9(2). (3) In addition to honoring the agreements referred to in this
Section 6.9(1), Peoples will allow those persons who were employees of Inter-City immediately prior to the Effective Date the opportunity to participate in those employee benefit plans maintained by Peoples for its employees, subject to such terms and conditions relating to eligibility and participation as are applicable to employees generally; provided, however, that in applying any such terms and conditions, those persons who were employees of Inter-City immediately prior to the Effective Date shall be given credit for service in accordance with Section 6.18. Finally, the accrued sick leave of those persons who were employees of Inter-City immediately prior to the Effective Date, determined as of the Effective Date, shall survive the Merger and shall become obligations of the Bank.

         6.10 BLUE-SKY FILINGS. Peoples will use its best efforts to obtain, prior to the effective date of the Registration Statement, any necessary state securities laws or "blue sky" permits and approvals, provided that Peoples will not be required as a result to submit to general jurisdiction in any state.

         6.11 AFFILIATE AGREEMENTS. Inter-City will use its reasonable best efforts to induce each person who may be deemed to be an "affiliate" of Inter-City for purposes of Rule 145 under the Securities Act to execute and deliver to Peoples on or before the mailing of the Proxy Statement for the Inter-City Meeting an agreement in the form attached hereto as Exhibit A restricting the disposition of such affiliate's shares of Inter-City Common Stock and the shares of Peoples Common Stock to be received by such person in exchange for such person's shares of Inter-City Common Stock. In the case of Peoples, Peoples agrees to use its best efforts to maintain the availability of Rule 145 for use by such "affiliates".

         6.12 TAKEOVER LAW. Inter-City will not take any action that would cause the transactions contemplated by this Agreement to be subject to any applicable takeover statute, and Inter-City will take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or, if necessary, challenge the validity or applicability of, any applicable takeover law.

         6.13 NO RIGHTS TRIGGERED. Inter-City will take all reasonable necessary steps to ensure that entering into this Agreement and the consummation of the transactions contemplated by this Agreement and any other action or combination of actions, or any other transactions contemplated by this Agreement, do not and will not result in the grant of any rights to any Person under the Charter or By-Laws of Inter-City or under any agreement to which Inter-City is a party.

         6.14 SHARES LISTED. Peoples will use its best efforts to cause to be listed, prior to the Effective Date, on The American Stock Exchange, upon official notice of issuance, the shares of Peoples Common Stock to be issued to the holders of Inter-City Common Stock.

         6.15 CURRENT INFORMATION.

                  (A) During the period from the date of this Agreement to the Effective Date, both Inter-City and Peoples will, and will cause its representatives to, confer on a regular and frequent basis with representatives of the other.

                  (B) Both Inter-City and Peoples will promptly notify the other of (1) any material change in the business or operations of it or its Subsidiaries, (2) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority relating to it or its Subsidiaries, (3) the initiation or threat of material litigation involving or relating to it or its Subsidiaries, or (4) any event or condition that might reasonably be expected to cause any of its representations or warranties set forth in this Agreement not to be true and correct in all material respects as of the Effective Date or prevent it or its Subsidiaries from fulfilling its or their obligations under this Agreement.

         6.16 INDEMNIFICATION.

                  (A) From and after the Effective Date, Peoples shall indemnify, defend and hold harmless the present and former directors, officers and employees of Inter-City (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities occurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and arising out of matters existing or occurring at or prior to the Effective Date, whether asserted or claimed prior to, at or after the Effective Date, to the fullest extent that Inter-City would have been permitted under applicable federal laws and regulations and its Charter or By-Laws in effect on the date of this Agreement to indemnify such person (and Peoples also will advance expenses as incurred to the fullest extent permitted under applicable law or regulation so long as the person to whom expenses are advanced provides an undertaking to repay such advances within a reasonable period of time if it is ultimately determined that applicable law does not allow for such indemnification).

                  (B) Any Indemnified Party wishing to claim indemnification under Paragraph (A) of this Section 6.16, upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify Peoples thereof, provided, however, that the failure so to notify shall not affect the obligations of Peoples under Paragraph (A) of this Section 6.16 (unless such failure materially and adversely increases Peoples' liability under such Paragraph (A)). In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date), (1) Peoples shall have the right and obligation to assume the defense thereof without admitting any liability or wrongdoing on the part of the Indemnified Party, and Peoples shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received; provided, however, that Peoples shall be obligated pursuant to this Paragraph (B) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction for any single action, suit or proceeding, (2) the Indemnified Parties will cooperate in the defense of any such matter, and (3) Peoples shall not be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld.

                  (C) If Peoples or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Peoples shall assume the obligations set forth in this Section 6.16.

                  (D) Peoples shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 6.16. The rights of each Indemnified Party under this Section 6.16 shall be in addition to any other rights such Indemnified Party may have under the Charter or By-Laws of Inter-City or under applicable federal law or regulation.

         6.17 APPOINTMENT OF DIRECTOR. Immediately after the Effective Date, Peoples will cause the appointment of one director (to be selected by the Inter-City Board of Directors from the current directors of Inter-City) to the Board of Directors of Peoples and the Bank to hold office until such time as his or her successor is elected and qualified. Such person shall neither be an officer or employee of Peoples or the Bank and shall not, as of the Effective Date, be more than 72 years of age.

         6.18 CREDIT FOR EMPLOYMENT BY INTER-CITY. For purposes of determining length of service for eligibility, vesting and benefit accrual purposes under each employee benefit plan or fringe benefit plan maintained by the Merged Bank, Peoples shall cause the Merged Bank to grant to each person who is employed by Inter-City immediately prior to the Effective Date service credit for all periods of employment with Inter-City rendered prior to the Effective Date, unless such service crediting would be impermissible under ERISA, the Code or any other applicable law.

         6.19 HEALTH PLAN COVERAGE. If the Merged Bank provides coverage under any group health plan(s), within the meaning of Section 5000(b)(1) of the Code, that is different from the coverage available to Inter-City employees (and their eligible dependents) immediately prior to the Effective Date, Peoples shall cause the Merged Bank to waive waiting periods and pre-existing condition limitations under any such successor group health plans for Inter-City employees (and their eligible dependents) who have coverage immediately prior to the Effective Date under a group health plan maintained by Inter-City. If the first plan year of participation in any such successor group health plan is a partial year, Peoples shall cause the Merged Bank to give any such Inter-City employee credit towards deductible and out-of-pocket limitations for any expenses incurred by such persons (and their eligible dependents) under Inter-City's group health plan(s) during that portion of that plan year that precedes their entry into the Merged Bank's group health plan(s).

                           ARTICLE VII. CONDITIONS TO
                           CONSUMMATION OF THE MERGER

         7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the written waiver by such Party or the fulfillment on or prior to the Effective Date of each of the following conditions:

                  (A) SHAREHOLDER VOTE. This Agreement will have been duly approved by the requisite vote of Inter-City's shareholders under applicable law and regulation and the Charter and By-Laws of Inter-City.

                  (B) REGULATORY APPROVALS. The Parties will have procured all necessary regulatory consents and approvals by the appropriate Regulatory Authorities (including, but not limited to, any approval by or notice to the OTS required by Section 552.13 of Title 12 of the Code of Federal Regulations), any waiting periods relating to such consents and approvals will have expired, and no such approval or consent will have imposed any condition or requirement that, in the opinion of Peoples, would deprive Peoples of the material economic or business benefits of the transactions contemplated by this Agreement.

                  (C) NO INJUNCTION. There will not be in effect any order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of any of the transactions contemplated by this Agreement.

                  (D) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement will have become effective and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been initiated or threatened by the SEC or any other Regulatory Authority.

                  (E) BLUE SKY PERMITS. Peoples will have received all state securities laws and "blue sky" permits necessary to consummate the Merger.

                  (F) TAX OPINION. Peoples, the Bank and Inter-City will have received an opinion from Gerrish & McCreary, P.C. to the effect that (1) the Merger constitutes a tax-free reorganization under Section 368(a)(1)(A) and
Section 368(a)(2)(D) of the Code, and (2) no gain or loss will be recognized by shareholders of Inter-City who receive shares of Peoples Common Stock in exchange for their shares of the Inter-City Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests. In rendering their opinion, Gerrish & McCreary, P.C. may require and rely upon representations contained in certificates of officers of Peoples, Inter-City and others.

                  (G) AMERICAN STOCK EXCHANGE LISTING. The shares of Peoples Common Stock to be issued pursuant to this Agreement will have been approved for listing on the American Stock Exchange subject only to official notice of issuance.

         7.2 CONDITIONS TO OBLIGATIONS OF PEOPLES. The obligations of Peoples to consummate the transactions contemplated by this Agreement also are subject to the written waiver by Peoples or the fulfillment on or prior to the Effective Date of each of the following conditions:

                  (A) LEGAL OPINION. Peoples will have received an opinion, dated the Effective Date, of Powell, Goldstein, Frazer & Murphy LLP, counsel for Inter-City, incorporating the opinions set forth in Exhibit B.

                  (B) OFFICERS' CERTIFICATE. (1) Except as otherwise contemplated by this Agreement, each of the representations and warranties of Inter-City contained in this Agreement will be true and correct in all material respects as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties that specifically relate to an earlier date, which will be true and correct as of such earlier date, and (2) the president and the chief executive officer of Inter-City will each sign a certificate, dated the Effective Date, certifying that each and all of the agreements and covenants of Inter-City to be performed and complied with pursuant to this Agreement on or prior to the Effective Date have been duly performed and complied with in all material respects.

                  (C) RECEIPT OF AFFILIATE AGREEMENTS. Peoples will have received from each affiliate of Inter-City the agreement referred to in Section 6.11.

                  (D) RECEIPT OF NON-COMPETE AGREEMENTS. Peoples will have received from each of the directors of Inter-City, an executed Non-Compete Agreement with Peoples substantially in the form of Exhibit C attached hereto. Inter-City agrees that it shall use its reasonable best efforts to cause each of Inter-City's directors to enter into a Non-Compete Agreements.

                  (E) ADVERSE CHANGE. During the period from March 31, 1998 to the Effective Date, there will not have been any material adverse change in the financial position or results of operations of Inter-City, nor will Inter-City have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and Peoples will have received a certificate dated the Effective Date signed by the President and by the Chief Executive Officer of Inter-City to such effect.

                  (F) DISSENTERS' RIGHTS. The number of shares of Inter-City Common Stock for which cash is to be paid because dissenters' rights of appraisal under the Appraisal Laws will have been effectively preserved as of the Effective Date or because of the payment of cash in lieu of fractional shares of Peoples Common Stock, will not exceed in the aggregate 10% of the outstanding shares of Inter-City Common Stock.

                  (G) POOLING LETTER. Peoples will have received a letter dated as of the Effective Date, in form and substance acceptable to Peoples, from Ernst & Young LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

                  (H) CAPITAL. Inter-City's capital (without giving effect to Transaction Expenses and fees to and expenses of The Carson Medlin Company) will not be less than $5,100,000 on the Effective Date. Transaction Expenses will not exceed $40,000.

                  (I) ALLOWANCE FOR LOAN AND LEASE LOSSES. Inter-City's allowance for possible loan and lease losses will not be less than .37% of Inter-City's total outstanding loans and leases and will be adequate to absorb Inter-City's anticipated loan and lease losses.

         7.3 CONDITIONS TO OBLIGATIONS OF INTER-CITY. The obligations of Inter-City to consummate the transactions contemplated by this Agreement also are subject to the written waiver by Inter-City or the fulfillment on or prior to the Effective Date of each of the following conditions:

                  (A) OFFICER'S CERTIFICATE. (1) Except as otherwise contemplated by this Agreement, each of the representations and warranties of Peoples contained in this Agreement will be true and correct in all material respects as of the date of this Agreement and upon the Effective Date, with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties that specifically relate to an earlier date, which will be true and correct as of such earlier date, and (2) each and all of the agreements and covenants of Peoples to be performed and complied with pursuant to this Agreement on or prior to the Effective Date will have been duly performed and complied with in all material respects, and Inter-City will have received a certificate dated the Effective Date signed by an executive officer of Peoples to such effect.

                  (B) ADVERSE CHANGE. During the period from December 31, 1997 to the Effective Date, there will not have been any material adverse change in the financial position or results of operations of Peoples, nor will Peoples have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and Inter-City will have received a certificate dated the Effective Date signed by an executive officer of Peoples to such effect.

                  (C) LEGAL OPINION. Inter-City will have received an opinion, dated the Effective Date, of Gerrish & McCreary, P.C., counsel for Peoples, incorporating the opinions set forth in Exhibit F.

                  (D) FAIRNESS OPINION. The Board of Directors of Inter-City shall have received the opinion of The Carson Medlin Company dated as of the date of the Proxy Statement to the effect that the Merger is fair to the shareholders of Inter-City from a financial point of view. The cost of the Fairness Opinion shall be included in the fees and expenses to be paid to The Carson Medlin Company disclosed to Peoples prior to the execution of this Agreement.

                            ARTICLE VIII. TERMINATION

         8.1 EVENTS OF TERMINATION. This Agreement may be terminated prior to the Effective Date, either before or after receipt of required shareholder approval:

                  (A) MUTUAL CONSENT. By the mutual consent of Peoples, the Bank and Inter-City, if the Board of Directors of each so determines by vote of a majority of the members of its entire board.

                  (B) BREACH. By Peoples or Inter-City, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of (A) a material breach by the other Party of any representation or warranty in this Agreement, which breach cannot be or has not been cured within 30 days after written notice of the breach has been given to the breaching Party, or (B) a material breach by the other Party of any of the covenants or agreements in this Agreement, which breach cannot be or has not been cured within 30 days after written notice of the breach has been given to the breaching Party.

                  (C) DELAY. By Peoples or Inter-City, if its Board of Directors so determines by vote of a majority of the members of the entire Board, in the event that the Merger is not consummated by June 30, 1999; provided, however, that no Party that is in material breach of any of the provisions of this Agreement will be entitled to terminate this Agreement pursuant to this Section 8.1(C).

                  (D) NO SHAREHOLDER APPROVAL. By Inter-City, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, if the shareholder approval contemplated by Section 7.1(A) is not obtained at the Meeting or any adjournment(s) of the Meeting.

         8.2 CONSEQUENCES OF TERMINATION.

                  (A) GENERAL CONSEQUENCES. Subject to Sections 6.6 and 6.7, in the event of the termination or abandonment of this Agreement pursuant to the provisions of Section 8.1, this Agreement will become void and have no force or effect, without any liability on the part of the Parties or any of their respective directors or officers or shareholders with respect to this Agreement.

                  (B) OTHER CONSEQUENCES. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement will relieve any Party of any liability for any willful breach of this Agreement or for any willful misrepresentation under this Agreement or be deemed to constitute a waiver of any remedy available for such breach or misrepresentation. In any action or proceeding in connection with such breach or misrepresentation, the prevailing Party will be entitled to reasonable attorneys' fees and expenses.

                            ARTICLE IX. OTHER MATTERS

         9.1 SURVIVAL. Only those agreements and covenants in this Agreement that, by their express terms apply in whole or in part after the Effective Date, will survive the Effective Date. All other representations, warranties, and covenants will be deemed only to be conditions of the Merger and will not survive the Effective Date. If the Merger is abandoned and this Agreement is terminated, the provisions of Article VIII will apply and the agreements of the Parties in Sections 6.6 and 6.7 will survive such abandonment and termination.

         9.2 WAIVER; AMENDMENT. Prior to the Effective Date, any provision of this Agreement may be (A) waived in writing by the Party benefited by the provision, or (B) amended or modified at any time (including the structure of the transactions contemplated by this Agreement) by an agreement in writing among the Parties approved by their respective Boards of Directors and executed in the same manner as this Agreement, except that, after the votes by the shareholders of Inter-City, the consideration to be received by the shareholders of Inter-City for each share of Inter-City Common Stock will not thereby be decreased. Nothing contained in this Section 9.2 is intended to modify Peoples' rights pursuant to Section 6.7.

         9.3 COUNTERPARTS. This Agreement may be executed in one or more facsimile counterparts, each of which will be deemed to constitute an original. This Agreement will become effective when one counterpart has been signed by each Party.

         9.4 GOVERNING LAW. This Agreement will be governed by, and interpreted in accordance with, the laws of the State of Mississippi, except as federal law and regulation may be applicable.

         9.5 EXPENSES. Each Party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement.

         9.6 CONFIDENTIALITY. Except as otherwise provided in Section 6.6(B), each of the Parties and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.

         9.7 NOTICES. All notices, requests and other communications hereunder to a "Party" will be in writing and will be deemed to have been duly given when delivered by hand, telegram, certified or registered mail, overnight courier, telecopier or telex (confirmed in writing) to such Party at its address set forth below or such other address as such Party may specify by notice to the other Party.

         Peoples:          The Peoples Holding Company
                           209 Troy Street
                           Tupelo, MS 38801-4827
                           Attn:  John W. Smith
                           Telephone:  (601) 680-100
                           Facsimile:  (601) 680-1234

         With copies to:   Mitchell, Voge, Corban and Morris
                           108 North Broadway Street
                           Tupelo, MS 38802-0029
                           Telephone: (601) 842-4231
                           Facsimile: (601) 842-2689

                           Gerrish & McCreary, P.C.
                           700 Colonial Road - Suite 200
                           Memphis, TN 38117
                           Attn: Ann W. Langston, Esq.
                           Telephone: (901) 767-0900
                           Facsimile: (901) 684-2339

         Bank:             The Peoples Bank & Trust Company
                           209 Troy Street
                           Tupelo, MS 38801-4827
                           Attn:  John W. Smith
                           Telephone:  (601) 680-1001
                           Facsimile:  (601) 680-1234

         With copies to:   Mitchell, Voge, Corban and Morris
                           108 North Broadway Street
                           Tupelo, MS 38802-0029
                           Telephone: (601) 842-4231
                           Facsimile: (601) 842-2689

                           Gerrish & McCreary, P.C.
                           700 Colonial Road - Suite 200
                           Memphis, TN 38117
                           Attn: Ann W. Langston, Esq.
                           Telephone: (901) 767-0900
                           Facsimile: (901) 684-2339

        Inter-City:        Inter-City Federal Bank for Savings
                           228 Main Street
                           Louisville, MS 39339
                           Attn:  Terry Lee Woods
                           Telephone:  ((601)773-8061
                           Facsimile:  (601) 773-8062

        with a copy to:    Powell, Goldstein, Frazer & Murphy LLP
                           191 Peachtree Street, N.E. - 16th Floor
                           Atlanta, GA 30303
                           Attn:  Kathryn L. Knudson, Esq.
                           Telephone:  (404) 572-6952
                           Facsimile:  (404) 572-6999

         9.8 ENTIRE UNDERSTANDING; LIMITED THIRD PARTY BENEFICIARIES. This Agreement represents the entire understanding of the Parties with reference to transactions contemplated by this Agreement and supersedes any and all other oral or written agreements previously made. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than each Indemnified Party, the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.9 HEADINGS. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

         9.10 BROKERS. No action has been taken by any Party hereto that would give rise to any valid claim against any Party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated hereby excluding, in the case of Inter-City, fees to be paid to The Carson Medlin Company pursuant to agreements which have been disclosed in full to Peoples.

                                THE PEOPLES HOLDING COMPANY

                                By:  /s/
                                     ------------------------------------------
                                     John W. Smith
                                Its: President and Chief Executive Officer

                                THE PEOPLES BANK & TRUST COMPANY

                                By:   /s/
                                     ------------------------------------------
                                     John W. Smith
                                Its: President and Chief Executive Officer

                                INTER-CITY FEDERAL BANK FOR SAVINGS

                                By:    /s/
                                     ------------------------------------------
                                     Joseph K. Suttle
                                Its: Chairman of the Board

                                    EXHIBIT A

                                              , 1999
                                    ----------
The Peoples Holding Company
209 Troy Street
Tupelo, MS 38801-4827

Gentlemen:

I have been advised that I may be considered to be an "affiliate" of Inter-City Federal Bank for Savings ("Inter-City") for purposes of Rule 145 of the General Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Pursuant to the Agreement and Plan of Merger by and among Inter-City and The Peoples Holding Company ("Peoples"), dated __________________, 1998 (the "Agreement"), I will receive shares of common stock, $5.00 par value, of Peoples ("Peoples Common Stock") in exchange for my shares of common stock, par value $.01 per share, of Inter-City owned by me at the Effective Date of the merger provided for in the Agreement (the "Merger"). This agreement is hereinafter referred to as the "Affiliate's Agreement."

I represent and warrant to, and agree with, Peoples that:

A. I shall not make any sale, transfer or other disposition of my Peoples Common Stock in violation of the 1933 Act or the Rules and Regulations promulgated thereunder.

B. I have been advised that the offering, sale and delivery of Peoples Common Stock to me pursuant to the Merger has been registered under the 1933 Act in a Registration Statement on Form S-4. I also have been advised, however, that, since I may be deemed to be an "affiliate" of Peoples at the time the Agreement is to be submitted for a vote of the stockholders of Peoples, any public offering or sale by me of any shares of Peoples Common Stock will, under current law, require either
         (i) the further registration under the 1933 Act of Peoples Common Stock to be offered and sold, (ii) compliance with Rule 145 promulgated by the Commission under the 1933 Act, or (iii) the availability of another exemption from such registration under the 1933 Act.

The Peoples Holding Company
November ___, 1999
Page 2

C. I have read this Affiliate's Agreement and the Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Peoples Common Stock, to the extent I felt necessary, with my counsel or counsel for Inter-City.

D. I have been informed by Peoples that Peoples Common Stock has not been registered under the 1933 Act for distribution by me and that Peoples Common Stock must be held by me for at least one year unless (i) such shares of Peoples Common Stock have been registered for distribution under the 1933 Act, (ii) a sale of the shares of Peoples Common Stock is made in conformity with the volume and/or other limitations of Rule 145 promulgated by the Commission under the 1933 Act, or (iii) in the opinion of counsel acceptable to Peoples, some other exemption from registration under the 1933 Act is available with respect to any such proposed sale, transfer or other disposition of the shares of Peoples Common Stock.

E. I understand that stop transfer instructions similar to the limitations referred to in paragraph D above will be given to Peoples' transfer agent with respect to the Peoples Common Stock delivered to me pursuant to the Merger and that there will be placed on the certificates for such shares of Peoples Common Stock, or any substitutions therefor, a legend stating in substance:

                  The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act") applies and prior to __________________ may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by The Peoples Holding Company of an opinion of counsel acceptable to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act.

F. I hereby agree that, for a period of one (1) year following the Effective Date of the Merger provided for in the Agreement, I will obtain an agreement similar to this from each transferee of Peoples Common Stock (acquired by me pursuant to the Agreement) if such transfer is effected other than in a transaction involving a registered public offering or as a sale pursuant to Rule 145.

G. Notwithstanding the above, I hereby agree that I will not sell any of my Peoples Common Stock received pursuant to the Merger or in any other way reduce my risk relative to any Peoples Common Stock received pursuant to the Merger, until such time as financial results covering at least 30 days post-Merger consolidated operations have been published by Peoples pursuant to the filing of a Form 10-Q, Form 10-K or Form 8-K, as applicable, with the United States Securities and Exchange Commission or otherwise.

The Peoples Holding Company
November ___, 1999
Page 3

It is understood and agreed that this Affiliate's Agreement shall terminate and be of no further force and effect and the legend set forth in paragraph E above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer restrictions shall be lifted forthwith if (i) my shares of Peoples Common Stock shall have been registered under the 1933 Act for sale, transfer or other disposition by me or on my behalf, or (ii) I am not at the time an affiliate of Peoples and have held my Peoples Common Stock for at least one (1) year (or such other period as may be prescribed by the 1933 Act, and the Rules and Regulations promulgated thereunder), and Peoples has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve (12) months, or (iii) I am not at the time an affiliate of Peoples and have not been an affiliate of Peoples for at least three months and have held the Peoples Common Stock for at least two (2) years (or such other period as may be prescribed by the 1933 Act and the Rules and Regulations promulgated thereunder), or (iv) Peoples shall have received a letter from the staff of the Commission, or an opinion of counsel acceptable to Peoples, to the effect that the stop transfer restrictions and the legend are not required.

Sincerely,

                                               SOCIAL SECURITY NUMBER OR
                                               FEDERAL TAX ID NUMBER

----------------------------                   ----------------------------
  (Name of Stockholder)

ACCEPTED:

INTER-CITY FEDERAL BANK FOR SAVINGS

By
  ----------------------------------

                                    , 1999
------------------------------------

                                    EXHIBIT B

            [LETTERHEAD OF POWELL, GOLDSTEIN, FRAZER & MURPHY LLP]

                                             , 1999
                              ---------------

Board of Directors
The Peoples Holding Company
209 Troy Street
Tupelo, MS 38801-4877

Gentlemen:

We have acted as counsel to Inter-City Federal Bank for Savings ("Inter-City"), a federal savings bank, in connection with the Agreement and Plan of Merger dated November _____, 1998 by and between The Peoples Holding Company ("Peoples") and Inter-City (the "Agreement"). As such counsel, we have reviewed such organizational documents, indentures, contracts, deeds, instruments, minutes, actions of the Board of Directors and shareholders of Inter-City, and such other information as we have deemed necessary as a basis for the opinions expressed herein, which are being delivered to you pursuant to Section 7.2(A) of the Agreement. Capitalized terms appearing herein and not otherwise defined are used as defined in the Agreement.

In reviewing the documents and information referred to above, we have assumed without inquiry the genuineness of all signatures and the conformity with originals of all documents submitted to us as copies. We have assumed that Peoples has and had the power to enter into and to perform the Agreement and all other instruments in which Peoples' joinder is contemplated in connection with the Agreement. We have also assumed Peoples' due authorization, execution and delivery of the Agreement and the validity, binding effect and enforceability thereof against Peoples with respect to and in accordance with its terms. We have relied as to certain factual matters on representations of Inter-City contained in the Agreement, and on certificates of officers of Inter-City and certain public officials or agencies.

Based upon and subject to the foregoing and to the qualifications set forth below, it is our opinion that, except as disclosed in the Registration Statement, the Agreement or a schedule of exceptions given by Inter-City in connection therewith:

1. Inter-City is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States of America and, to our knowledge, has all requisite power and authority to own, lease and operate its properties and the corporate power to carry on its business as now and where being conducted (excepting any authority or

Board of Directors
________________, 1999
Page 2

         power, the absence of which in the aggregate would not have a material adverse effect upon the financial condition or operations, business or prospects of Inter-City).

2. Inter-City is authorized to do business in Mississippi and each jurisdiction in which the failure to be so authorized would have a material adverse effect on its business.

3. Inter-City has the full corporate power and authority to execute and deliver the Agreement as well as all other documents referred to in the Agreement to be executed and delivered by Inter-City and to consummate the transactions and perform its obligations as contemplated by the Agreement.

4. The Board of Directors of Inter-City, at a lawfully convened meeting, has unanimously and validly approved the Merger, authorized execution of the Agreement, and has taken all such other action to approve the Merger as is required by law, its Charter, its By-Laws, or any indenture or other agreement to which it is a party and of which we have knowledge.

5. The shareholders of Inter-City, at a lawfully convened meeting of Inter-City, have validly approved the Agreement.

6. The Agreement has been duly executed and delivered by and constitutes the valid and binding obligation of Inter-City, enforceable against Inter-City in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies and by laws or court decisions which may be applicable limiting the enforceability of indemnification proceedings).

7. Neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated by the Agreement will:
         (i) violate any provision of the Charter or By-Laws of Inter-City; (ii) violate or cause a default or termination of any material rights or obligations existing by virtue of any provision of any indentures, leases, contracts or agreements to which Inter-City is a party and of which we have knowledge; (iii) violate or require any consent under any judgment, order, injunction, decree, award or agreement against, or binding upon Inter-City or upon the securities, properties or business of Inter-City, of which we have knowledge, which violation or failure to obtain consent would have a material adverse effect upon the business or assets of Inter-City; or (iv) require the approval of any third party or regulatory agency other than consents or approvals already obtained.

Board of Directors
________________, 1999
Page 3

8. The authorized capital stock of Inter-City consists of 2,000,000 shares of common stock having par value of $.01 per share (the "Inter-City Common Stock") and 500,000 shares of serial preferred stock. To our knowledge after due inquiry, (i) all of the outstanding shares of Inter-City Common Stock are validly issued, fully-paid and nonassessable and have not been issued in violation of any preemptive rights of any shareholder; (ii) there are no shares of Inter-City Common Stock held in treasury; no outstanding securities or other obligations which are convertible into shares of Inter-City Common Stock or other Inter-City securities; (iii) there are no outstanding options, warrants, rights, calls or other commitments of any nature which entitle the holder, upon exercise thereof, to be issued shares of Inter-City Common Stock or any other equity security of Inter-City; and
         (iv) Inter-City does not have outstanding and is not obligated to issue any subscriptions, options or other arrangements or commitments obligating it to issue or dispose of any shares of stock or other securities.

9. The Proxy Statement delivered to the shareholders of Inter-City complies as to form in all material respects with any applicable laws of the United States of America.

10.      Inter-City has no subsidiaries.

11. The Merger will become effective at the Effective Date as specified in the Agreement and upon the taking of such action as is required to consummate the Merger under the laws of the State of Mississippi and the United States of America.

12. To our knowledge after due inquiry, Inter-City is not subject to any continuing court or administrative order, writ, injunction, decree or memorandum, applicable specifically to it or to its business, property, directors or employees, and Inter-City is not in default with respect to any order, writ, injunction, decree or understanding of any court or other governmental instrumentality.

We have participated in conferences with representatives of Inter-City and its accountants in connection with the preparation of the Registration Statement and the Proxy Statement and have considered the matters required to be stated therein and the statements contained therein and, based on the foregoing (and, in certain circumstances relying as to materiality on the opinions of officers and representatives of Inter-City) nothing has come to our attention which would lead us to believe that, solely as to information provided by or on behalf of Inter-City, the Registration Statement at the time it became effective, or the Proxy Statement, at the time it became effective, or the Proxy Statement, at the time it was distributed to shareholders, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements and other financial and statistical data included therein, as to which we make no statement).

Board of Directors
________________, 1999
Page 4

Based on the limitations and qualifications set forth herein, we confirm to you that, to our knowledge, except as is specifically disclosed in the financial statements referred to in Section 5.1(H) of the Agreement and except as set forth on Schedule 5.1(L) to the Agreement, there is no material action, suit, litigation or investigation by governmental authorities or otherwise pending, or overtly threatened by a written communication to Inter-City, against or affecting Inter-City, or any property or rights of Inter-City or any of Inter-City's officers or directors in their capacities as officers or directors of Inter-City.

Whenever any opinion or confirmation of fact set forth in this opinion letter is qualified by the words "to our knowledge," the quoted words mean the current awareness by lawyers in the primary lawyer group of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified. "Primary lawyer group" means the lawyer who signs this opinion letter and, solely as to information relevant to an opinion issue, any lawyer in this law firm who is primarily responsible for providing the response concerning the particular issue.

We express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

This opinion is solely for the information of Peoples and is not to be quoted in whole or in part or otherwise used, circulated or referred to, nor is it to be filed with any governmental agency or any other person without our prior written consent. No one other than Peoples is entitled to rely on this opinion. This opinion is rendered solely for purposes of the Agreement and should not be relied upon for any other purpose.

Yours very truly,

POWELL, GOLDSTEIN, FRAZER & MURPHY LLP

                                    EXHIBIT C

                            NON-COMPETITION AGREEMENT

         THIS NON-COMPETITION AGREEMENT made and entered into as of the _____ day of _______________, 1999, by and between THE PEOPLES HOLDING COMPANY ("Peoples"), a Mississippi corporation having its principal office located in Tupelo, Mississippi; INTER-CITY FEDERAL BANK FOR SAVINGS ("Inter-City"), a federal savings bank, having its principal office located in Louisville, Mississippi; and _____________________, an adult resident citizen of the State of Mississippi, and who serves as an executive officer or director of Inter-City ("Person").

         WHEREAS, Peoples and Inter-City have entered into that certain Agreement and Plan of Merger dated as of November _______, 1998 (the "Merger Agreement"), providing for the Merger of Inter-City with and into The Peoples Bank & Trust Company (the "Bank"), a wholly-owned subsidiary of Peoples, with the Bank surviving the merger (the "Merger"); and

         WHEREAS, Person is a shareholder, as well as a director or executive officer of Inter-City and has long been associated with Inter-City and has developed a relationship with the customer base of Inter-City and possesses confidential information regarding the direct and indirect business operation of Inter-City; and

         WHEREAS, as a condition precedent to Peoples' agreement to consummate the transactions contemplated by the Merger Agreement, Peoples has required, and Person has agreed to enter into this Non-Competition Agreement.

         NOW, THEREFORE, for and in consideration of Peoples' agreement to acquire Inter-City pursuant to the Merger Agreement and the additional cash consideration set forth below, the receipt and sufficiency of which as consideration for this Non-Competition Agreement are hereby acknowledged by Person, the parties hereto intending to be legally bound hereby agree as follows:

         1. Consideration. Peoples shall pay to Person the sum of Ten Dollars ($10.00) on the date hereof.

         2. Covenant Not to Compete/Term.

            a. Inter-City and Person acknowledge and agree that: (i) various business connections, clientele and customers of Peoples and subsidiaries and affiliates of Peoples, including after the Merger but not limited to Inter-City (for purposes hereof the "Peoples Companies"), have been established and are maintained at a great expense to the Peoples Companies; (ii) by virtue of his or her close relationship with, and service as a member of the Board of Directors or executive officer of Inter-City and in connection with the Merger, Person has become familiar with the names and lists, and the business needs of the customers and clientele of certain of the Peoples Companies, including, but not limited to Inter-City; (iii) Person, through his or her representation of or association with Inter-City and his or her business dealings with the Peoples Companies, including but not limited to Inter-City, has become personally acquainted with such customers and prospective customers of the Peoples Companies; and (iv) the Peoples Companies will sustain great loss and damage if Person violates the covenants and agreements hereinafter set forth, for which loss and damages none of the Peoples Companies has an adequate remedy by law.

            b. Based on the foregoing, Person hereby expressly covenants and agrees, which covenants and agreements are the essence of this Non-Competition Agreement, that for a period of two (2) years from the later of the Effective Date of the Merger or the date Person ceases to serve on the Board of Directors of, or as an officer of, or as a consultant or advisory director for any of the Peoples Companies, including, but not limited to, Inter-City, Person shall not, unless acting with the prior written consent of Peoples, directly or indirectly, for himself or herself or on behalf of or in connection with any other person, firm, corporation or entity, own, manage, operate, join, control, finance or participate in the ownership, management, operation or control of, or be connected with as a director, officer, employee, consultant, partner, stockholder other than to the extent he is a stockholder therein or a director thereof as of the date of the Merger Agreement, and further excepting any ownership, solely as an investment and through market purchases, of securities of any issuer that are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system for automated dissemination of quotations of securities prices in common use, so long as Person is not a member of any control group (within the meaning of the rules and regulations of the Securities and Exchange Commission or the Federal Reserve Board) of any such issuer, of any business engaged in the business of banking or that of managing or controlling a bank or banks (which term shall include, but is not limited to, savings and loan associations and loan production entities), in each county in which Inter-City has a principal office or branch on the Effective Date of the Merger, and in each county contiguous thereto, without regard to state lines.

            c. Person further acknowledges and agrees that during his or her employment with and service on the Board of Directors or as an officer of Inter-City prior to the date hereof, as well as both prior to and after the Effective Date of the Merger with or for any of the Peoples Companies, that certain highly confidential information, including, but not being limited to, customer lists, individual customer habits, and other confidential customer and corporate information has been, and will be in the event of continued employment or service, imparted to him or her. Due to the highly confidential nature of said information, Person covenants and agrees that he or she will not, during or for a period of two (2) years after the term of his or her employment or service with or for any of the Peoples Companies, disclose any such confidential information to any person or entity not employed by Peoples, or any of the Peoples Companies, and authorized by Peoples to receive such information.

            d. Person acknowledges and agrees that any violation by him or her of the covenants set forth in this Non-Competition Agreement, whether before or after the Effective Date of the Merger, would cause irreparable injury to the Peoples Companies. Person further acknowledges and agrees that in the event of a breach or injunctive relief against him or her by any court of competent jurisdiction having the authority to grant such relief. Nothing herein, however, shall be construed as prohibiting any of the Peoples Companies from pursuing any other remedies which may be available to them for such a breach or threatened breach, including the recovery of damages from Person to any other person or entity.

         3. Successors and Assigns. This Non-Competition Agreement shall inure to the benefit of Peoples, Inter-City and their respective successors and assigns, including, without limitation, any corporation or agency which may acquire all or substantially all of Peoples' or the Peoples Companies' assets and businesses or with which Peoples or the Peoples Companies may be consolidated or merged.

         4. Entire Agreement. This Non-Competition Agreement contains the entire understanding of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, notification or discharge is sought.

         5. Severability. The invalidity or unenforceability of any provision hereof in no way affects the validity or enforceability of any other provision.

         6. Waiver of Breach. Failure to insist upon strict compliance with any terms, covenants, or conditions hereof shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

         7. Agreement Void if Proposed Merger Not Consummated. This Non-Competition Agreement shall be effective as of the Effective Date of the Merger and shall be null and void should the proposed Merger fail to be consummated.

         8. Applicable Law. This Non-Competition Agreement shall be governed by the laws of the State of Mississippi.

                               THE PEOPLES HOLDING COMPANY

                               By:
                                  -------------------------------------------
                               Its:
                                   ------------------------------------------

PERSON

----------------------------
                               INTER-CITY FEDERAL BANK FOR SAVINGS

                               By:
                                  -------------------------------------------
                               Its:
                                   ------------------------------------------

                                    EXHIBIT D

                    [LETTERHEAD OF GERRISH & MCCREARY, P.C.]

                                             , 1999
                              ---------------
Board of Directors
Inter-City Federal Bank for Savings
228 Main Street
Louisville, MS 39379

Gentlemen:

We have acted as special counsel to The Peoples Holding Company ("Peoples"), a Mississippi corporation, in connection with the Agreement and Plan of Merger dated November ______, 1998, by and between Peoples and Inter-City Federal Bank for Savings (the "Agreement"). As such counsel, we have reviewed such organizational documents, indentures, contracts, deeds, instruments, minutes, actions of the Board of Directors and shareholders of Peoples, and such other information as we have deemed necessary as a basis for the opinions expressed herein, which are being delivered to you pursuant to Section 7.3(C) of the Agreement. Capitalized terms appearing herein and not otherwise defined are used as defined in the Agreement.

In reviewing the documents and information referred to above, we have assumed without inquiry the genuineness of all signatures and the conformity with originals of all documents submitted to us as copies. We have assumed that Inter-City has and had the power to enter into and to perform the Agreement and all other instruments in which Inter-City's joinder is contemplated in connection with the Agreement. We have also assumed Inter-City's due authorization, execution and delivery of the Agreement and the validity, binding effect and enforceability thereof against Inter-City with respect to and in accordance with its terms. We have relied as to certain factual matters on representations of Peoples contained in the Agreement, and on certificates of officers of Peoples and certain public officials or agencies.

Based upon and subject to the foregoing and to the qualifications set forth below, it is our opinion that, except as disclosed in the Registration Statement, the Agreement or a schedule of exceptions given by Peoples in connection therewith:

Board of Directors
November ____, 1999
Page 2


1. Peoples is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi and, to our knowledge, has all requisite power and authority to own, lease and operate its properties and the corporate power to carry on its business as now and where being conducted (excepting any authority or power, the absence of which in the aggregate would not have a material adverse effect upon the financial condition or operations, business or prospects of Peoples).

2. Peoples is authorized to do business in Mississippi and each jurisdiction in which the failure to be so authorized would have a material adverse effect on its business.

3. Peoples has the full corporate power and authority to execute and deliver the Agreement as well as all other documents referred to in the Agreement to be executed and delivered by Peoples and to consummate the transactions and perform its obligations as contemplated by the Agreement.

4. The Board of Directors of Peoples, at a lawfully convened meeting, has unanimously and validly approved the Merger, authorized execution of the Agreement, and has taken all such other action to approve the Merger as is required by law, its Articles of Incorporation, its Bylaws, or any indenture or other agreement to which it is a party and of which we have knowledge.

5. The Agreement has been duly executed and delivered by and constitutes the valid and binding obligation of Peoples, enforceable against Peoples in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies and by laws or court decisions which may be applicable limiting the enforceability of indemnification proceedings).

6. Neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated by the Agreement will:
         (i) violate any provision of the Articles of Incorporation or Bylaws of Peoples; (ii) violate or cause a default or termination of any material rights or obligations existing by virtue of any provision of any indentures, leases, contracts or agreements to which Peoples is a party and of which we have knowledge; (iii) violate or require any consent under any judgment, order, injunction, decree, award or agreement against, or binding upon Peoples or upon the securities, properties or business of Peoples, of which we have knowledge, which violation or failure to obtain consent would have a material adverse effect

Board of Directors
November ____, 1999
Page 3

         upon the business or assets of Peoples; or (iv) require the approval of any third party or regulatory agency other than consents or approvals already obtained.

7. The authorized capital stock of Peoples consists of 15,000,000 shares of common stock having $5.00 par value per share (the "Peoples Common Stock"). All of the outstanding shares of Peoples Common Stock are validly issued, fully-paid and nonassessable and have not been issued in violation of any preemptive rights of any shareholder. The shares of Peoples Common Stock to be issued pursuant to the Merger, when issued in accordance with the terms of the Agreement, will be validly issued, fully-paid and nonassessable and will not have been issued in violation of the preemptive rights of any shareholder. To our knowledge after due inquiry, (i) there are no shares of Peoples Common Stock held in treasury; no outstanding securities or other obligations which are convertible into shares of Peoples Common Stock or other Peoples securities; (ii) there are no outstanding options, warrants, rights, calls or other commitments of any nature which entitle the holder, upon exercise thereof, to be issued shares of Peoples Common Stock or any other equity security of Peoples; and (iii) Peoples does not have outstanding and is not obligated to issue any subscriptions, options or other arrangements or commitments obligating it to issue or dispose of any shares of stock or other securities.

8. Peoples has the following subsidiaries: The Peoples Bank & Trust Company and Financial Investment Alternatives, Limited.

9. The Merger will become effective at the Effective Date as specified in the Agreement and upon the taking of such action as is required to consummate the Merger under the laws of the State of Mississippi and the United States of America.

10. To our knowledge after due inquiry, Peoples is not subject to any continuing court or administrative order, writ, injunction, decree or memorandum, applicable specifically to it or to its business, property, directors, or employees, and Peoples is not in default with respect to any order, writ, injunction, decree or understanding of any court or other governmental instrumentality.

Board of Directors
November ____, 1999
Page 4


We have participated in conferences with representatives of Peoples and you and its and your respective accountants and counsel in connection with the preparation of the Registration Statement and the Proxy Statement and have considered the matters required to be stated therein and the statements contained therein and, based on the foregoing (and, in certain circumstances relying as to materiality on the opinions of officers and representatives of Peoples) nothing has come to our attention which would lead us to believe that the Registration Statement at the time it became effective, or the Proxy Statement, at the time it became effective, or the Proxy Statement, at the time it was distributed to shareholders, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements and other financial and statistical data included therein, as to which we make no statement).

Based on the limitations and qualifications set forth herein, we confirm to you that, to our knowledge, except as is specifically disclosed in the financial statements referred to in Section 5.2(H) of the Agreement and except as set forth on Schedule 5.2(I) to the Agreement, there is no material action, suit, litigation or investigation by governmental authorities or otherwise pending, or overtly threatened by a written communication to Peoples or the Bank, against or affecting Peoples or the Bank, or any property or rights of Peoples or the Bank or any of Peoples' or the Bank's officers or directors in their capacities as officers or directors of Peoples or the Bank.

Whenever any opinion or confirmation of fact set forth in this opinion letter is qualified by the words "to our knowledge," the quoted words mean the current awareness by lawyers in the primary lawyer group of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified. "Primary lawyer group" means the lawyer who signs this opinion letter and, solely as to information relevant to an opinion issue, any lawyer in this law firm who is primarily responsible for providing the response concerning the particular issue.

Gerrish & McCreary, P.C. is located in Memphis and Nashville, State of Tennessee, and we actively practice primarily in Tennessee. However, a member of the firm is licensed to practice in Mississippi. Accordingly, this opinion is applicable only insofar as the laws of the State of Mississippi (as limited above) or the United States of America may be concerned. To the extent this opinion is based on Mississippi law, we have familiarized ourselves with the laws of that state. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and

Board of Directors
November ____, 1999
Page 5


we assume no obligation to advise you of changes that may hereafter be brought to our attention.

This opinion is solely for the information of Inter-City and is not to be quoted in whole or in part or otherwise used, circulated or referred to, nor is it to be filed with any governmental agency or any other person without our prior written consent. No one other than Inter-City is entitled to rely on this opinion. This opinion is rendered solely for purposes of the Agreement and should not be relied upon for any other purpose.

Yours very truly,

GERRISH & McCREARY, P.C.

                                   APPENDIX B



               12 C.F.R. SS552.14 DISSENTER AND APPRAISAL RIGHTS.

         (a) Right to demand payment of fair or appraised value. Except as provided in paragraph (b) of this section, only stockholders of a Federal stock association combining in accordance with ss.552.13 of this part shall have the right to demand payment of the fair or appraised value of his stock: Provided, that such stockholder has not voted in favor of the combination and complies with the provisions of paragraph (c) of this section.

         (b) Exceptions. No stockholder required to accept only qualified consideration for his or her stock shall have the right under this section to demand payment of the stock's fair or appraised value, if such stock was listed on a national securities exchange or quoted on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") on the date of the meeting at which the combination was acted upon or stockholder action is not required for a combination made pursuant to ss.552.13(h)(2) of this part. "Qualified consideration" means cash, shares of stock of any association or corporation which at the effective date of the combination will be listed on a national securities exchange or quoted on NASDAQ, or any combination of such shares of stock and cash.

         (c) Procedure - (1) Notice. Each constituent Federal stock association shall notify all stockholders entitled to rights under this section, not less than twenty days prior to the meeting at which the combination agreement is to be submitted for stockholder approval, of the right to demand payment of appraised value of shares, and shall include in such notice a copy of this section. Such written notice shall be mailed to stockholders of record and may be part of management's proxy solicitation for such meeting.

         (2) Demand for appraisal and payment. Each stockholder electing to make a demand under this section shall deliver to the Federal stock association, before voting on the combination, a writing identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares. Such demand must be in addition to and separate from any proxy or vote against the combination by the stockholder.

         (3) Notification of effective date and written offer. Within ten days after the effective date of the combination, the resulting association shall:

                  (i) Give written notice by mail to stockholders of constituent Federal stock associations who have complied with the provisions of paragraph (c)(2) of this section and have not voted in favor of the combination, of the effective date of the combination;

                  (ii) Make a written offer to each stockholder to pay for dissenting shares at a specified price deemed by the resulting association to be the fair value thereof; and

                  (iii) Inform them that, within sixty days of such date, the respective requirements of paragraphs (c)(5) and (c)(6) of this section (set out in the notice) must be satisfied.

         The notice and offer shall be accompanied by a balance sheet and statement of income of the association the shares of which the dissenting stockholder holds, for a fiscal year ending not more than sixteen months before the date of notice and offer, together with the latest available interim financial statements.

         (4) Acceptance of offer. If within sixty days of the effective date of the combination the fair value is agreed upon between the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section, payment therefor shall be made within ninety days of the effective date of the combination.

         (5) Petition to be filed if offer not accepted. If within sixty days of the effective date of the combination the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section do not agree as to the fair value, then any such stockholder may file a petition with the Office, with a copy by registered or certified mail to the resulting association, demanding a determination of the fair market value of the stock of all such stockholders. A stockholder entitled to file a petition under this section who fails to file such petition within sixty days of the effective date of the combination shall be deemed to have accepted the terms offered under the combination.

         (6) Stock certificates to be noted. Within sixty days of the effective date of the combination, each stockholder demanding appraisal and payment under this section shall submit to the transfer agent his certificates of stock for notation thereon that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any stockholder who fails to submit his or her stock certificates for such notation shall no longer be entitled to appraisal rights under this section and shall be deemed to have accepted the terms offered under the combination.

         (7) Withdrawal of demand. Notwithstanding the foregoing, at any time within sixty days after the effective date of the combination, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the combination.

         (8) Valuation and payment. The Director shall, as he or she may elect, either appoint one or more independent persons or direct appropriate staff of the Office to appraise the shares to determine their fair market value, as of the effective date of the combination, exclusive of any element of value arising form the accomplishment or expectation of the combination. Appropriate staff of the Office shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Director after consideration of the appraisal report and the advice of the appropriate staff shall, if he or she concurs in the valuation of the shares, direct payment by the resulting association of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the combination, at a rate deemed equitable by the Director.

         (9) Costs and expenses. The costs and expenses of any proceeding under this section may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section.

         (10) Voting and distribution. Any stockholder who has demanded appraisal rights as provided in paragraph (c)(2) of this section shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distribution payable to, or a vote to be taken by stockholders of record at a date which is on or prior to, the effective date of the combination): Provided, That if any stockholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered upon the combination, such stockholder shall thereupon be entitled to vote and receive the distributions described above.

         (11) Status. Shares of the resulting association into which shares of the stockholders demanding appraisal rights would have been converted or exchanged, had they assented to the combination, shall have the status of authorized and unissued shares of the resulting association.

                                   APPENDIX C


_____________, 1999



Board of Directors
Inter-City Federal Bank for Savings
P.O. Box 889
Louisville, MS  39339

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, of the aggregate consideration to be received by the unaffiliated shareholders of Inter-City Federal Bank for Savings ("Inter-City") under the terms of a certain proposed Agreement and Plan of Merger dated as of December 14, 1998 (the "Agreement") by and between Inter-City and The Peoples Holding Company ("Peoples") pursuant to which Inter-City will merge with and into Peoples (the "Merger"). Under the terms of the Agreement, each of the outstanding shares of Inter-City Common Stock shall be converted into the right to receive 2.78 shares of Peoples Common Stock (the "Exchange Rate"). The foregoing summary of the Merger is qualified in its entirety by reference to the Agreement.

The Carson Medlin Company is a National Association of Securities Dealers, Inc.
(NASD) member investment banking firm which specializes in the securities of southeastern United States financial institutions. As part of our investment banking activities, we are regularly engaged in the valuation of southeastern United States financial institutions and transactions relating to their securities. We regularly publish our research on independent community banks and thrifts regarding their financial and stock price performance. We are familiar with the commercial banking and thrift industry in Mississippi and the Southeast and the major commercial banks and thrifts operating in that market. We have been retained by Inter-City in a financial advisory capacity to render our opinion hereunder, for which we will receive compensation.

In reaching our opinion, we have analyzed the respective financial positions, both current and historical, of Inter-City and Peoples. We have reviewed: (i) the Agreement and Plan of Merger dated as of December 14, 1998; (ii) the annual reports to shareholders of Inter-City, including audited financial statements for the five years ended March 31, 1997; (iii) the Proxy Statement of Inter-City dated June 19, 1998 for the annual meeting of shareholders held on July 15, 1998; (iv) the Thrift Financial Report of Inter-City as of September 30, 1998;
(v) the Uniform Thrift Performance Report for Inter-City for the quarter ended September 30, 1998; (vi) the annual reports to shareholders of Peoples, including audited financial statements for the five years ended December 31, 1997; (vii) the annual report on Form 10-K405 of Peoples for the year ended December 31, 1997; (viii) the Proxy Statement of Peoples for the annual meeting of shareholders

Board of Directors
Inter-City Federal Bank for Savings
___________,1999
Page 2



held on April 14, 1998; (ix) the quarterly report on Form 10-Q of Peoples for the quarter ended September 30, 1998; (x) the Consolidated Report of Condition and Income of The Peoples Bank & Trust Company as of June 30, 1998; (xi) the Uniform Bank Performance Report for The Peoples Bank & Trust Company as of September 30, 1998; (xii) a preliminary copy of the Proxy Statement/Prospectus prepared for the special meetings of the shareholders of Inter-City and Peoples to consider the Merger; and (xiii) certain other financial and operating information with respect to the business, operations and prospects of Inter-City and Peoples. We also: (i) held discussions with members of the senior management of Inter-City and Peoples regarding their respective historical and current business operations, financial condition and future prospects; (ii) reviewed the historical market prices and trading activity for the common stocks of Inter-City, the extent available, and Peoples and compared them with those of certain publicly traded companies which we deemed to be relevant; (iii) compared the results of operations of Inter-City and Peoples with those of certain banking and thrift companies which we deemed to be relevant; (iv) compared the proposed financial terms of the Merger with the financial terms, to the extent publicly available, of certain other recent business combinations of commercial banking and thrift organizations; (v) analyzed the pro forma financial impact of the Merger on Peoples; and (vi) conducted such other studies, analyses, inquiries and examinations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all information provided to us. We have not performed or considered any independent appraisal or evaluation of the assets of Inter-City or Peoples. The opinion we express herein is necessarily based upon market, economic and other relevant considerations as they exist and can be evaluated as of the date of this letter.

Based upon the foregoing, it is our opinion that the aggregate consideration provided for in the Agreement is fair, from a financial point of view, to the unaffiliated shareholders of Inter-City Federal Bank for Savings.

Very truly yours,




THE CARSON MEDLIN COMPANY

PART II.  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

The Mississippi Business Corporation Act, as amended (the "Act"), empowers a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(i) he conducted himself in good faith; and (ii) he reasonably believed: (A) in the case of conduct in his official capacity, that his conduct was in the best interest; and (B) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or
(2) he engaged in conduct which broaden indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by Section 79-4-2.02(b)(5) of the Act.

The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct.

Unless ordered by a court under Section 79-4-8.54(a)(3) of the Act, a corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under the Act; or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

The Act further provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The Act also provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director if he delivers to the corporation: (1) a written affirmation of his good faith belief that he has met the relevant standard of conduct described in the Act or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by the Act; and
(2) his written undertaking, to repay any funds advanced if he is not entitled to mandatory indemnification under the Act and is ultimately determined under the Act that he has not met the relevant standard of conduct described in the Act. The undertaking required must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

A corporation may not indemnify a director as described unless authorized (1) by the board of directors (i) if there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or (ii) if there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with the Act, in which authorization directors who do not qualify as disinterested directors may participate; or (2) by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization.

A corporation may also indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as for a director.

The Bylaws of The Peoples Holding Company contain the following indemnification provision:

      Any person, his heirs, executors, or administrators, may be indemnified by the corporation for reasonable expenses (including judgments and compromise settlements, except where as in a derivative suit situation any judgment in the matter would run in favor of the corporation) actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he was made a party by reason of service as a director, officer, or employee of the corporation or of any firm, corporation; provided, however, that no person shall be so indemnified or reimbursed as to any matter as to which he shall finally be adjudged to have been guilty of gross negligence, willful misconduct or criminal acts in the performance of his duty to the corporation; and, provided further, that no person shall be so indemnified or reimbursed as to any matter in such action or suit which has been as the subject of a compromise settlement except with the approval (1) of a court of competent jurisdiction, or (2) the holders of record of a majority of the outstanding shares of the corporation, or (3) a majority of the corporation's board of directors, excluding members who are parties to the same or substantially the same suit or proceeding. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person may be entitled as a matter of law. The board of directors of the corporation may, in its discretion, purchase directors' and officers' liability insurance coverage to provide, in whole or in part, for such indemnification or reimbursement.

The Peoples Holding Company maintains an insurance policy insuring the corporation and its directors and officers against certain liabilities.

Item 21.  Exhibits and Financial Statement Schedules.

      An Index to Exhibits appear at page II-7 hereof.

Item 22.   Undertakings

(a)   The undersigned Registrant hereby undertakes:

                            (i) to file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration
                  Statement:

                            (a)     to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                            (b) to reflect in the prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                            (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                            (ii) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                            (iii) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by the persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

                            (iv) that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                            (v) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

                            (vi) for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                            (vii) to remove from registration by means of a post-effective amendment any of the securities being registered which are not issued pursuant to the merger;

                            (viii) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

                            (ix) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Tupelo, State of Mississippi, on February 15, 1999.

                                            THE PEOPLES HOLDING COMPANY

                                            By: /s/ John W. Smith
                                               ---------------------------------
                                                 John W. Smith, President and
                                                 Chief Executive Officer
                                                 (Principal Executive Officer)


                                            By: /s/ Stuart Johnson
                                               ---------------------------------
                                                 Stuart R. Johnson, Executive
                                                 Vice President and Chief
                                                 Financial Officer
                                                 (Principal Financial Officer)

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of The Peoples Holding Company, a Mississippi corporation ("Peoples Holding"), does hereby name, constitute and appoint John W. Smith and Stuart R. Johnson and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a registration statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933, as amended, of common stock of Peoples Holding to be issued in the merger between Peoples Holding and Inter-City Federal Bank for Savings ("Inter-City") wherein Peoples Holding agrees to exchange shares of its common stock for all the outstanding shares of common stock of Inter-City and merge Inter-City into The Peoples Bank, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto, other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney have been signed below by the following persons in the capacities and on the dates indicated.


Signature                                         Title
---------                                         -----


/s/ John W. Smith
----------------------------------------          President                 Date: 2-15-99
John W. Smith                                     and Director
                                                  (Chief Executive Officer)

/s/ Robert C. Leake
----------------------------------------          Director                  Date: 2-15-99
Robert C. Leake

/s/ William M. Beasley
----------------------------------------          Director                  Date: 2-15-99
William M. Beasley

/s/ George H. Booth, III
----------------------------------------          Director                  Date: 2-15-99
George H. Booth, III


----------------------------------------          Director                  Date:
Frank B. Brooks                                                                  -------


----------------------------------------          Director                  Date:
John M. Creekmore                                                                -------

/s/ Marshall H. Dickerson
----------------------------------------          Director                  Date: 2-15-99
Marshall H. Dickerson


----------------------------------------          Director                  Date:
A. M. Edwards, Jr.                                                               -------



/s/ Eugene B. Gifford, Jr.
----------------------------------------          Director                  Date: 2-15-99
Eugene B. Gifford, Jr.

/s/ C. Larry Michael
----------------------------------------          Director                  Date: 2-15-99
C. Larry Michael

/s/ Jimmy S. Threldkeld
----------------------------------------          Director                  Date: 2-15-99
Jimmy S. Threldkeld

/s/ J. Heywood Washburn
----------------------------------------          Director                  Date: 2-15-99
J. Heywood Washburn


----------------------------------------          Director                  Date:
Robert H. Weaver                                                                 -------


----------------------------------------          Director                  Date:
J. Larry Young                                                                   -------

/s/ Stuart Johnson
----------------------------------------          Executive Vice            Date: 2-15-99
Stuart R. Johnson                                 President and
                                                  Chief Financial
                                                  Officer

                                INDEX TO EXHIBITS

         Exhibit
         Number                    Description of Exhibit
         ------                    ----------------------

           2.1        Agreement and Plan of Merger between The Peoples Holding
                      Company, The Peoples Bank and Inter-City Federal Bank for
                      Savings, dated December 14, 1998 (included as Appendix A to the joint proxy statement/prospectus).

           3.1 Articles of Incorporation of The Peoples Holding Company, as amended.

           3.2        Bylaws of The Peoples Holding Company, as amended.

           4.1 See Exhibits 3.1 and 3.2 for provisions of the Registrant's articles of incorporation and bylaws defining the rights of holders of the Registrant's common stock.

           5.1        Opinion of Gerrish & McCreary, P.C. regarding legality.

           8.1 Opinion of Gerrish & McCreary, P.C. regarding certain tax consequences of the merger.

          21.1        Subsidiaries of The Peoples Holding Company

          23.1        Consent of Ernst & Young, LLP

          23.2        Consent of T. E. Lott & Company

          23.3        Consent of Gerrish & McCreary, P.C. included in Exhibits 5.1 and
                      8.1 above

          24.1        Power of Attorney (contained in the signatures section of the registration statement)

          99.1        Form of Proxy for Inter-City Federal Bank for Savings